Exhibit 2.42

EXECUTION VERSION

Trust Deed constituting HK$12,023,000,000 zero coupon exchangeable bonds due 2032 exchangeable into Shares of Alibaba Health Information Technology Limited (Stock code: 241.HK)

Dated 9 July 2025

ALIBABA GROUP HOLDING LIMITED

as Issuer

and

CITICORP INTERNATIONAL LIMITED

as Trustee

Ref: L-361914

Table of Contents

Contents		Page
1	Interpretation	1
2	Amount of the Bonds and Covenant to Pay	6
3	Form of the Bonds	8
4	Stamp Duties and Taxes	8
5	Covenants relating to Exchange Rights	9
6	Exchange Right and Adjustments to the Exchange Price	10
7	Application of Moneys Received by the Trustee	12
8	Covenants	13
9	Remuneration and Indemnification of the Trustee	18
10	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	20
11	Trustee’s Duty of Care and Liability	31
12	Waiver and Proof of Default	32
13	Trustee not Precluded from Entering into Contracts	32
14	Modification	32
15	Appointment, Retirement and Removal of the Trustee	33
16	Currency Indemnity	34
17	Communications	35
18	Separate Division	36
19	Further Assurance	36
20	Inland Revenue Ordinance	36
21	Partial Invalidity	37
22	Further Issues	37
23	Counterparts	37
24	Governing Law and Jurisdiction	37
Schedule 1 Part A Form of Global Certificate		39
Schedule 1 Part B Form of Certificate		47
Schedule 2 Terms and Conditions of the Bonds		52
Schedule 3 Provisions for Meetings of Bondholders		53
Schedule 4 Form of Compliance Certificate		61
Schedule 5 Form of Certificate of Significant Subsidiaries		63

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i

This Trust Deed is made on 9 July 2025 between:

(1)
ALIBABA GROUP HOLDING LIMITED, an exempted company incorporated in the Cayman Islands with limited liability, as issuer (the “Issuer”); and
(2)
CITICORP INTERNATIONAL LIMITED, as trustee (the “Trustee”, which expression, where the context so admits, includes its successor(s) and any other trustee for the time being of this Trust Deed).

Whereas:

(A)
The Issuer has authorised the issue of HK$12,023,000,000 zero coupon exchangeable bonds due 2032 exchangeable into the Exchange Property, which initially comprises 160,513.6 Shares in respect of each HK$1,000,000 principal amount of Bonds delivered for exchange, to be constituted by this Trust Deed.
(B)
The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
(C)
This Trust Deed is intended to take effect as a deed notwithstanding that the Trustee or any other party hereto may have executed it under hand only.

This Trust Deed witnesses and it is declared as follows:

1.
Interpretation
1.1.
Definitions: The following expressions have the following meanings in this Trust Deed (including the recitals hereto):

“Additional Exchange Property” has the meaning set out in Condition 7(B)(iv);

“Agency Agreement” means the paying, exchange and transfer agency agreement dated 9 July 2025, as amended or supplemented from time to time, between the Issuer, the Trustee, Citibank, N.A., London Branch as principal paying and exchange agent and as transfer agent, Citibank, N.A., London Branch as registrar and the other paying agents, exchange agents and transfer agents appointed therein relating to the Bonds, and includes any other agreements approved in writing by the Trustee appointing Successor Agents or amending, varying, novating or supplementing any such agreements;

“Agents” means the Principal Paying and Exchange Agent, the Registrar, the Transfer Agent and the other paying agents, exchange agents and transfer agents, their Successors or any of them and shall include such other agent or agents as may be appointed from time to time under the Agency Agreement, and references to “Agents” are to them acting solely through their specified offices;

“Applicable Law” means any law or regulation including, but not limited to: (i) any domestic or foreign statute, constitution, rule, judicial interpretation or directive (whether or not having the force of law) or regulation, (ii) any rule, custom or practice and/or the requirements of and any order issued by any Authority, stock exchange, clearing house or central book-entry settlement system, trading registration, central depositary system or self-regulatory organisation by which any party is bound or with which any party is accustomed to comply, (iii) any agreement between two or more Authorities, and (iv) any agreements between any Authority and any party or parties;

“Appointee” has the meaning given to it in Clause 10.22;

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“Authorised Signatory” means, in relation to the Issuer , any Director or any other officer of the Issuer, who has been duly authorised by the Issuer, to sign the certificates and other documents required by or as contemplated in this Trust Deed, the Agency Agreement or in relation to the Bonds on behalf of, and so as to bind, the Issuer and which the Issuer has notified in writing to the Trustee and the Agents as provided in Clause 17.14 of the Agency Agreement;

“Authority” means any government, quasi-government, administrative, competent regulatory, supervisory, prosecuting, Tax or governmental authority or body, court, or tribunal in any jurisdiction;

“Bondholder”, “holder of the Bonds” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of holders of the Bonds (the “Register”) (or, in the case of joint holders, the first named thereof);

“Bonds” means the HK$12,023,000,000 zero coupon exchangeable bonds due 2032 of the Issuer which expression shall include, unless the context requires otherwise, any additional bonds issued in accordance with Condition 18 and consolidated and forming a single series therewith, and, if the context so permits, include the Global Certificate representing the Bonds;

“Cash Alternative Amount” has the meaning set out in Condition 5;

“Cash Settlement Election” has the meaning given to it in Condition 7(B)(vi);

“Certificate” means a certificate representing one or more Bonds and, save as provided in the Conditions, comprising the entire holding by a Bondholder of his Bonds and, save in the case of the Global Certificate, being substantially in the form set out in Part B of Schedule 1;

“Clearstream” means Clearstream Banking S.A.;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Combination Alternative Consideration” has the meaning given to it in Condition 7(B)(vi); “Combination Settlement Election” has the meaning given to it in Condition 7(B)(vi);

“Common Depositary” means, in relation to the Bonds, a depositary common to Euroclear and Clearstream;

“Conditions” means the terms and conditions applicable to the Bonds which shall be substantially in the form set out in Schedule 2, as modified, with respect to any Bonds represented by the Global Certificate, by the provisions of such Global Certificate and shall be endorsed on the relevant Certificate and any reference to a particularly numbered Condition shall be construed accordingly;

“Default” has the meaning given to it in Condition 5;

“Directors” means, in relation to the Issuer, any member of the board of directors of the Issuer from time to time;

“Electronic Consent” has the meaning given to it in Schedule 3; “Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means an event described in Condition 12(A);

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“Exchange Agent” means any person appointed as an exchange agent pursuant to the Agency Agreement, or any Successor Exchange Agent appointed under the Agency Agreement, and includes the Principal Paying and Exchange Agent;

“Exchange Date” has the meaning set out in Condition 7(B)(ii);

“Exchange Expenses” has the meaning given to in Condition 7(B)(iii);

“Exchange Notice” has the meaning given to in Condition 7(B)(i);

“Exchange Period” has the meaning given to in Condition 7(A)(ii);

“Exchange Price” has the meaning given to in Condition 7(A)(i);

“Exchange Property” has the meaning given to in Condition 7(A)(i);

“Exchange Right” has the meaning given to in Condition 7(A)(i);

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“FATCA” means:

(i)
Sections 1471 to 1474 of the Code or any associated regulation, instruction or other official guidance, as amended from time to time;
(ii)
any treaty, law, regulation, instruction or other official guidance enacted or amended in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above of this definition;
(iii)
any agreement pursuant to the implementation of paragraph (i) or (ii) above of this definition with the U.S. Internal Revenue Service, the Government of the United States or any governmental or taxation authority in any other jurisdiction; or
(iv)
any treaty, law, regulation, instruction or other official guidance analogous to paragraph (i) or (ii) of this definition enacted or amended in any other jurisdiction from time to time, and any agreement pursuant to the implementation of any such treaty, law, regulation, instruction or other official guidance with any governmental or taxation authority in any jurisdiction;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Certificate” means a Certificate substantially in the form set out in Part A of Schedule 1 representing Bonds that are registered in the name of a nominee of the Common Depositary and/or any other clearing system;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

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“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Independent Adviser” has the meaning set out in Condition 5;

“Issue Date” means 9 July 2025;

“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“Make-Whole Event” has the meaning set out in Condition 7(D)(i); “Officers’ Certificate” has the meaning set out in Condition 5;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (i) those which have been redeemed in accordance with the Conditions, (ii) those in respect of which the date for redemption has occurred and for which the redemption moneys (including the premium, if any), all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date have been duly paid to the Trustee or to the Principal Paying and Exchange Agent as provided in Clause 2 and remain available for payment in accordance with the Conditions, (iii) those which have become void or in respect of which claims have become prescribed, (iv) those which have been purchased and cancelled as provided in the Conditions, (v) those in respect of which the Exchange Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which an Exchange Date has occurred shall be deemed to remain outstanding until the Exchange Right has been satisfied and discharged even if the holder is removed from the Register during the exchange process), and (vi) the Bonds represented by any Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Bonds or for the Certificates in definitive form pursuant to its provisions, provided that for the purposes of (a) ascertaining the right to attend any meeting of the Bondholders and vote at any meeting of the Bondholders or to participate in any Written Resolution or Electronic Consent, (b) the determination of how many Bonds are outstanding for the purposes of Clause 4, Conditions 12, 14, and 15 and Schedule 3, and (c) the exercise of any right, discretion, power or authority whether contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding; “Paying Agents” means any person appointed as a paying agent pursuant to the Agency Agreement, each acting through its specified office, or any Successor Paying Agent, and includes the Principal Paying and Exchange Agent;

“PRC” means the People’s Republic of China, which, for the purpose of this Trust Deed, excludes Hong Kong, Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“Principal Paying and Exchange Agent” means the institution named as such in the Agency Agreement acting through its specified office, or any Successor Principal Paying and Exchange Agent;

“Registrar” means the institution named as such in the Conditions acting through its specified office, or any Successor Registrar;

“SEC” means the U.S. Securities and Exchange Commission; “Shares” has the meaning given to it in Condition 5;

“Significant Subsidiaries” has the meaning given to it in Condition 5;

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“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office notified to the Trustee pursuant to clause 18.4 of the Agency Agreement and to the Bondholders pursuant to Clause 8.11;

“Subsidiary” has the meaning set out in Condition 5;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the prior written approval of, and on terms (other than in relation to remuneration and reimbursement of expenses) approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 8.11;

“Tax” or “Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature (including withholdings or deductions), and any related liabilities imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), and “Taxation” shall be construed accordingly;

“this Trust Deed” means this Trust Deed (as from time to time amended, varied, novated and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so amended, varied, novated and/or supplemented in accordance with this Trust Deed) and expressed to be supplemental to this Trust Deed;

“Transfer Agents” means any person or persons appointed as such from time to time under the Agency Agreement, or any Successor Transfer Agent;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable laws relating to trustees;

“United States” means the United States of America; and “Written Resolution” has the meaning given to it in Schedule 3.

1.2.
Construction of Certain References: References to:
1.2.1.
the records of Euroclear and Clearstream shall be to the records that each of Euroclear and Clearstream holds for its customers which reflect the amount of such customers’ interests in the Bonds;
1.2.2.
costs, fees, charges, remuneration or expenses include any withholding, value added, turnover or similar Tax charged in respect thereof;
1.2.3.
unless the context requires, words used in the singular include the plural and words used in the plural include the singular;
1.2.4.
“Hong Kong dollars” and “HK$” are to the lawful currency for the time being of Hong Kong;
1.2.5.
“Hong Kong cent” are to the lawful currency for the time being of Hong Kong; and
1.2.6.
an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England and Hong Kong as shall most nearly approximate thereto.
1.3.
Headings: Headings shall be ignored in construing this Trust Deed.

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1.4.
Schedules: The Schedules are part of this Trust Deed and have effect accordingly.
1.5.
Clauses: References in this Trust Deed to Clauses are to clauses in this Trust Deed unless otherwise stated.
1.6.
Alternative Clearing System: References in this Trust Deed to Euroclear and Clearstream shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system (an “Alternative Clearing System”) selected by the Issuer and approved in writing by the Trustee, the Principal Paying and Exchange Agent and the Registrar.
1.7.
The Conditions: In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.
1.8.
Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms but this shall not affect any right or remedy which exists or is available apart from such Act. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.
1.9.
Amended Documents: Save where the contrary is indicated, any reference in this Trust Deed (including the recitals hereto) to this Trust Deed or any other agreement or document shall be construed as a reference to this Trust Deed or such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.
1.10.
Legislation: All references in this Trust Deed to a statute or statutory provision are to that statute or provision as from time to time amended, modified, re-enacted or consolidated whether before or after the date of this Trust Deed.
2.
Amount of the Bonds and Covenant to Pay
2.1.
Amount of the Bonds: Subject as provided in Condition 18 and Clause 22, the aggregate principal amount of the Bonds is limited to HK$12,023,000,000.
2.2.
Covenant to Pay: The Issuer will, on any date when any Bonds become due to be redeemed or any amount in respect of the Bonds or any of them becomes payable in accordance with this Trust Deed and/or the Conditions, unconditionally pay to or cause to be paid to or to the order of the Trustee in Hong Kong dollars in immediately available funds the principal amount of the Bonds becoming due for redemption on that date or such other amount as may be payable in respect of the Bonds together with any applicable premium and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay to or to the order of the Trustee interest (if any) on the principal amount of the Bonds outstanding as set out in the Conditions and/or if such sums are required to be paid (whether or not the Bonds are being redeemed), provided that:
2.2.1.
subject to the provisions of Clause 2.4, payment of any sum due in respect of the Bonds made to the Principal Paying and Exchange Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

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2.2.2.
a payment made after the due date or pursuant to Condition 12 will be deemed to have been made when the full amount due in immediately available and cleared funds (including without limitation, any default interest accrued) has been received by the Principal Paying and Exchange Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 8.9), except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions.

The Trustee will hold the benefit of this covenant on trust for itself and the Bondholders.

2.3.
Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds or any transfer or delivery of Exchange Property to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.4) to that extent be a good and complete discharge to the Issuer or the Trustee, as the case may be.
2.4.
Payment after a Default: At any time after an Event of Default or a Default has occurred, the Trustee may:
2.4.1.
by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by Applicable Law:
(i)
to act as agents of the Trustee under this Trust Deed and the Bonds, on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for such purpose) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or
(ii)
to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently, provided that this Clause 2.4.1(ii) shall not apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation to which it is subject; and
2.4.2.
by notice in writing to the Issuer, require them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying and Exchange Agent with effect from the date of issue of any such notice to the Issuer, and from then until such notice is withdrawn, Clause 2.2.1 above shall cease to have effect.
2.5.
Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with this Clause 2) in respect of any sum payable by the Issuer under this Trust Deed or the Bonds may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

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3.
Form of the Bonds
3.1.
The Global Certificate: The Bonds will initially be represented by the Global Certificate in registered form in the aggregate principal amount of HK$12,023,000,000 which shall be deposited with the Common Depositary. The Global Certificate shall be registered in the name of a nominee of the Common Depositary. The Global Certificate will be exchangeable for Certificates in definitive form only as set out in the Global Certificate.
3.2.
Form of Certificates: The Certificates in definitive form, if issued, will be printed in accordance with the requirements of the applicable stock exchange where the Bonds are listed and will be substantially in the form set out in Part B of Schedule 1 and endorsed with the Conditions.
3.3.
Signing of Certificates: The Global Certificate and any other Certificates shall be signed manually on behalf of the Issuer by any Authorised Signatory of the Issuer duly authorised for the purpose and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of a person who at the date of signing of the relevant Certificate is such an Authorised Signatory of the Issuer even if at the time of issue of such Certificate he is no longer so authorised. Bonds represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer.
3.4.
Entitlement to Treat Holder as Owner: The holder of any Bond will, except as ordered by a court of competent jurisdiction or as otherwise required by law, be treated as the absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in or any writing (other than the endorsed form of transfer) on, or the theft or loss of, the Certificate issued in respect of it), and none of the Issuer, the Trustee or any Agent thereof shall be affected by notice to the contrary and no person shall be liable for so treating the holder.
4.
Stamp Duties and Taxes
4.1.
Stamp Duties: The Issuer will pay any stamp, issue, registration, documentary, transfer or other similar Taxes, payable in the Cayman Islands, the PRC, Hong Kong, the United Kingdom, Belgium, Luxembourg and any other relevant jurisdiction in respect of the creation, issue and offering of the Bonds and the execution, delivery, performance and/or enforcement of this Trust Deed and the Agency Agreement, the deposit of Certificates for the exchange of Bonds and/or the delivery of the Exchange Property following such deposit, except for the Taxes required to be paid by Bondholders under Condition 7(B)(iii). The Trustee (i) shall not be under any obligation to determine whether the Issuer or any Bondholder is liable to pay any Taxes; (ii) shall not be liable to pay any Taxes payable in any jurisdiction for which the Issuer or any Bondholder is responsible; (iii) shall not be concerned with, or obliged or required to enquire into, the sufficiency of any amount paid by the Issuer, or any Bondholder for this purpose; and (iv) shall not be liable for any losses as a result of any non-payment by the Issuer or any Bondholder. The Issuer will indemnify the Trustee and the Bondholders on demand, on an after tax basis, from and against all stamp, issue, registration, documentary, transfer or other Taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders to enforce the respective obligations of the Issuer under this Trust Deed, the Agency Agreement, and/or the Bonds. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee and/or the Bonds no longer being outstanding and/or the termination or expiry of this Trust Deed.

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4.2.
Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the PRC and the Cayman Islands or, in each case, any political subdivision or any Authority thereof or therein having the power to tax, then the Issuer will notify the Trustee in writing as soon as practicable after it becomes aware and give the Trustee an undertaking in form and substance satisfactory to the Trustee in terms corresponding to the terms of Condition 11 with the substitution for, or, as the case may require, the addition to, the references in that Condition to the PRC or the Cayman Islands of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, this Trust Deed and the Bonds will be read accordingly.
5.
Covenants relating to Exchange Rights
5.1.
Whilst any Bond remains outstanding, the Issuer undertakes to and covenants with the Trustee that it will observe all its obligations under the Conditions and this Trust Deed with respect to Exchange Rights and in addition, the Issuer shall:
5.1.1.
Delivery of Exchange Property, Payment of Cash Alternative Amount and Combination Alternative Consideration: comply with its obligations to deliver Exchange Property and, if it has made a Cash Settlement Election or Combination Settlement Election, comply with its obligations to pay the Cash Alternative Amount or Combination Alternative Consideration, as the case may be, in each case in accordance with the instructions set out in any Exchange Notice on an exercise of Exchange Rights, in accordance with this Trust Deed, the Conditions and the Agency Agreement;
5.1.2.
Record of Exchange Property: at all times maintain a record clearly identifying the composition of the Exchange Property and allow the Trustee and any person appointed by it free access to such record at all reasonable times during normal business hours after receiving the Trustee’s prior written request;
5.1.3.
Changes to the Exchange Price: on each occasion that the Exchange Price falls to be adjusted in accordance with the Conditions or this Trust Deed and at any other time at the request of the Trustee, forthwith determine (or cause to be determined) the Exchange Price and, as soon as reasonably practicable thereafter, notify the Trustee, the Agents and the Bondholders in accordance with this Trust Deed and the Conditions of any change or adjustment in the Exchange Price, including, but not limited to, the circumstances requiring such change or adjustment, details of the Exchange Price and Exchange Property, as the case may be, which, following such change or adjustment, the holder of a Bond will be entitled to receive upon exercise of Exchange Rights, and the date from which it shall become, or became, effective and such other or further information as the Trustee may from time to time request;
5.1.4.
Delivery Unlawful: at any time where it would be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation or any applicable jurisdiction to transfer or deliver any Exchange Property, certify the same in writing to the Trustee; and

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5.1.5.
Notification of Satisfaction of Exchange Rights: notify or procure notification to the Trustee in writing as soon as reasonably practicable that any Exchange Right has been duly exercised and of the principal amount of the Bonds in respect of which such Exchange Right has been duly exercised and discharged.
6.
Exchange Right and Adjustments to the Exchange Price
6.1.
Rights of Exchange: Subject to the right of the Issuer to make a Cash Settlement Election or Combination Settlement Election, the holder of each Bond shall have the right to exchange all or any of its Bonds for a pro rata share of the Exchange Property as at the relevant Exchange Date at any time during the Exchange Period as provided in the Conditions. Delivery of the pro rata share of the Exchange Property (or where a Cash Settlement Election or Combination Settlement Election is made, delivery of the relevant consideration as set forth in Clause 6.11 and the Conditions) upon an exercise of Exchange Rights with respect to a Bond and performance by the Issuer of its obligations in respect of such exchange shall satisfy and constitute a discharge of the Issuer’s obligations in respect of such Bond. From the Exchange Date up to the Settlement Date, the Issuer’s obligations relating to such Bond shall be limited to the Exchange Right in relation to that Bond, except as provided in the Conditions.
6.2.
Adjustment to Exchange Price and Exchange Property: The Exchange Price and Exchange Property shall be subject to adjustment in certain events occurring after the Issue Date as set out in Condition 7(C) and Condition 7(D).
6.3.
More than One Event in Quick Succession: Where more than one event which gives or may give rise to an adjustment to the Exchange Price occurs within such a short period of time that in the opinion of an Independent Adviser, the provisions in Condition 7(C) would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of such provisions as may be advised by such Independent Adviser to be in its opinion appropriate for that purpose to give such intended result.
6.4.
No increase in Exchange Price: No adjustment involving an increase in the Exchange Price will be made, except in the case of a consolidation, subdivision or re-classification of the Shares as referred to in Condition 7(C)(i). The Issuer may at any time and for a specified period of time only, following notice being given to the Trustee and the Principal Agent in writing and to the Bondholders in accordance with Condition 17, reduce the Exchange Price in accordance with the Conditions.
6.5.
Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Exchange Price, a certificate of an Independent Adviser selected by the Issuer and notified in writing to the Trustee shall be conclusive and binding on all concerned save in the case of manifest error. None of the Trustee and the Agent shall be under any duty or obligation to monitor, and none of them will be responsible or liable to any Bondholder or any other person for not so monitoring, whether any event or circumstance which gives rise or may give rise to an adjustment to the Exchange Property has happened or exists as described in the Conditions and, unless it has express notice in writing from the Issuer to the contrary, may assume that no such event or circumstance has happened or does exist and shall not be liable to any Bondholder or any other person for so doing.

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6.6.
Rounding and Minor Adjustments: On any adjustment, the relevant resultant Exchange Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest one Hong Kong cent. No adjustment shall be made to the Exchange Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Exchange Price then in effect. Any adjustment not required to be made as a result of this Clause 6.6 and/or any amount by which the Exchange Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment.
6.7.
Where Adjustment to Exchange Price is Required: If the event referred to in the notice required pursuant to Clause 6.8 would result in an adjustment to the Exchange Price, such notice shall also state the Exchange Price in effect at the time such notice is required to be given and the Exchange Price which will result after giving effect to such event or, if such adjusted Exchange Price is not then determinable, the fact that an adjustment in the Exchange Price may result. If, after giving effect to the event covered by any such notice and to any adjustment in the Exchange Price, the Shares could not or might not, under applicable law then in effect, be legally transferred on exchange of Bonds as fully-paid, such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.
6.8.
Notice of Adjustment: If, while any Exchange Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Exchange Price, the Issuer shall (i) as soon as reasonably practicable notify the Trustee, the Paying Agents and the Exchange Agents in writing of particulars of the event giving rise to the adjustment, the Exchange Price before and after the adjustment, the date on which the adjustment takes effect and such other relevant information as the Trustee may require and (ii) as soon as reasonably practicable after the adjustment takes effect, give notice to the Bondholders stating that the Exchange Price has been adjusted and setting out the event giving rise to the adjustment, the Exchange Price in effect before the adjustment, the adjusted Exchange Price and the effective date of the adjustment. However, a notice pursuant to another provision of this Clause 6 correctly stating any information required to be given pursuant to this Clause 6.8 shall, as to such information, satisfy the requirements of this Clause 6.8.
6.9.
Notification of Closure Periods: The Issuer shall give written notice to the Trustee, the Paying Agents and the Exchange Agents as soon as reasonably practicable upon becoming aware of (i) any days during the Exchange Period on which Alibaba Health’s register of shareholders is to be closed by reason of law or regulation applicable in Hong Kong or the articles of association of Alibaba Health or the Listing Rules or for the purpose of establishing any dividend or other rights attaching to the Shares, and (ii) any other day during the Exchange Period on which it is aware that Alibaba Health’s register of shareholders is to be closed. The notice shall state the reason for such closure and the expected date when the register will be re-opened.
6.10.
Notice of the End of the Exchange Period: The Issuer must give Bondholders, the Trustee, each Paying Agent and each Exchange Agent not less than 30 days nor more than 60 days’ notice in writing prior to the end of the Exchange Period reminding them of the Exchange Right and the Exchange Property then in effect.

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6.11.
Cash Settlement Election; Combination Settlement Election: The Issuer is entitled to specify, in accordance with Condition 7(B)(vi), that it will, on exercise of an Exchange Right, deliver the Cash Alternative Amount in order to satisfy such Exchange Right in full or in part (in which case the other part shall be satisfied by the delivery of Exchange Property) to the relevant Bondholder determined in accordance with the Conditions or a Combination Settlement Election, to pay or deliver, as applicable to the relevant Bondholder in respect of each HK$1,000,000 being exchanged, the Combination Alternative Consideration, together with any other amounts payable by the Issuer to such Bondholder pursuant to these Conditions in respect of, or relating to, the relevant exercise of Exchange Rights, in order to satisfy the Exchange Right.
6.12.
Payment of Stamp Duty and Other Expenses: A Bondholder exercising Exchange Rights must pay directly to the relevant authorities any taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising in any jurisdiction not mentioned in the first paragraph of Condition 7(B)(iii) on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights. Neither the Trustee nor the Agents shall be responsible for determining whether any Exchange Expenses or any other taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) are payable by the Issuer, any Bondholder, or any other person or the amount thereof, or for paying the same, and none of them shall be responsible or liable for any failure by the Issuer, any Bondholder or any other person to pay such Exchange Expenses or taxes and capital, stamp, issue, registration, documentary, transfer, duties or amounts (including penalties). If the Issuer shall fail to pay any Exchange Expenses for which it is responsible as provided in the Conditions, the relevant Bondholder shall be entitled to tender and pay the same and the Issuer, as a separate and independent stipulation, covenants to reimburse each such Bondholder directly in respect of the payment of such Exchange Expenses and any penalties payable in respect thereof.
7.
Application of Moneys Received by the Trustee
7.1.
Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed and the Conditions will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 7.2):
7.1.1.
first, in payment or satisfaction of all fees, all costs, charges and expenses properly incurred and all liabilities incurred by or payable to the Trustee and each Agents (including without limitation remuneration payable to the Trustee and the Agents) and indemnity payments and any other amounts owing to the Trustee and the Agents in carrying out their respective functions and duties and/or exercising their respective rights, powers and/or discretions under and in accordance with this Trust Deed, the Bonds and/or the Agency Agreement (which for the avoidance of doubt includes the fees, costs, charges, expenses and liabilities of any Appointee appointed by the Trustee hereunder and the Agents for so long as they are acting as agents of the Trustee);
7.1.2.
secondly, in payment of any amounts (including principal, premium (if any), interest and default interest (if any)) owing in respect of the Bonds pari passu and rateably; and

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7.1.3.
lastly, in payment of any balance (if any) to the Issuer for itself.

The Trustee shall not be obliged to pay any money as contemplated by this Clause 7.1 or to pay any other amounts in respect of the Bonds until such time as such moneys or amounts have been actually received by the Trustee in cleared and immediately available funds.

If the Trustee holds any moneys in respect of Bonds that have become void, the Trustee shall hold them on these trusts.

7.2.
Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 7.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its sole discretion, but shall be under no obligation to, place such moneys on deposit into an account (which may be interest bearing or non-interest bearing) (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or exercise any other form of investment discretion with respect to such deposits, and it is acknowledged that an interest bearing account may result in negative interest rates applying) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transactions relating to the Bonds and not for purposes of generating income. The Trustee may at its sole discretion retain such moneys and accumulate the resulting income until the moneys and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such moneys, accumulations and funds (after deduction of, or provision for, any applicable Taxes) shall be applied as specified in Clause 7.1. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such deposits or convert any moneys so deposited into any other currency where such variation, transposition or conversion is required in order to carry out the Trustee’s obligations under this Trust Deed. The Trustee will not be responsible or liable for any resulting loss, whether by depreciation in value, changes in exchange rates, interest rates or otherwise and shall not be liable for obtaining a return thereon which is less than the return which may have been obtained if the relevant deposit was made in another form and/or with another institution.
8.
Covenants

So long as any Bond remains outstanding, the Issuer will:

8.1.
Books of Account: keep proper books of account and, at any time after an Event of Default or a Default has occurred or if the Trustee believes or is notified that such an event has occurred or is about to occur, or at any other time on request from the Trustee following a request from a Bondholder, so far as permitted by applicable law, allow the Trustee and anyone appointed by it, access to the books of account of the Issuer at all reasonable times during usual business hours;
8.2.
Notice of Events of Default or Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Default without waiting for the Trustee to take any further action;
8.3.
Information: so far as permitted by Applicable Law, give or procure to be given to the Trustee such information, opinions, certificates and evidence as it reasonably requires and in such form as it shall reasonably require or consider necessary (including without limitation the procurement by the

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Issuer of all such certificates called for by the Trustee pursuant to Clause 10.6) to perform its functions and/or obligations and/or exercise its rights, trusts, powers, authorities and discretions as Trustee under this Trust Deed, the Agency Agreement and the Bonds or by operation of law; provided, however that, the information filed or furnished by the Issuer to the SEC’s EDGAR system (or any successor electronic filing system) or published by the Issuer on the website of the Hong Kong Stock Exchange may be provided by notifying a link thereto to the Trustee for purposes of this Clause 8.3; provided, further, that the Issuer shall not be required to provide any information, opinions, certificates or evidence pursuant to this Clause 8.3 to the extent that: (i) any such information, opinions, certificates or evidence is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality;
8.4.
Provision of Financial Statements and Reports: so long as any of the Bonds remain outstanding, file with the Trustee and furnish to the Bondholders (A) as soon as they are available but in any event within four months after the end of each fiscal year of the Issuer, copies of its financial statements (on a consolidated basis and in the English language) in respect of such financial year (including a statement of income, balance sheet and cash flow statement), together with notes thereto, prepared in accordance with generally accepted accounting principles and audited by an internationally recognised firm of independent accountants of good repute; and (B) as soon as they are available but in any event within three months after the end of the second financial quarter of the Issuer, copies of its unaudited financial statement (on a consolidated basis and in the English language) in respect of such semi-annual period (including a statement of income, balance sheet and cash flow statement), together with notes thereto, prepared on a basis consistent with the audited financial statements of the Issuer; provided, however that, financial statements and reports filed or furnished by the Issuer to the SEC’s EDGAR system (or any successor electronic filing system) or published by the Issuer on the website of the Hong Kong Stock Exchange shall be deemed to be filed with the Trustee and furnished to the Bondholders for purposes of this Clause 8.4;
8.5.
Compliance Certificate: deliver to the Trustee (A) within 14 days following a request by the Trustee and (B) within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on 31 March 2026) an Officers’ Certificate substantially in the form set out in Schedule 4 stating that a review has been conducted of the Issuer’s activities under the Bonds and the Trust Deed and the Issuer has fulfilled its obligations hereunder, and whether the Authorised Signatory thereof have knowledge of any Default by the Issuer that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof. In addition, the Issuer shall deliver to the Trustee, as soon as reasonably practicable, and in any event within 30 days, after the Issuer becomes aware of the occurrence of any Default if such Default is then continuing, an Officers’ Certificate setting forth the details of such Default, its status and the action that the Issuer is taking or proposing to take in respect thereof. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received written notice from the Bondholders of at least 25% in aggregate principal amount of the Bonds then outstanding regarding such an occurrence and such notice references the Bonds, the Trust Deed and the Issuer, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred;

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The Trustee shall be entitled to rely conclusively upon the certificates mentioned above in this Clause 8.5 and shall not be liable to any Bondholder or any other person for such reliance;

8.6.
Notices to Bondholders: send to the Trustee at least five business days (or such shorter period as may be agreed by the Trustee) prior to the proposed date of publication, a copy of the form of each notice (which shall in each case be in English) to be given to Bondholders for the Trustee’s approval and, once given, an electronic copy of any such notice (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA). The failure by the Trustee to provide its approval shall not preclude the Issuer from giving any notice required by the Conditions, applicable law or regulation or applicable listing requirements. For the avoidance of doubt, the Trustee shall not be concerned with, nor shall it be obliged or required to enquire into, the sufficiency or accuracy of the contents of such notices and shall not be liable to the Issuer, the Bondholders or any other person for any such approval by the Trustee or for the content of any such notice;
8.7.
Further Acts: so far as permitted by Applicable Law, execute all such further documents and do all such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed, the Agency Agreement and the Bonds;
8.8.
Notice of Non-Payment: use all reasonable endeavours to procure that the Principal Paying and Exchange Agent notifies the Trustee in the event that it does not, on or before the due date for payment in respect of the Bonds or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Bonds, unless the Principal Paying and Exchange Agent is satisfied in its absolute discretion that it will receive such amount;
8.9.
Notice of Late Payment: forthwith (unless the Trustee otherwise permits), give notice to the Bondholders of any unconditional payment to the Principal Paying and Exchange Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;
8.10.
Listing: use its reasonable endeavours to effect a listing of the Bonds on the Vienna MTF within 60 days after the Issue Date and to maintain such listing of the Bonds thereafter so long as any Bond remains outstanding. If the Issuer is unable to effect such listing or maintain such listing or the maintenance of such listing is, in the opinion of the Issuer, unduly onerous or burdensome, the Issuer undertakes to promptly use its reasonable endeavours to obtain and maintain a listing and/or admission to trading of the Bonds on such other internationally recognised stock exchange upon which debt securities such as the Bonds are customarily listed and/or admitted to trading as the Issuer may from time to time determine, and the Issuer will forthwith give notice to the Bondholders in accordance with Condition 17, with a copy to the Trustee, of the listing or de-listing and/or admission of the Bonds by any of such stock exchanges;
8.11.
Change in Agents: give at least 14 days’ prior notice to the Bondholders in accordance with Condition 17 of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee’s prior written approval. The Issuer shall at all times maintain the Agents as provided in Condition 19;
8.12.
Provision of Legal Opinions: unless otherwise agreed in writing by the Trustee, prior to making any modification or amendment or supplement to any of this Trust Deed, the Agency Agreement, the Bonds and the Conditions, procure the delivery of legal opinions related to such modification or amendment or supplement addressed to the Trustee dated the date of such modification or

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amendment or supplement, as the case may be, in form and substance reasonably satisfactory to the Trustee from legal advisers (i) acting as counsel to the Issuer as to the laws of England and Hong Kong and (ii) acceptable to the Trustee as to the laws of England and Hong Kong;
8.13.
Early Redemption: give prior notice in writing to the Trustee, the Principal Paying and Exchange Agent and the Bondholders of any proposed early redemption in accordance with Condition 10(B)(i) or 10(B)(ii) (as the case may be). The Trustee or the Agents shall not be responsible for determining or verifying whether a Bond is to be accepted for redemption under Condition 10(B)(i) or 10(B)(ii) and will not be responsible to Bondholders or any other person for any loss arising from any failure by it to do so;
8.14.
Bonds Held by Issuer etc.: send to the Trustee as soon as practicable (and in any event no later than 14 days) after being so requested in writing by the Trustee a certificate of the Issuer, signed by an Authorised Signatory of the Issuer, stating the number of Bonds which are beneficially held by or on behalf of any of the Issuer and any of their Subsidiaries at the date of such certificate;
8.15.
Significant Subsidiaries: within 14 days of a written request by the Trustee, provide a certificate in English substantially in the form set out in Schedule 5 signed by an Authorised Signatory of the Issuer, which sets out a list of Significant Subsidiaries as at the last day of the most recent fiscal year of the Issuer; provided, however that no such certificate shall be required if the Issuer has disclosed a list of Significant Subsidiaries in its annual report (or in an exhibit thereto) for the most recent fiscal year filed or furnished by the Issuer to the SEC’s EDGAR system (or any successor electronic filing system) or published by the Issuer on the website of the Hong Kong Stock Exchange. Such certificate of the Issuer or such SEC filings or Hong Kong Stock Exchange publications, as applicable, as to whether or not a Subsidiary is a Significant Subsidiary shall be conclusive and binding on all parties in the absence of manifest error;
8.16.
Information Material to Holders of the Bonds: send to the Trustee copies or translations, in each case in English, of all notices, statements, circulars and documents which are issued to the respective shareholders and creditors generally of the Issuer as soon as practicable (but not later than 30 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy any request from the holders of the Bonds from time to time; provided, however that, information filed or furnished by the Issuer to the SEC’s EDGAR system (or any successor electronic filing system) or published by the Issuer on the website of the Hong Kong Stock Exchange shall not be subject to this Clause 8.16, provided further that, the Trustee shall not be held responsible for monitoring filing on such system or website nor be deemed to have a notice thereof;
8.17.
Notification of Relevant Events: notify the Trustee and the Principal Agent in writing and the Bondholders in accordance with Conditions 10(E) and 17 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event;
8.18.
Cancellation of Bonds: notify the Trustee and procure a certificate detailing all Bonds redeemed, exchanged, or purchased by the Issuer or any of its Subsidiaries. The Trustee shall be entitled to rely on such certificate as conclusive evidence of repayment or discharge of the Bonds;
8.19.
Authorised Signatories: upon the request of the Trustee deliver to the Trustee (with a copy to the Agents) a list of the Authorised Signatories who will sign documents on behalf of the Issuer, together with certified specimen signatures of the same, and shall notify the Trustee forthwith in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised (and, in the case of any additional person, shall provide a specimen signature of each

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such additional person so authorised). Unless and until notified of any such change, the Trustee may conclusively rely without liability to any person on the certificate(s) most recently delivered to it and all instructions, certificates, notices and other communications given in accordance with such certificate(s) shall be binding on the Issuer;
8.20.
Amendment of Regulations: seek prior written approval of the Trustee and the Registrar for any change in the regulations concerning transfer of the Bonds and entries on the register of Bondholders as scheduled to the Agency Agreement;
8.21.
Filing, Registration and Reporting: duly and punctually comply with or procure that there is compliance with all filing, registration, reporting and similar requirements required in accordance with Applicable Law from time to time relating in any manner whatsoever to this Trust Deed, the Agency Agreement and the Bonds;
8.22.
Register: deliver or procure delivery to the Trustee of an up-to-date copy of the register of Bondholders in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may require;
8.23.
Consents, Approvals and Authorisations: obtain, comply with and do all that is necessary to maintain in full force and effect any governmental or regulatory or other consent, approval, authorisation, resolution, licence, exemption, filing, licence, order, recording or registration (i) to enable the Issuer to lawfully enter into, exercise its rights and perform and comply with its obligations under the Bonds and this Trust Deed as and when required, (ii) to ensure that such obligations are legally binding and enforceable and (iii) to make the Bonds, this Trust Deed, the Agency Agreement admissible in evidence in the courts of Hong Kong;
8.24.
Compliance: comply with and perform and observe all the provisions of this Trust Deed, the Agency Agreement, the Bonds and the Conditions relating to any Bonds which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds;
8.25.
Appointment of Agents: not exercise any right to terminate the appointment of any Agent without the prior written consent of the Trustee provided that this Clause 8.25 shall not apply to any termination of the appointment of an Agent which, pursuant to the terms of the Agency Agreement occurs automatically or without the Issuer giving a notice of termination;
8.26.
Information Collection and Sharing: within ten business days of any written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Bonds as the Trustee reasonably requests for the purposes of the Trustee’s compliance with Applicable Law and shall notify the Trustee as soon as reasonably practicable after it becomes aware that any of the forms, documentation or other information provided by the Issuer is (or becomes) inaccurate in any material respect (for the avoidance of doubt, the Issuer shall not be obligated to update such forms, documentation or other information); provided, however, that the Issuer shall not be required to provide any forms, documentation or other information pursuant to this Clause 8.26 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts;

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or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality;
8.27.
Modification of Bonds: not propose or agree to any material modification of the Bonds that would result in FATCA Withholding in respect thereof or otherwise affect the treatment of the Bonds for FATCA purposes unless provision satisfactory to the Trustee and the Agents is made to deal with any resulting consequences under FATCA;
8.28.
Notice of Possible Withholding: notify the Trustee in the event that it determines that any payment to be made by the Trustee under the Bonds is a payment which could be subject to any deduction or withholding for or on account of any Tax, including without limitation under FATCA, if such payment were made to a recipient that is generally unable to receive payments free from any deduction or withholding for or on account of any Tax, including without limitation under FATCA, and the extent to which the relevant payment is so treated, provided, however, that the obligation of the Issuer under this Clause 8.28 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Bonds, or both; and
8.29.
Obligations of Agents: observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement and notify the Trustee immediately in writing if it becomes aware of any material breach of such obligations, or material failure by an Agent to comply with such obligations, in relation to the Bonds.
9.
Remuneration and Indemnification of the Trustee
9.1.
Normal Remuneration: So long as any Bond is outstanding, the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as the Issuer and the Trustee may from time to time agree in writing. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of the Exchange Property on exchange of a Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder or the Trustee is duly made.
9.2.
Extra Remuneration: If an Event of Default or Default shall have occurred or is about to occur or if the Trustee believes or is notified that such an event has occurred or is about to occur, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, in the event of any proposed amendment, consent or waiver or if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which in the opinion of the Trustee are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Agency Agreement, the Bonds, and/or the Conditions, including, without limitation in the event of any proposed amendment, waiver or consent, the Issuer, will pay such additional remuneration as the Trustee and the Issuer may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this sentence of Clause 9.2 (or as to such sums referred to in Clause 9.1), as determined by a financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s or such

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person’s fee will be borne by the Issuer. The determination of such financial institution or person will be conclusive and binding on the Issuer, the Trustee and the Bondholders.
9.3.
Expenses: The Issuer will on demand by the Trustee pay or discharge all fees, all costs, charges and expenses properly incurred and all liabilities incurred by the Trustee in the preparation and execution of this Trust Deed, the Agency Agreement, the Conditions and the Bonds and the performance of its functions and duties and/or the exercise of its rights, powers and/or discretions under this Trust Deed, the Agency Agreement, the Conditions and the Bonds including, but not limited to, expenses properly incurred in seeking legal, financial, accounting or other advice or information in the discharge of its functions and duties and/or exercise any of its rights, powers and/or discretions as aforesaid, travelling expenses, translation costs, any amounts incurred in relation to or as a result of the appointment or engagement of any Appointee and any stamp, documentary or other Taxes paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed, the Agency Agreement, the Conditions or the Bonds, together in each case with any applicable value added tax, sales, stamp, issue, registration, documentary or other Taxes, provided, however, that the Issuer shall not be liable for any amounts caused by the Trustee’s own fraud, wilful default or gross negligence as determined by a court of competent jurisdiction. Such fees, costs, charges, liabilities and expenses will:
9.3.1.
in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate equal to two per cent. per annum above the Trustee’s cost of funds on the date on which the Trustee made such payments, as notified by the Trustee; and
9.3.2.
in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.
9.4.
Indemnity: The Issuer hereby unconditionally and irrevocably covenant and undertake, on demand, to indemnify and hold harmless the Trustee, its directors, officers, employees and Appointees (each an “indemnified party”) in full at all times on an after tax basis against all fees, all costs, expenses and disbursements (including without limitation the costs and expenses of legal advisers and other experts) properly incurred and all losses, liabilities, actions, proceedings, claims, demands, penalties, damages and other liabilities whatsoever, which may be suffered or brought against or may be incurred by such indemnified party (all such fees, costs, expenses, disbursements, losses, liabilities, actions, proceedings, claims, demands, penalties, damages and other liabilities whatsoever, collectively “Losses”) as a result of or in connection with (i) their appointment or involvement hereunder or the exercise or non-exercise of any of their rights, powers, discretions, functions or duties hereunder or under the Agency Agreement, the Conditions or the Bonds or the taking of any acts in accordance with the terms of this Trust Deed, the Agency Agreement, the Conditions, the Bonds or its usual practice; or (ii) this Trust Deed, the Agency Agreement, the Bonds and the Conditions, or (iii) any instruction, notice, certificate, communication, direction or other document upon which the Trustee may rely under or in connection with this Trust Deed, the Agency Agreement, the Conditions and/or the Bonds as well as the costs and expenses properly incurred by an indemnified party in defending itself against or investigating any claim or liability in respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arise directly from the

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fraud, wilful default or gross negligence of such indemnified party. Any indemnified party may enforce the provisions of this Clause 9.4 in accordance with the Contracts (Rights of Third Parties) Act 1999.
9.5.
Taxes: The Issuer hereby further undertakes to the Trustee that all monies payable by it to the Trustee or any indemnified party under this Clause 9, Clause 4.1 and Clause 16 shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any present or future Taxes of whatever nature imposed, levied, collected, withheld or assessed by or in any jurisdiction or any political subdivision thereof or by an Authority thereof or therein having power to tax unless compelled by law, in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee or such other indemnified party of the amounts which would otherwise have been payable by it to the Trustee or such indemnified party under this Clause 9, Clause 4.1 and Clause 16 in the absence of any such set-off, counterclaim, deduction or withholding; provided, however, that no such additional amounts shall be paid on account of (i) any Taxes imposed by reason of any present or former connection between the recipient and the applicable taxing jurisdiction or any political subdivision or Authority thereof or therein having power to tax other than a connection arising solely from the transactions contemplated hereby or (ii) any Taxes imposed as a result of a failure of the recipient to provide any form, certificate, document, or other information (to the extent such person is legally eligible to do so) that would have reduced or eliminated such Taxes. Any indemnified party may enforce the provisions of this Clause 9.5 in accordance with the Contracts (Rights of Third Parties) Act 1999.
9.6.
Interest: All remuneration payable to the Trustee that is not paid on the due date thereof shall carry interest from such due date at the rate which is of two per cent. per annum over the Trustee’s cost of funds prevailing at the due date of such payment, as notified by the Trustee, until the date of payment of such remuneration in full.
9.7.
Continuing Effect: Clauses 9.3, 9.4, 9.5 and 9.6 shall continue in full force and effect as regards the Trustee even if it no longer is the Trustee and/or the Bonds are no longer outstanding and/or this Trust Deed has been terminated or expired.
10.
Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 and subject to Clause 11, it is expressly declared as follows:

10.1.
Advice: The Trustee may engage and consult with any legal adviser, expert or other professional adviser (including without limitation any lawyer, valuer, accountant, surveyor, banker, broker, rating agency, auctioneer, the auditors, investment bank or financial consultant) selected by it, and may act in reliance on the opinion or advice of, or any report, confirmation, certificate or information obtained from, any such adviser; provided, that such engagement shall be at the expense of the Issuer if (i) the Trustee has provided written notice to, and obtained prior consent (which shall not be unreasonably withheld) from, the Issuer, (ii) such person to be engaged is within Citi Group, or (iii) an Event of Default or a Default has occurred (whether or not the prior written notice to the Issuer is given, and whether or not prior consent from the Issuer is obtained). The Trustee and each of its directors, officers, employees and Appointees will not be responsible or liable to Bondholders, the Issuer or any other person for any loss occasioned by any action taken, or omitted to be done or suffered to be taken, in accordance with such opinion, advice, report, confirmation, certificate or information, whether such opinion, advice, report, confirmation, certificate or

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information is obtained by or addressed to the Issuer, the Trustee or any other person and whether or not such opinion, advice, report, confirmation, certificate or information, or any engagement letter or other related documents, contains any monetary or other limit on liability or limit on scope or basis in respect thereof. The Trustee will not be responsible to anyone for any liability occasioned by so acting. Any such opinion, advice, report, confirmation, certificate or information may be sent or obtained by letter, email, electronic communication or fax, and the Trustee will not be liable to anyone for relying or acting on any opinion, advice, report, confirmation, certificate or information purporting to be conveyed by such means even if it contains some error or is not authentic and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.
10.2.
Trustee to Assume Performance: The Trustee need not notify anyone of the execution or delivery of this Trust Deed, the Agency Agreement or any other document referred to herein or therein or do anything to find out if an Event of Default or Default has occurred. Until the Trustee has received express notice in writing to the contrary, the Trustee may assume that no Event of Default or Default or Relevant Event has occurred and that the Issuer and the Agents are performing all their respective obligations under this Trust Deed, the Bonds, the Agency Agreement and any other document referred to herein or therein. The Trustee shall not be responsible for the performance of any of the above persons or any of their respective agents or delegates under or in relation to the Bonds, this Trust Deed, the Agency Agreement and any other document referred to herein or therein.
10.3.
No Obligations to Monitor: The Trustee shall be under no obligation to monitor or supervise the functions or performance of any other person under this Trust Deed, the Agency Agreement or the Bonds or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of express notice in writing of a breach of obligation, to assume that each such person is properly and fully performing and complying with its obligations. The Trustee shall be under no obligation to monitor any financial performance of the Issuer and/or any of its Subsidiaries and the Trustee shall not be responsible to the holders of the Bonds for any loss arising from any failure to do so.
10.4.
Resolutions of Bondholders: The Trustee will not be responsible or liable to any person for having acted on a resolution purporting (i) to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or (ii) to be a Written Resolution or an Electronic Consent made or given in accordance with paragraph 23 of Schedule 3, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.
10.5.
Illegality/Expenditure of Trustee Funds: Nothing in this Trust Deed, the Bonds, the Agency Agreement or any other document referred to herein or therein shall require the Trustee to do anything which in its opinion may: (i) be illegal or contrary to Applicable Law, directive or fiscal requirement of any governmental agency or state (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); or (ii) cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder; or (iii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights, powers, authority or discretion hereunder or pursuant to the Conditions, this Trust Deed and/or the Agency Agreement, if it believes that repayment of such funds or satisfactory indemnity against, and/or security and/or pre-funding for, such risk or the

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liability is not assured to it. Furthermore, notwithstanding anything else contained in this Trust Deed, the Agency Agreement or the Conditions, the Trustee may refrain from doing anything which would or might in its opinion be contrary to the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system on which the Bonds are listed, or which would or might otherwise render it liable to any person, and the Trustee may do anything which is, in its opinion, necessary to comply with any of the aforementioned laws, directives, regulations, fiscal requirements, rules, operating procedures or market practice.
10.6.
Certificate Signed by Authorised Signatories: If the Trustee, in the exercise of its functions, rights, powers and/or discretions under this Trust Deed, the Agency Agreement, the Bonds or any other document to which the Trustee is a party in its capacity as such, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate or any written communication signed by an Authorised Signatory of the Issuer as to that fact or to the effect that, in his or her opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any Bondholder or any other person for any loss occasioned by relying or acting on such a certificate.
10.7.
Deposit of Documents: The Trustee may, at the expense of the Issuer, appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers within Citi Group and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof at the cost of the Issuer and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with such deposit. The Trustee is not obliged to appoint a custodian of securities payable to bearer.
10.8.
Discretion: The Trustee will have absolute and unfettered discretion as to the exercise or non-exercise of its functions, rights, powers and discretions under this Trust Deed, the Agency Agreement, the Conditions and the Bonds and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise except to the extent caused by the Trustee’s own fraud, wilful default or gross negligence as determined by a court of competent jurisdiction. Whenever in this Trust Deed, the Agency Agreement and/or the Bonds or by law, the Trustee shall have any discretion or permissive power it may decline to exercise the same in the absence of directions, instructions or approval by the Bondholders. The Trustee shall not be bound to exercise any discretion or power or act at the request or direction of the Bondholders unless first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which, in its opinion, it may render itself liable and all costs, charges, damages, expenses and liabilities it may incur by doing so. As between the Trustee and the Bondholders, the exercise of such discretion shall be conclusive and binding. The Trustee shall not be liable to the Issuer or any other person for any loss, costs, charges, liabilities and expenses incurred or suffered by the Issuer or any such other person where it is acting on the instructions or at the direction of the Bondholders (whether given by Extraordinary Resolution or otherwise as contemplated or permitted by this Trust Deed and/or the Bonds) except to the extent caused by the Trustee’s own fraud, wilful default or gross negligence as determined by a court of competent jurisdiction.

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10.9.
Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money); provided, that such engagement shall be at the expense of the Issuer if (i) the Trustee has provided written notice to, and obtained prior consent from, the Issuer, (ii) such person to be engaged is within Citi Group, or (iii) an Event of Default or a Default has occurred (whether or not the prior written notice to the Issuer is given, and whether or not prior consent from the Issuer is obtained).
10.10.
Delegation: The Trustee may, without the permission of any other party, in the execution and exercise of all or any of the trusts, rights, powers, authorities and discretions vested in it by this Trust Deed, the Agency Agreement and the Conditions, whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, the Agency Agreement and/or the Bonds and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit or in the interests of the Bondholders; provided, that such delegation shall be at the expense of the Issuer if (i) the Trustee has provided written notice to, and obtained prior consent (which shall not be unreasonably withheld) from, the Issuer, (ii) such person to be engaged is within Citi Group, or (iii) an Event of Default or a Default has occurred (whether or not the prior written notice to the Issuer is given, and whether or not prior consent from the Issuer is obtained).
10.11.
Nominees and Custodians: In relation to any asset held by it under this Trust Deed, the Trustee may appoint (at the expense of the Issuer) any person within Citi Group to act as its nominee or custodian on any terms.
10.12.
Forged Entry on the Register: The Trustee will not be liable to the Issuer, any Bondholder or any other person by reason of having accepted as valid or not having rejected any Certificate or entry in the Register purporting to be such and later found to be forged or not authentic, nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper party.
10.13.
Confidentiality: Unless ordered to do so by a court of competent jurisdiction or any regulatory body in any jurisdiction or as required by Applicable Law, the Trustee shall not be required to disclose to any Bondholder or any other person any confidential financial or other information made available to the Trustee by the Issuer or any of its Subsidiaries and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information. In the event that the Trustee is ordered to disclose any such information by a court of competent jurisdiction or any regulatory body in any jurisdiction or as required by Applicable Law, the Trustee shall provide written notice to the Issuer to the extent permitted by Applicable Law reasonably in advance of such disclosure and shall cooperate with the Issuer in seeking non-disclosure or confidential treatment from such court or regulatory body.
10.14.
Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed, the Agency Agreement and the Bonds. Such determinations, whether made upon such a question actually

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raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Bondholders and all other parties.
10.15.
Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided herein or in the Conditions or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.
10.16.
Determinations: The Trustee may, but is not obliged to, determine in its absolute discretion whether or not an Event of Default or Default or any other proposed action or any circumstance is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer and the Bondholders, and the Trustee will not be responsible or liable to any Bondholders, the Issuer or any other person for any loss arising from a failure to make such a determination. Without prejudice to the foregoing, the Trustee is not obliged to make a determination under this Clause 10.16 unless first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may in its opinion render itself liable and all costs, charges, damages, expenses and liabilities which it may in its opinion incur by so doing.
10.17.
Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.
10.18.
Bonds Held by the Issuer: In the absence of express written notice to the contrary, the Trustee may assume without enquiry and liability (other than requesting a certificate under Clause 8.18) that no Bonds are for the time being held by or on behalf of the Issuer or any of its Subsidiaries.
10.19.
No Responsibility for Exchange Property: The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment to the Exchange Price in accordance with the Conditions or to make or verify any determination or calculation with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of the Exchange Property, which may at any time be made available or delivered upon the exchange of any Bonds, and it makes no representation with respect thereto. The Trustee shall not be responsible or liable for any failure of the Issuer to make available or deliver any Exchange Property or to make any payment upon an exercise of Exchange Rights in respect of any Bond or of the Issuer to comply with any of its covenants contained in this Trust Deed or the Conditions. The Trustee shall not be under any duty and shall have no responsibility or liability for any insufficiency of the Exchange Property resulting from any Bondholder or the Trustee, the Issuer or any other person being liable for any Tax in respect of the Exchange Property.
10.20.
Title: The Trustee shall be entitled to accept without investigation, requisition or objection such right and title as the Issuer has to any of the Exchange Property and shall not be bound to examine or enquire into and shall not be liable for any defect or failure in the right or title of the Issuer to the Exchange Property or, in each case, any part thereof whether such defect or failure is known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.

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10.21.
Acceleration: The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 12 unless the Trustee is so requested in writing by Bondholders holding at least 25 per cent. of the aggregate principal amount of the Bonds then outstanding and/or so directed by an Extraordinary Resolution and unless in any such case it has been indemnified and/or secured and/or pre-funded to its satisfaction in respect of all costs, claims, liabilities, actions, proceedings, demands, penalties, damages, fees, disbursements and expenses which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.
10.22.
Responsibility for Agents etc.: Provided that the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed under or as contemplated in this Trust Deed (each an “Appointee”), it will not have any obligation to supervise or monitor the Appointee and shall not be responsible or liable for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s act, omission, misconduct or default or the act, omission, misconduct or default of any substitute appointed by the Appointee.
10.23.
Interests of Holders through the Clearing Systems: In considering the interests of Bondholders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may have regard to any certificate, report or any other information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Bonds represented by the Global Certificate and may consider such interests as if such accountholders were the holders of the Bonds represented by the Global Certificate. The Trustee may call for any certificate or other document to be issued by the relevant clearing system as to the principal amount of Bonds represented by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. The Trustee shall not be liable to the Issuer, any Bondholder or any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic or not to be correct.
10.24.
No responsibility for Recitals etc.: The Trustee shall not be responsible for recitals, statements, warranties, representations, statements or covenants of any other party contained in this Trust Deed, the Agency Agreement or any other transaction document relating to the Bonds or other document entered into in connection therewith which shall be taken as statements by the Issuer, nor shall the Trustee by the execution of this Trust Deed or the Agency Agreement be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds or this Trust Deed or the Agency Agreement. The Trustee shall be entitled to assume the accuracy and correctness thereof or for the due execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any such agreement or other document or any security constituted thereby or pursuant thereto.

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of, or for any matter or thing done or omitted in any way in connection with or in relation to, this Trust Deed or the Agency Agreement or any other document relating hereto or thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement or any other document relating hereto or thereto. In addition, the Trustee shall not be responsible to the

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Bondholders or any other person for the effect of the exercise or non-exercise of any of its rights, powers, duties and/or discretions hereunder except to the extent that a court of competent jurisdiction determines that the Trustee’s own gross negligence, wilful default or fraud was the primary and direct cause of any loss to the Bondholders or such other person.

Neither the Trustee nor any of the Agents shall be responsible for monitoring or in any way ascertaining the existence, coming into effect or change of the laws or regulations related to the obligations of the Issuer under this Trust Deed, the Agency Agreement, and/or the Conditions or any governmental or regulatory consents, approval, authorisation, resolution, licence or exemption required by the Issuer in relation thereto. The Trustee and the Agents shall assume no responsibility to ascertain whether such certification, if applicable, shall have been done by the Issuer, any Bondholder or any other person and shall not be liable for any failure by the Issuer, any Bondholder or any other person to provide such certification.

10.25.
No responsibility for the condition of the Issuer: Each Bondholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Trustee shall not at any time have any responsibility for the same and no Bondholder shall rely on the Trustee in respect thereof.
10.26.
Enforcement: The Trustee may, at its sole discretion and without further notice, take such steps, action and/or proceedings against the Issuer as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such steps, action and/or proceedings unless (a) it shall have been so requested in writing by the Bondholders of not less than 25 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (b) it shall have been pre-funded and/or indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.
10.27.
Consolidation, amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.
10.28.
Consent: Any consent to be given, or any discretion to be exercised, by the Trustee for the purposes of this Trust Deed, the Agency Agreement or the Bonds may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement or the Bonds may be given or exercised retrospectively.
10.29.
Professional Charges: Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed, the Agency Agreement and the Bonds and any properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement and the Bonds including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

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10.30.
Special Damages and Consequential Loss: Notwithstanding any other term or provision of this Trust Deed, the Agency Agreement, the Conditions or any other transaction document contemplated by the foregoing documents to the contrary, none of the Trustee, its directors, officers, employees and Appointees shall in any event be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of business, goodwill, reputation, opportunity or profits or anticipated saving, in each case howsoever caused and whether arising directly or indirectly, and whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 10.30 shall survive the termination or expiry of this Trust Deed and/or the Bonds no longer being outstanding and/or the resignation or removal of the Trustee.
10.31.
Interests of Bondholders: In connection with the exercise of its rights, powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed, the Agency Agreement or the Bonds), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interest arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and no Bondholder shall be entitled to claim from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent provided for in Condition 11 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.
10.32.
No Implied Duties: The Trustee shall be obliged to perform such duties, and only such duties, as are herein or in this Trust Deed, the Agency Agreement or the Bonds, as applicable, specifically set forth, and no implied duties or obligations shall be read into such documents against the Trustee.
10.33.
Force Majeure: Notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement, the Bonds or in any other transaction document, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations or the exercise of its rights, powers and/or discretions hereunder or thereunder if it is prevented from so performing its obligations by any circumstances beyond the control of the Trustee, or resulting from the general risks of holding of assets in any jurisdiction, including without limitation, any existing or future law or regulation, any existing or future act of supranational or regulatory body or governmental authority, regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations, market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunication, computer services or systems, nationalisation, expropriation, other governmental action, natural disasters, Acts of God, pandemics, epidemics, flood, fire, war whether declared or undeclared, terrorism, insurrection, revolution, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any SWIFT or money transmission system or any other reason which is beyond the control of the

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Trustee. The provisions of this Clause 10.33 shall survive the termination or expiry of this Trust Deed and/or the Bonds no longer being outstanding and/or the resignation or removal of the Trustee.
10.34.
Directions from Holders: Whenever the Trustee is required or entitled by the terms of this Trust Deed, the Agency Agreement or the Conditions to exercise any discretion or power, take any action, make any decision or give any direction, the Trustee is entitled, prior to exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction, to seek directions from the holders of the Bonds by way of an Extraordinary Resolution, and the Trustee is not responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision or giving such direction where the Trustee is seeking such directions or in the event that the instructions sought are not provided by the holders of the Bonds.
10.35.
Insurance: The Trustee shall not be under any obligation to insure any document or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance.
10.36.
Determination of a Court of Competent Jurisdiction: Subject to Sections 750 and 751 of the Companies Act 2006 and notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement, the Conditions and any other transaction documents relating hereto or thereto, the Trustee shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Trustee’s own fraud, gross negligence or wilful default was the primary and direct cause of any loss to the Bondholders or the Issuer. Liabilities arising under this Clause 10.36 shall be limited to the amount of the actual loss of the Issuer. Such actual loss shall be determined (i) as at the date of the action or inaction on the part of the Trustee amounting to such gross negligence, wilful default or fraud or, if later, the date on which the loss arises as a result of such gross negligence, wilful default or fraud and (ii) without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed, or at the time of accepting any relevant instructions, which increase the amount of the loss.
10.37.
Independent Adviser: The Trustee has no responsibility for the accuracy or otherwise of any determination or calculation made by any Independent Adviser pursuant to the Conditions.
10.38.
Information Sharing: The Trustee will treat information about the Issuer and the services to be provided under the terms of this Trust Deed (“Confidential Information”) as confidential and will not disclose to any third party the Confidential Information except in the following circumstances (in which case the Confidential Information may be disclosed to third parties, including without limitation affiliates, branches, representative offices, agents and service providers, legal and other professional advisers, auditors and Appointees of the Trustee):
10.38.1.
by the Trustee, where necessary to perform the Trustee’s obligations and/or to exercise the Trustee’s rights, powers and/or discretions under or as contemplated in this Trust Deed, the Agency Agreement and the Conditions; or
10.38.2.
where the disclosing party is under a legal or regulatory obligation to disclose, where the law permits it to do so or where the disclosing party has been requested to do so by any court order or arbitral award or any legal, regulatory, governmental or fiscal body in any jurisdiction or under the rules or regulations of applicable stock exchanges.

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In the event that the Trustee is obligated to disclose any Confidential Information to any third party in accordance with this Clause 10.38, the Trustee shall provide written notice to the Issuer (to the extent permitted by Applicable Law) and shall demand such third party to treat such Confidential Information as confidential.

The Trustee may collect, use and disclose personal data about the Issuer (if they are individuals) or individuals associated with the Issuer (whether or not they are individuals) in order to carry out its obligations to the Issuer and/or the Bondholders under this Trust Deed and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, and legal and regulatory compliance. The Trustee may also transfer the personal data to any country (including countries outside where the Trustee provides the services to be provided under or as contemplated by the terms of this Trust Deed, the Agency Agreement, and the Conditions where there may be less stringent data protection laws) to process information on the Trustee’s behalf. The Issuer shall ensure that with respect to any information which it provides to the Trustee, it has obtained all necessary consents or waivers as applicable from all relevant third party for such transfer, disclosure to and use by the Trustee, Agents and/or members of the Citi Group. Wherever it is processed by the Trustee, Agents or its agents or delegates within the Citi Group, the personal data will be protected with security measures and a degree of care to which all members of the Trustee, Agents and Citi Group and their staff are subject.

10.39.
Error of Judgment: The Trustee shall not be liable for any error of judgment made in good faith by any officer, director or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.
10.40.
Right to Deduct or Withhold: Notwithstanding anything contained in this Trust Deed, the Agency Agreement and/or the Bonds, to the extent required by any Applicable Law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, Tax as a consequence of performing its duties hereunder or under the Agency Agreement, the Conditions and/or any other transaction documents relating hereto or thereto whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to Taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to Tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to Tax from the funds held by the Trustee upon the trusts of this Trust Deed, and the Trustee shall not liable to gross-up such payments or to pay any additional amounts to the intended recipient of the distribution or payment as a result of making such deduction or withholding and shall not be liable to the Issuer, the Bondholders or any other person for any of the aforesaid. For the avoidance of doubt, the Trustee shall be entitled to make any FATCA Withholding and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding.

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10.41.
Legal Opinions: The Trustee shall not be responsible to Bondholders, the Issuer or any other person for the content of any legal opinion obtained by or provided to it, even if the same is erroneous or incorrect in any manner. The Trustee shall not be responsible to any person for (i) failing to request, require or receive any legal opinion relating to the Bonds, this Trust Deed and/or the Agency Agreement or (ii) checking or commenting upon the content of any such legal opinion or (iii) the content of any such legal opinion, and the Trustee shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience incurred and resulting thereby.
10.42.
Freedom to Refrain: Notwithstanding anything else contained in this Trust Deed and/or the Agency Agreement, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any court order or arbitral award or any directive or regulation of any agency or any state or which would or might otherwise render it liable to any person or which it would not have the power to do in that jurisdiction, and the Trustee may do anything which is, in its opinion, necessary to comply with any such court order, arbitral award, directive or regulation.
10.43.
Waiver of Conflicts: The Issuer hereby irrevocably waives, in favour of the Trustee, any conflict of interest which may arise by virtue of the Trustee or any affiliate of the Trustee acting in various capacities under the Agency Agreement, the Bonds, this Trust Deed or any other documents relating to the Bonds or for other customers of the Trustee or any affiliate of the Trustee. The Issuer hereby acknowledges that the Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which an issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer) that the Trustee Parties may not be entitled to share with the Issuer.
10.44.
Anti-Money Laundering and Terrorism: In connection with Citi Group’s commitment to comply with all applicable sanctions regimes, the Trustee and its subsidiaries (together, the “Citi Group”) may take and instruct any agent, attorney or delegate to take any action in its sole and absolute discretion that it considers appropriate to comply with any law, regulation, request of a public or regulatory authority, any agreement between any member of the Citi Group and any government authority or any Citi Group policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of economic or trade sanctions or other criminal activities (collectively the “Relevant Requirements”). Such action may include, but is not limited to, (i) screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds; (ii) delaying or preventing the processing of instructions or transactions or the Trustee’s performance of its obligations under this Trust Deed and/or the Agency Agreement; (iii) the blocking of any payment; or (iv) requiring the Issuer to enter into a financial crime compliance representations letter from time to time in a form and substance acceptable to the Citi Group.

None of the Trustee, any member of the Citi Group or any agent, attorney or delegate as aforesaid will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any person arising out of, or caused in whole or in part by, any actions that are taken by the Trustee, any other member of the Citi Group or any agent, attorney or delegate as aforesaid to comply with any Relevant Requirement.

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10.45.
Notice in Writing: Notwithstanding anything to the contrary contained in this Trust Deed, the Agency Agreement and the Conditions, notices, requests, instructions, and other communications to the Trustee shall not be valid unless such notice is delivered to the Trustee in writing.
10.46.
Not Responsible for Listing: Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent authority).
10.47.
Regulatory position: Notwithstanding anything in this Trust Deed, the Agency Agreement, or the Bonds or any other transaction document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of Part 1 of Schedule 5 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”), unless it is authorised under the SFO to do so. The Trustee shall have the discretion at any time:
10.47.1.
to delegate any of the functions which fall to be performed by an authorised person under the SFO to any other agent or person which also has the necessary authorisations and licences; and
10.47.2.
to apply for authorisation under the SFO and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.
10.48.
No Trust or Agency: The Trustee shall not have and shall not be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, the Issuer.
10.49.
Powers, Discretions and Functions Additional: The rights, powers, discretions and functions conferred on the Trustee by this Trust Deed, and the Agency Agreement shall be in addition to any rights, powers, discretions and functions the Trustee may otherwise have under law or as holder of any of the Bonds.
10.50.
Recognition of Hong Kong Stay Powers: If this Trust Deed is or becomes a “covered contract” (within the meaning of the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination Rights – Banking Sector) Rules (Cap, 628C) of Hong Kong (the “Stay Rules”)), each of the Issuer and the Trustee agrees that, despite any other term or conditions of this Trust Deed or any other agreement, arrangement or understanding, each of the Issuer and the Trustee will be bound by a suspension of a “termination right” (within the meaning of the Stay Rules) in relation to this Trust Deed imposed by the Hong Kong Monetary Authority under section 90(2) of the Financial Institutions (Resolution) Ordinance (Cap 628) of Hong Kong.
10.51.
The Issuer represents and undertakes to the Trustee that it has not made and will not make an offer of the Bonds to the public in any state or jurisdiction.
11.
Trustee’s Duty of Care and Liability

Section 1 of the Trustee Act 2000 shall not apply to any function, right, power, discretion, act or duty of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail. In the case of any inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

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Any statutory duty of care provided for in the Trustee Ordinance (Cap. 29) of Hong Kong, as amended by the Trust Law (Amendment) Ordinance 2013, (the “Trustee Ordinance”) shall not apply to any function, right, power, authority, discretion or act of the Trustee. Where there are inconsistencies between the Trustee Ordinance and the provisions of this Trust Deed, the provisions of this Trust Deed shall prevail to the extent allowed by law.

12.
Waiver and Proof of Default
12.1.
Waiver: The Trustee may, but shall not be obliged to, agree, without the consent of the Bondholders, to any waiver or authorisation of any breach or proposed breach, of any of the Conditions or any of the provisions of this Trust Deed or the Agency Agreement which is in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee’s waiver or authorisation may be subject to it being indemnified and/or secured and/or pre-funded to its satisfaction and to any other condition which the Trustee requires, including but not limited to obtaining, at the sole expense of the Issuer, advice from or an opinion of any investment bank or legal or other expert and/or the auditors and a certificate signed by an Authorised Signatory of the Issuer, as the case may be. The Trustee shall be entitled to but shall not be obliged to rely conclusively on such advice, opinion and/or certificate. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, unless the Trustee otherwise agrees, will be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 17.
12.2.
Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.
13.
Trustee not Precluded from Entering into Contracts

The Trustee and entities associated with the Trustee and any of their respective officers, directors and employees may become the owner of, and/or may acquire any interest in, any Bonds or Shares with the same rights that it or he would have had if the Trustee were not appointed under this Trust Deed, and may engage or be interested in any financial or other transaction with the Issuer and any other persons, and may act on, or as depositary, trustee, custodian or agent for, any committee or body of Bondholders or other obligations of the Issuer or any other person, as freely as if the Trustee were not appointed under this Trust Deed, and shall not be accountable for the same, and shall be entitled to retain and shall not in any way be liable to account to the Issuer, the Bondholders or any other person for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

14.
Modification
14.1.
Modification: The Trustee may (but shall not be obliged to) agree, without the consent of the Bondholders, to (i) any modification of any of the Conditions or any of the provisions of this Trust Deed or the Agency Agreement that is in its opinion of a formal, minor or technical nature or is made to correct a manifest error or to comply with any mandatory provision of applicable law, and (ii) any other modification of any of the Conditions or any of the provisions of this Trust Deed or the Agency Agreement that is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 3 of Schedule 3. Any such modification shall be binding on the Bondholders

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and, unless the Trustee agrees otherwise, such modification shall be notified by the Issuer, to the Bondholders as soon as reasonably practicable in accordance with Condition 17.
15.
Appointment, Retirement and Removal of the Trustee
15.1.
Appointment: Subject as provided in Clause 15.2 below, the Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.
15.2.
Retirement and Removal: Notwithstanding the provisions of Clause 15.1, any Trustee may retire at any time on giving at least 45 days’ written notice to the Issuer without giving any reason and without being responsible for any costs, charges and expenses occasioned by such retirement or the appointment of a new trustee, and the Bondholders may by Extraordinary Resolution remove any Trustee without the Trustee being responsible for any costs occasioned by such removal, provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if no such replacement Trustee is appointed by the day falling 15 days prior to the expiry of such 45-day notice period or, as the case may be, by the day falling 30 days after the date of such Extraordinary Resolution, the Trustee shall have the power without any requirement first to obtain approval of the Bondholders by Extraordinary Resolution, (i) to petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to doing so and/or (ii) to appoint a new trustee of international standing, in each case at the expense of the Issuer. The Trustee shall not be responsible for monitoring or supervising any such new trustee.
15.3.
Co-Trustees: The Trustee may, despite Clause 15.1, by written notice to the Issuer, appoint anyone to act as an additional trustee jointly with the Trustee:
15.3.1.
if the Trustee considers the appointment to be in the interests of the Bondholders;
15.3.2.
to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or
15.3.3.
to obtain a judgment or to enforce a judgment or any provision of this Trust Deed or the Bonds in any jurisdiction.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will as soon as reasonably practicable do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. The Trustee shall not be responsible for monitoring or supervising any such additional trustee and shall not be liable for the acts and/or omissions, or any negligence, breach, default or fraud of any additional trustee. The obligations and liabilities of each co-trustee shall be several and not joint.

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15.4.
Competence of a Majority of Trustees: If there are more than two Trustees, the majority of them will be competent to perform the Trustee’s functions, provided the majority includes a trust corporation. The obligations and liabilities of the Trustees shall be several and not joint.
15.5.
Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, or any corporation controlled by Citi Group which shall assume the rights and obligations of the Trustee under this Trust Deed, shall be the successor of the Trustee hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto. Notice shall be given to the Issuer by the Trustee as soon as reasonably practicable if any event described in this Clause 15.5 occurs.
16.
Currency Indemnity
16.1.
Currency of Account and Payment: Hong Kong dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer, as the case may be, under or in connection with this Trust Deed, the Agency Agreement and the Bonds, including damages.
16.2.
Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
16.3.
Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Agency Agreement or the Bonds, the Issuer will indemnify it on demand on an after tax basis, against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient, on demand on an after tax basis, against the cost of making any such purchase.
16.4.
Indemnity Separate: The indemnities in this Clause 16 and in Clauses 4.1 and 9.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Agency Agreement and/or the Bonds or any other judgment or order or any termination of this Trust Deed or the removal or resignation of the Trustee.
16.5.
Continuing Effect: This Clause 16 will continue in full force and effect notwithstanding, and shall survive, the resignation or removal of the Trustee and/or the Bonds no longer being outstanding and/or this Trust Deed has been terminated or expired.

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17.
Communications
17.1.
Addressees: Any communication shall be by letter, fax or email:

in the case of communications to the Issuer, to it at:

Alibaba Group Holding Limited
26/F Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong

Telephone no.:	+852 2215 5100
Attention:	Company Secretary
Email:	legalnotice@list.alibaba-inc.com

and in the case of communications to the Trustee, to it at:

Citicorp International Limited
40/F, Champion Tower
3 Garden Road
Central
Hong Kong

Fax no.:	+852 3009 0294
Attention:	Agency and Trust
Email:	agencytrust.tmg@citi.com

17.2.
Deemed Receipt: Communications will take effect, in the case of a letter, when delivered or, in the case of fax, when the relevant delivery receipt is received by the sender or, in the case of an email, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending the email; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00 p.m. on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or email will be written legal evidence.

Any of the parties named above may change its address for the purpose of this Clause 17 by giving notice of such change to the other parties to this Trust Deed.

Unless otherwise agreed by the Trustee, all notices and other communications hereunder shall be made in English or shall be accompanied by an English translation thereof (at the cost of the Issuer) certified as a true and accurate translation by a professionally qualified translator or by some other person competent to do so. The Trustee may rely conclusively on any such English translation and shall be entitled to conclusively assume that each such English translation is a complete and accurate translation of the original, and the Trustee shall not be responsible or liable to the Issuer, any Bondholder, the Agents or any other person for doing so.

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In no event shall the Trustee be liable for any losses arising from the Trustee receiving from or transmitting any data to the Issuer (or any of its Authorised Signatories) or any other person or acting or omitting to act upon or in reliance on any notice, instruction, direction, certificate, opinion, document or other communication via any Electronic Means (as defined below). The Trustee has no duty or obligation to verify or confirm that the person who sent such notice, instruction, direction, certificate, opinion, document or other communication is, in fact, a person authorised to give notices, instructions, directions, certificates, opinions, documents or other communications on behalf of the Issuer (or any of its Authorised Signatories) or any other person. The Issuer agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instruction, direction, certificate, opinion, document or other communication, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances. The Issuer agrees that the indemnity set out in Clause 9.4 shall apply in respect of any loss or liability suffered by the Trustee as a result of acting upon any notice, instruction, direction, certificate, opinion, document or other communication sent by Electronic Means. The provisions of this Clause 17 are without prejudice to the rights and protections provided to the Trustee or any other person elsewhere in this Trust Deed.

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail and facsimile transmission and (ii) secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

18.
Separate Division

The Trustee shall be regarded as acting through its trustee division which shall be treated as a separate division from any other of its departments or divisions. If information is received by another department or division of the Trustee, it shall be treated as confidential to that other department or division and the Trustee shall not be deemed to have notice of it. The obligations and duties of the Trustee will be performed only by the Trustee acting through its principal office and are not obligations or duties of any other entity of Citi Group and the rights of the Issuer, the Bondholders, and any other person with respect to the Trustee extend only to the Trustee acting through its principal office and do not extend to any other entity of Citi Group.

19.
Further Assurance

The Issuer shall at all times execute and provide all further documents, and do such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to this Trust Deed.

20.
Inland Revenue Ordinance

Nothing in this Trust Deed shall require the Trustee to perform any obligations prescribed under Part 8A of the Inland Revenue Ordinance (Cap. 112) of Hong Kong, commonly known as common reporting standard, and the Agreement between the Government of the Hong Kong Special Administrative Region of the People’s Republic of China and the Government of the United States of America for Cooperation to Facilitate the Implementation of FATCA with respect to the Trustee’s enforcement of any arrangements of this Trust Deed.

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21.
Partial Invalidity

If any provision in or obligation under the Trust Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under the Trust Deed, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under the Trust Deed.

22.
Further Issues

Further Issues: The Issuer may from time to time, without the consent of the Bondholders, create and issue further Bonds having the same terms and conditions as the Bonds in all respects (or in all respects except for the issue date, the issue price, the first date on which Exchange Rights may be exercised) and so that such further issue shall be consolidated and form a single series with the Bonds. Such further Bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

22.1.
Supplemental Trust Deed: Any further bonds forming a single series with the outstanding Bonds constituted by this Trust Deed or any deed supplemental to it shall be constituted by a deed supplemental to this Trust Deed. In any such case, the Issuer shall prior to the issue of any such further bonds execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other Taxes have been paid by the Issuer and, if applicable, duly stamped or denoted accordingly) containing covenants by the Issuer in the form mutatis mutandis of Clause 2.2 in relation to such further bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require and such other documents and opinions as the Trustee may require in order to give effect to such issue of any such further bonds
22.2.
Notice to Trustee: Whenever it is proposed to create and issue any further bonds of the Issuer so that such further issue shall be consolidated and form a single series with the outstanding Bonds in accordance with the Conditions, the Issuer shall give to the Trustee not less than 14 days’ prior notice in writing of its intention so to do stating the amount of further bonds proposed to be created and issued, which notice shall be accompanied by a draft of the proposed supplemental trust deed.
23.
Counterparts

This Trust Deed (and any supplemental trust deed thereto) may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

24.
Governing Law and Jurisdiction
24.1.
Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
24.2.
Jurisdiction: The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed (“Proceedings”) may be brought in such courts. Each of the Issuer and the Trustee irrevocably submits to the jurisdiction of such

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courts and waives any objections to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.
24.3.
Service of Process: The Issuer irrevocably agrees to receive service of process at its principal place of business (currently at 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong S.A.R., the People’s Republic of China) in Hong Kong. If for any reason the Issuer shall cease to have a principal place of business in Hong Kong, it irrevocably agrees to appoint a process agent in Hong Kong as soon as reasonably practicable and it shall immediately notify the Trustee of such appointment. Nothing in this Trust Deed shall affect the right to serve process in any other manner permitted by law.
24.4.
Waiver of Immunity: The Issuer hereby waives any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence, and irrevocably consents to the giving of any relief or the issue of any process, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

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Schedule 1

Part A

Form of Global Certificate

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE ISSUE DATE HEREOF (THE “DISTRIBUTION COMPLIANCE TERMINATION DATE”), EXCEPT, (A) TO ALIBABA GROUP HOLDING LIMITED (THE “ISSUER”) OR ONE OF ITS SUBSIDIARIES, (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES.

EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER, NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

ISIN: XS3086574004

Common Code: 308657400

ALIBABA GROUP HOLDING LIMITED

(an exempted company incorporated in the Cayman Islands with limited liability)

HK$12,023,000,000 zero coupon Exchangeable Bonds due 2032

GLOBAL CERTIFICATE

This Global Certificate is issued in respect of the HK$12,023,000,000 in aggregate principal amount of zero coupon exchangeable bonds due 2032 (the “Bonds”) of Alibaba Group Holding Limited (the “Issuer”). This Global Certificate certifies that Citivic Nominees Limited (the “Registered Holder”) as nominee of the common depositary for Euroclear and Clearstream is registered as the holder of such principal amount of the Bonds at the date hereof.

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Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Bonds (which are in the form set out in Schedule 2 to the trust deed dated 9 July 2025 (the “Trust Deed”) between the Issuer and Citicorp International Limited as trustee (the “Trustee”), as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Exchange Right

Subject to the right of the Issuer to make a Cash Settlement Election or Combination Settlement Election as described under Condition 7(B)(vi), the Bonds in respect of which this Global Certificate is issued are exchangeable into the Exchange Property subject to and in accordance with the Conditions and the Trust Deed (the “Exchange Right”).

Such Exchange Right may be exercised by or on behalf of a holder of a book-entry interest in the relevant Bonds in respect of which this Global Certificate is issued delivering or causing to be delivered at its own expense a duly signed and completed Exchange Notice in accordance with the rules and procedures of Euroclear and Clearstream or any Alternative Clearing System, as the case may be, to an Exchange Agent accompanied by a written authority to such Exchange Agent to procure the debit of the relevant person’s account with Euroclear or Clearstream (or any Alternative Clearing System) with the principal amount of the portion of the Bonds in respect of which this Global Certificate is issued to which such holder of a book-entry interest is entitled. Deposit of this Global Certificate with the Principal Paying and Exchange Agent together with the relevant Exchange Notice(s) shall not be required. The exercise of the Exchange Right shall be notified by the Exchange Agent to the Registrar and the Registered Holder.

Promise to Pay

The Issuer, for value received, promises to pay to the Registered Holder (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Bonds) on such date or dates as the same may become repayable in accordance with the Conditions, the amount payable upon redemption under the Conditions in respect of the Bonds represented by this Global Certificate, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Bonds represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the due date for payment, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except 25 December and 1 January.

For the purposes of this Global Certificate: (a) the holder of the Bonds represented by this Global Certificate is bound by the provisions of the Trust Deed and is deemed to have notice of those provisions applicable to it of the Agency Agreement; (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Bonds represented by this Global Certificate; (c) this Global Certificate is evidence of entitlement only; (d) title to the Bonds represented by this Global Certificate passes only on due registration on the Register; and (e) only the holder of the Bonds represented by this Global Certificate is entitled to payments in respect of the Bonds represented by this Global Certificate.

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The Issuer acknowledges that details of each payment shall be entered in the records of the relevant Clearing Systems in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System, as the case may be) and in the case of any payment of principal and upon any such entry being made, the principal amount of the Bonds recorded in the records of the relevant Clearing Systems and represented by this Global Certificate shall be reduced by the aggregate principal amount of the Bonds so redeemed. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect the discharge of the Issuer’s obligations in respect of such payments.

The records of the relevant Clearing Systems (which expression in this Global Certificate means the records that each relevant Clearing System holds for its accountholders which reflect the amount of such accountholders’ interests in the Bonds) shall be conclusive evidence of the principal amount of the Bonds represented by this Global Certificate and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the Registered Holder upon request) stating the principal amount of Bonds represented by this Global Certificate at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

Exchange of Bonds Represented by Global Certificate

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive Certificates if either Euroclear or Clearstream or any other clearing system selected by the Issuer and approved in writing by the Trustee, the Principal Paying and Exchange Agent and the Registrar (an “Alternative Clearing System”) through which the Bonds are cleared is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. In such circumstances, the Issuer at its own expense will cause sufficient individual definitive Certificates, printed in accordance with any applicable legal and stock exchange requirements and in, or substantially in, the form set out in the Trust Deed, to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Bonds. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such exchange and a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

Meetings

For the purposes of any meeting of Bondholders, the holder of the Bonds represented by this Global Certificate shall (unless this Global Certificate represents only one Bond) be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and as being entitled to one vote in respect of each HK$1,000,000 in principal amount of Bonds.

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Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and Clearstream or any Alternative Clearing System, notices to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream or, as the case may be, any Alternative Clearing System, for communication by it to accountholders entitled to an interest in the Bonds rather than by publication as required by the Conditions and shall be deemed to have been given on the date of delivery to Euroclear and Clearstream or, as the case may be, any Alternative Clearing System.

Issuer’s Redemption

Any redemption option of the Issuer provided for in Condition 10(B) shall be exercised by the Issuer giving notice to the Bondholders and to Euroclear and Clearstream (or, as the case may be, any Alternative Clearing System) (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions.

Bondholder’s Redemption

The Bondholder’s redemption options in Conditions 10(D) and 10(E) may be exercised by the holder of this Global Certificate giving notice to the Principal Paying and Exchange Agent of the principal amount of Bonds in respect of which the relevant option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in the Conditions.

Notice of exercise received within the time limits specified in the Conditions by the Principal Paying and Exchange Agent from or on behalf of a holder of a book-entry interest in the relevant Bonds will be accepted by the Issuer as having been given by the holder as to the principal amount of Bonds in respect of which it is given (but without double counting), and whether or not the Global Certificate is presented for endorsement therewith.

Transfers

Transfers of beneficial interests in the Bonds represented by this Global Certificate will be effected through the records of Euroclear and Clearstream (or, as the case may be, any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.

Cancellation

On cancellation of any Bond represented by this Global Certificate that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer acknowledges that details of such cancellation shall be entered in the records of the relevant Clearing Systems in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System, as the case may be) and, upon any such entry being made, the principal amount of the Bonds recorded in the records of the relevant Clearing Systems and represented by this Global Certificate shall be reduced by the aggregate principal amount of the Bonds so cancelled.

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Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system or clearing systems, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, but without being obliged to do so, (i) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (ii) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf. Dated as of the Issue Date.

ALIBABA GROUP HOLDING LIMITED

By:

Certificate of Authentication

This Global Certificate is authenticated

by or on behalf of the Registrar

without recourse, warranty or liability.

CITIBANK, N.A., LONDON BRANCH

as Registrar

By:

Authorised signatory

For the purposes of authentication only.

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Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

HK$[●] principal amount of the Bonds represented by this Global Certificate, and all rights under them.

Dated
Signed	Certifying Signature

Notes:

1.
The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Bonds represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.
2.
A representative of the Bondholder should state the capacity in which he signs e.g. executor.

PRINCIPAL PAYING AND EXCHANGE AGENT AND TRANSFER AGENT

CITIBANK, N.A., LONDON BRANCH

c/o Citibank, N.A., Dublin Branch

1 North Wall Quay

Dublin 1

Ireland

REGISTRAR

CITIBANK, N.A., LONDON BRANCH

c/o Citibank, N.A., Dublin Branch

1 North Wall Quay

Dublin 1

Ireland

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Schedule A

Schedule of Increases/Reductions in Principal Amount of Bonds in respect of which this Global Certificate is Issued

The following increases/reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Exchange Rights attaching to Bonds, (ii) redemption of Bonds, (iii) purchase and cancellation of Bonds, (iv) partial exchange for definitive Certificates or (v) further issues:

Date of Exchange /	Amount of	Principal amount of	Notation made by or
Redemption /	increase/decrease in	this Global	on behalf of the
Purchase and	principal amount of	Certificate following	Registrar
Cancellation of	this Global	such
Bonds / Issue of definitive Certificate /	Certificate	increase/decrease
Issue of further
bonds (stating
which)

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Schedule B

Exercise of Bondholders’ Option

The following exercise of the options of the Bondholders provided for in Conditions 10(D) or 10(E) has been made in respect of the stated principal amount of this Global Certificate:

Date of Exercise	Principal amount of this Global Certificate in respect of which exercise is made	Date on which redemption of such principal amount is due	Notation made by or on behalf of the Principal Paying and Exchange Agent

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Schedule 1

Part B

Form of Certificate

ISIN: XS3086574004

Common Code: 308657400

On the front:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE ISSUE DATE HEREOF (THE “DISTRIBUTION COMPLIANCE TERMINATION DATE”), EXCEPT, (A) TO ALIBABA GROUP HOLDING LIMITED (THE “ISSUER”) OR ONE OF ITS SUBSIDIARIES, (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES.

EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER, NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

ALIBABA GROUP HOLDING LIMITED

(an exempted company incorporated in the Cayman Islands with limited liability)

HK$12,023,000,000 zero coupon Exchangeable Bonds due 2032

CERTIFICATE

Certificate No. [●]

Registered Holder: [●] (the “Registered Holder”)

This Certificate certifies that the Registered Holder is, as at the date hereof, registered as the holder of principal amount of the Bonds referred to above (the “Bonds”) of Alibaba Group Holding Limited (the “Issuer”). The Bonds are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

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The Issuer, for value received, promises to pay to, or to the order of, the Registered Holder of the Bonds represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Bonds) on 9 July 2032 (the “Maturity Date”) (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Bonds represented by this Certificate, and in accordance with the method of calculation provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Subject to the right of the Issuer to make a Cash Settlement Election or Combination Settlement Election as described under Condition 7(B)(vi), the Bonds in respect of which this Certificate represents are exchangeable into the Exchange Property subject to and in accordance with the Conditions and the Trust Deed.

For the purposes of this Certificate, (i) the Registered Holder of the Bonds represented by this Certificate is bound by all the provisions of the Trust Deed and those provisions applicable to it of the Agency Agreement, (ii) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Bonds represented by this Certificate, (iii) this Certificate is evidence of entitlement only, (iv) title to the Bonds represented by this Certificate passes only on due registration on the Register, and (v) only the holder of the Bonds represented by this Certificate is entitled to payments in respect of the Bonds represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Certificate, and any non-contractual obligations arising out of or in connection with it, are governed by and shall be construed in accordance with English law.

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In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated: 9 July 2025

ALIBABA GROUP HOLDING LIMITED

By:

Certificate of Authentication

This Global Certificate is authenticated

by or on behalf of the Registrar

without recourse, warranty or liability.

CITIBANK, N.A., LONDON BRANCH

as Registrar

By:

Authorised signatory

For the purposes of authentication only.

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On the back:

Terms and Conditions of the Bonds

[The Terms and Conditions that are set out in Schedule 2 to the Trust Deed will be set out here.]

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TERMS AND CONDITIONS OF THE BONDS

The following are the terms and conditions substantially in the form in which they (other than the text in italics) will be endorsed on the Certificate issued in respect of the Bonds and referred to in the global certificate relating to the Bonds.

The issue of HK$12,023,000,000 in aggregate principal amount of zero coupon Exchangeable Bonds due 2032 (the “Bonds”, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 18 and consolidated and forming a single series therewith) of Alibaba Group Holding Limited (the “Issuer”) was authorised by a meeting of the board of directors of the Issuer held on 14 May 2025. The Bonds are constituted by a trust deed (as amended and/or supplemented from time to time, the “Trust Deed”) dated on 9 July 2025 (the “Issue Date”) between the Issuer and Citicorp International Limited as trustee for itself and the Holders of the Bonds (the “Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed). The Issuer will enter into a paying, exchange and transfer agency agreement dated on or about the Issue Date (as amended and/or supplemented from time to time, the “Agency Agreement”) between the Issuer, the Trustee, Citibank, N.A., London Branch, located at c/o Citibank, N.A., Dublin Branch, 1 North Wall Quay, Dublin 1, Ireland acting, as principal paying agent, principal exchange agent and principal transfer agent (in such capacities collectively the “Principal Agent”, which expression shall include its successor(s)), and Citibank, N.A., London Branch, located at c/o Citibank, N.A., Dublin Branch, 1 North Wall Quay, Dublin 1, Ireland acting as registrar (the “Registrar”, which expression shall include its successor(s)) and the other paying agents, exchange agents and transfer agents appointed under it (each a “Paying Agent”, an “Exchange Agent” or, as the case may be, a “Transfer Agent” (which expressions shall, in each case, include their respective successor(s) and any other agent appointed in such capacity in connection with the Bonds) and, together with the Registrar and the Principal Agent, the “Agents”) relating to the Bonds. References herein to each of the “Paying Agent”, the “Exchange Agent” and the “Transfer Agent” each include the Principal Agent. References to the “Principal Agent”, the “Registrar” and the “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds.

These terms and conditions of the Bonds (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. The “Holders” or “Bondholders”, in each case as defined below, are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available for inspection by the Holders at all reasonable times during normal business hours (9:00 a.m. to 3:00 p.m., Monday to Friday other than public holidays) at the corporate trust office for the time being of the Trustee (being at the date hereof at 40/F, Champion Tower, Three Garden Road, Central, Hong Kong ) following prior written request and proof of holding and identity to the satisfaction of the Trustee.

All capitalised terms that are not defined in the Conditions will have the meanings given to them in the Trust Deed.

1.
STATUS

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 4(A)) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable law, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations.

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2.
FORM, DENOMINATION AND TITLE
(A)
Form and Denomination: The Bonds will be issuable only in registered form and in the denomination of HK$2,000,000 each and integral multiples of HK$1,000,000 in excess thereof (the “authorised denomination”). A certificate (each a “Certificate”) will be issued to each Holder in respect of its registered holding of Bonds. Each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the register of Holders which the Issuer will procure to be kept by the Registrar pursuant to the Agency Agreement (the “Register”).
(B)
Title: The Bonds will be registered instruments, title to which will pass only by registration in the Register. The Holder of any Bond will, except as ordered by a court of competent jurisdiction or as otherwise required by law, be treated as the absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in or any writing (other than the endorsed form of transfer) on, or the theft or loss of, the Certificate issued in respect of it), and none of the Issuer, the Trustee or any Agent thereof shall be affected by notice to the contrary and no person shall be liable for so treating the holder. In these Conditions, “Bondholder” and, in relation to a Bond, “Holder” mean the person in whose name a Bond is registered on the Register.

Upon issue, the Bonds will be represented by a global certificate (the “Global Certificate”) registered in the name of a nominee of, and deposited with, a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A. These terms and conditions are modified by certain provisions contained in the Global Certificate.

Except in the limited circumstances described in the Global Certificate, owners of interests in Bonds represented by the Global Certificate will not be entitled to receive definitive Certificates in respect of their individual holdings of Bonds. The Bonds are not issuable in bearer form.

3.
TRANSFERS OF BONDS; ISSUE OF CERTIFICATES
(A)
Transfers: Subject to this Condition, Condition 3(D) and the terms of the Agency Agreement, a Bond may be transferred by delivering to the specified office of the Registrar or any Transfer Agent the Certificate issued in respect of that Bond duly endorsed, accompanied by a form of transfer duly completed and signed. No transfer of a Bond will be valid unless and until entered on the Register. The Registrar and any Transfer Agent may decline to effect any transfer of a Bond (i) during the period of 15 days ending on (and including) the due date for any payment of the principal of, and the premium (if any) on, such Bonds or (ii) in respect of which an Exchange Notice has been delivered in accordance with Condition 7(B) or a Put Exercise Notice has been delivered in accordance with Condition 10(D) or a Relevant Event Redemption Notice has been delivered in accordance with Condition 10(E).

Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

(B)
Delivery of New Certificates: Each new Certificate shall, upon receipt by the Registrar or, if applicable, the relevant Transfer Agent of the original Certificate and the form of transfer on the back of such Certificate duly completed and signed, be made available for collection at the specified office of the Registrar or such Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the Holder entitled to the Bonds (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer. Where some but not all the Bonds in respect of which a Certificate is issued are to be transferred, exchanged for Shares or redeemed, a new Certificate in respect of the Bonds not so transferred, exchanged or redeemed will, upon deposit or surrender of the original Certificate with or to the Registrar or the relevant Transfer Agent, be made available for collection at the specified office of the Registrar or such other relevant Transfer Agent or, if so requested in the form of transfer, be mailed by

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uninsured mail at the risk of the Holder of the Bonds not so transferred, exchanged or redeemed to the address of such Holder appearing on the Register.
(C)
Formalities Free of Charge: No service charge shall be made for any registration of transfer of Bonds but the Issuer, the Registrar or any of the Transfer Agents may require payment (or such indemnity and/or security and/or pre-funding as the Issuer, the Registrar or the relevant Agent may require) of a sum sufficient to cover any taxes, duties or other governmental charges or other related liabilities that may be imposed in relation to such transfer and such transfer shall not be made unless and until the required payment (or indemnity, security and/or pre-funding satisfactory to the Issuer, the Registrar and Agent, as the case may be) described herein is made.
(D)
Regulations: All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfer of Bonds attached as a schedule to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Trustee, or by the Registrar, with the prior written approval of the Trustee. A copy of the current regulations will be mailed or emailed by the Registrar to any Holder upon written request and proof of holding and identity satisfactory to the Registrar.
4.
NEGATIVE PLEDGE AND OTHER COVENANTS
(A)
Limitation on Liens: Subject to the exceptions set out in this Condition 4(A) below, the Issuer shall not create or have outstanding, and the Issuer shall ensure that none of its Significant Subsidiaries will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of the Issuer or of any Significant Subsidiary, without (i) at the same time or prior thereto securing or guaranteeing the Bonds, as applicable, equally and rateably therewith or (ii) providing such other security or guarantees for the Bonds as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) by the Bondholders.

The foregoing restriction will not apply to:

(i)
any Lien, guarantee or indemnity arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;
(ii)
any Lien, guarantee or indemnity in respect of the obligations of any Person which becomes a Significant Subsidiary or which merges with or into the Issuer or a Significant Subsidiary after the Issue Date which is in existence at the date on which it becomes a Significant Subsidiary or merges with or into the Issuer or a Significant Subsidiary;
(iii)
any Lien, guarantee or indemnity created or outstanding in favour of the Issuer or any Lien, guarantee or indemnity created by any of its Controlled Entities in favour of any of its other Controlled Entities;
(iv)
any Lien, guarantee or indemnity in respect of Relevant Indebtedness of the Issuer or any Significant Subsidiary with respect to which the Issuer has or such Significant Subsidiary has paid money or deposited money or securities with a paying agent, trustee or depository to pay or discharge in full the obligations of the Issuer or such Significant Subsidiary in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

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(v)
any Lien, guarantee or indemnity created in connection with Relevant Indebtedness of the Issuer or any Significant Subsidiary denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;
(vi)
any Lien, guarantee or indemnity created in connection with an acquisition of assets or a project financed with, or created to secure, Non-recourse Obligations; or
(vii)
any Lien, guarantee or indemnity arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien or guaranteed by any guarantee or indemnity permitted by the foregoing clause (ii), (v), (vi) or this clause (vii); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.
(B)
Consolidation, Merger and Sale of Assets:
(i)
Subject to the provisions of this Condition 4(B) below, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Issuer, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, to another Person, unless:
(a)
the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be a corporation validly organised and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Issuer) shall expressly assume, by supplemental trust deed all of the obligations of the Issuer under these Conditions and the Trust Deed (including, for the avoidance of doubt, the obligation to pay Additional Amounts);
(b)
if the Issuer will not be the resulting or surviving corporation, the Issuer shall have, at or prior to the effective date of such transaction, delivered to the Trustee an Officers’ Certificate and a legal opinion, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental trust deed comply with these Conditions and the Trust Deed and that all conditions precedent therein provided for relating to such transaction have been complied with; and
(c)
immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under these Conditions or the Trust Deed.

For purposes of this Condition 4(B), the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries or Consolidated Affiliated Entities of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries or Consolidated Affiliated Entities, would constitute all or substantially all of the assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Issuer to another Person.

(ii)
In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental trust deed, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of all of the Bonds (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Bonds and the due and punctual performance of all of the covenants and conditions of these Conditions and the Trust Deed to be performed by the Issuer, such Successor Company (if not the Issuer) shall succeed to and, except

4

in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been named as a party to the Trust Deed. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Bonds issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in these Conditions, such supplemental trust deed, the Trust Deed and the Agency Agreement prescribed, the Registrar shall authenticate and shall deliver, or cause to be authenticated and delivered, any Bonds that previously shall have been signed and delivered by the Issuer to the Registrar for authentication, and any Bonds that such Successor Company thereafter shall cause to be signed and delivered to the Registrar for that purpose. All the Bonds so issued shall in all respects have the same legal rank and benefit under the Trust Deed as the Bonds theretofore or thereafter issued in accordance with the terms of the Trust Deed as though all of such Bonds had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Condition 4(B) the Person named as the “Issuer” in the Trust Deed (or any successor that shall thereafter have become such in the manner prescribed in this Condition 4(B)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Bonds and from its obligations under the Trust Deed and the Bonds.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Bonds thereafter to be issued as may be appropriate.

(iii)
No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and a legal opinion as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental trust deed is required in connection with such transaction, such supplemental trust deed, complies with the provisions of this Condition 4(B), that all conditions precedent thereto have been satisfied and that the Bonds and such supplemental trust deed are the legal, valid and binding obligations of the Successor Company, enforceable against it in accordance with its terms, subject to customary assumptions, qualifications, and exceptions.
(C)
Compliance Certificate; Statements as to Defaults: The Issuer shall deliver to the Trustee (A) within 14 days following a request by the Trustee and (B) within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on 31 March 2026) an Officers’ Certificate stating that a review has been conducted of the Issuer’s activities under the Bonds and the Trust Deed and the Issuer has fulfilled its obligations hereunder, and whether the Authorised Signatories thereof have knowledge of any Default that occurred during the previous fiscal year that is then continuing and, if so, specifying each such Default and the nature thereof.

In addition, the Issuer shall deliver to the Trustee, as soon as reasonably practicable, and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default if such Default is then continuing, or within 14 days following a request by the Trustee, an Officers’ Certificate setting forth the details of such Default, its nature, status and the action that the Issuer is taking or proposing to take in respect thereof. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received written notice from the Bondholders of at least 25 per cent. in aggregate principal amount of the Bonds then outstanding regarding such an occurrence and such notice references

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the Bonds, the Trust Deed and the Issuer, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred.

(D)
The Issuer undertakes to use its reasonable endeavours (i) to effect a listing of the Bonds on the Vienna MTF within 60 days after the Issue Date and (ii) to maintain such listing of the Bonds thereafter so long as any Bond remains outstanding. If the Issuer is unable to effect such listing or maintain such listing or the maintenance of such listing is, in the opinion of the Issuer, unduly onerous or burdensome, the Issuer undertakes to promptly use its reasonable endeavours to obtain and maintain a listing and/or admission to trading of the Bonds on such other internationally recognised stock exchange upon which debt securities such as the Bonds are customarily listed and/or admitted to trading as the Issuer may from time to time determine, and the Issuer will forthwith give notice to the Bondholders in accordance with Condition 17 of the listing or de-listing and/or admission of the Bonds by any of such stock exchanges.
(E)
If the appointment of an Independent Adviser is required by these Conditions or if these Conditions relate to any matter to be determined by an Independent Adviser, the Issuer shall procure, at the expense of the Issuer that the relevant appointment is made promptly and, in any event, in time to enable the proper operation of the relevant provisions of these Conditions.

The Issuer has also given certain other undertakings and covenants in the Trust Deed for the protection of the Exchange Rights.

5.
DEFINITIONS

For the purpose of these Conditions, the following words and phrases shall have the following meanings:

“Additional Amounts” has the meaning provided in Condition 11;

“Additional Exchange Property” has the meaning provided in Condition 7(B)(iv);

“Additional Shares” has the meaning provided in Condition 7(D)(iii);

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

“Alibaba Health” means Alibaba Health Information Technology Limited, whose Shares are currently listed on the Hong Kong Stock Exchange (stock code: 00241);

“Alternative Stock Exchange” means the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, London Stock Exchange, the Singapore Exchange Securities Trading Limited or any other reputable international stock exchange (or any of their respective successors);

“Applicable PRC Rate” has the meaning provided in Condition 10(B)(ii);

“Authorised Signatory” has the meaning set out in the Trust Deed;

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity;

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“Cash Alternative Amount” means a sum in Hong Kong dollars equal to the product of (a) the number of Shares otherwise deliverable upon exercise of the Exchange Right in respect of the Bond(s) to which the Exchange Notice applies, and in respect of which the Issuer has exercised the Cash Settlement Option, and (b) the Market Price of the Shares;

“Cash Alternative Calculation Period” means the 20 consecutive Trading Days commencing on the first Trading Day following the Cash/Combination Settlement Election Notice Date;

“Cash Alternative Payment Date” has the meaning provided in Condition 7(B)(vi);

“Cash/Combination Settlement Election Notice Date” has the meaning provided in Condition 7(B)(vi);

“Cash Settlement Election” has the meaning provided in Condition 7(B)(vi);

“Cash Settlement Election Notice” has the meaning provided in Condition 7(B)(vi);

“Cash Settlement Option” has the meaning provided in Condition 7(B)(vi);

“CCASS” means the Central Clearing and Settlement System of Hong Kong;

“Change of Control” means when the Issuer ceases to have Control of Alibaba Health;

“Closing Price” of any Securities for any Trading Day shall be, (i) in respect of the Shares, the price published in the Daily Quotation Sheet published by the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Relevant Exchange for such day; and (ii) in respect of any other Relevant Securities or any other Securities, the price published in the quotation sheet of the stock exchange or other securities market on which such Relevant Securities or any other Securities are principally traded for such day;

“Closure Period” has the meaning provided in Condition 7(B)(ii);

“Code” has the meaning provided in Condition 9(B);

“Combination Alternative Consideration” has the meaning provided in Condition 7(B)(vi);

“Combination Alternative Delivery Date” has the meaning provided in Condition 7(B)(vi);

“Combination Alternative Observation Period” means the 20 consecutive Trading Days commencing on the first Trading Day following the Cash/Combination Settlement Election Notice Date;

“Combination Settlement Election” has the meaning provided in Condition 7(B)(vi);

“Combination Settlement Election Notice” has the meaning provided in Condition 7(B)(vi);

“Combination Settlement Option” has the meaning provided in Condition 7(B)(vi);

“Consideration Date” means, in relation to any Offer (or compulsory acquisition) or Scheme of Arrangement, the date upon which the consideration is received by the Issuer under the terms of the Offer (or compulsory acquisition) or Scheme of Arrangement;

“Consolidated Affiliated Entity” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles;

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“Control” means (i) the ownership (directly or indirectly, and which ownership in respect of Alibaba Health shall include, for the avoidance of doubt, any Shares loaned pursuant to the stock borrowing and lending agreement dated 3 July 2025 entered into between Ali JK Nutritional Products Holding Limited and UBS AG, London Branch) or control of more than 50 per cent. of the Voting Rights of the issued share capital of a person or (ii) the possession, directly or indirectly, of the power to nominate or designate more than 50 per cent. of the members then in office of a person’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of Voting Rights, contract or otherwise, or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person. For the avoidance of doubt, a person is deemed to Control another person so long as it fulfils one of the three foregoing requirements and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

“Controlled Entity” means, with respect to any Person, a Subsidiary or a Consolidated Affiliated Entity of such Person;

“Current Market Price” means, in respect of a Share on a particular date, the average of the Closing Price on each of the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding such date; provided that:

(A)
for the purposes of determining the Current Market Price pursuant to Condition 7(C)(iv) in circumstances where the relevant event relates to an issue of Shares, if at any time during the said 20 Trading Day period (which may be on each of such 20 Trading Days) the Shares shall have been quoted ex-dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such 20 Trading Days) the Shares shall have been quoted cum-dividend (or cum- any other entitlement) then:
(a)
if the Shares to be issued or transferred and delivered do not rank for the dividend (or other entitlement) in question, the Closing Price on the dates on which the Shares shall have been based on a price cum-dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or other entitlement per Shares; or
(b)
if the Shares to be issued or transferred and delivered rank for the dividend or other entitlement in question, the Closing Price on the dates on which the Shares shall have been based on a price ex dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by the Fair Market Value of any such dividend or other entitlement per Shares;
(B)
for the purpose of determining the Current Market Price of any Share which is to be issued or may be issued pursuant to a Scrip Dividend pursuant to Condition 7(C)(ii)(b), if on any day during the said 20 Trading Day period the Volume Weighted Average Price of the Shares shall have been based (A) on a price cum the Relevant Cash Dividend (and/or any other dividend or other entitlement which the Shares that may be issued pursuant to terms of such Scrip Dividend do not rank for), the Volume Weighted Average Price of a Share on any such day shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the Relevant Cash Dividend (and/or such other dividend or other entitlement) (as at the date of first public announcement of the terms of such Relevant Cash Dividend) per Share entitled to the Relevant Cash Dividend (and/or such other dividend or other entitlement) or (B) on a price ex- the Relevant Cash Dividend, the Volume Weighted Average Price of a Share on any such day shall for the purposes of this definition be deemed to be the amount thereof (x) multiplied by the sum of one and the number of Shares which are to be issued or may be issued pursuant to such Scrip Dividend per Share entitled to the Relevant Cash Dividend and (y) reduced by the Fair Market Value of the Relevant

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Cash Dividend (as at the date of first public announcement of the terms of such Relevant Cash Dividend) per Share entitled to the Relevant Cash Dividend; and
(C)
for any other purpose, if any day during the said 20 Trading Day-period was the ex-date in relation to any dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend (or other entitlement) per Share as at the date of first public announcement of the terms of such dividend (or other entitlement);

“Daily Combination Exchange Value” has the meaning provided in Condition 7(B)(vi);

“Daily Combination Measurement Value” has the meaning provided in Condition 7(B)(vi);

“Daily Combination Settlement Amount” has the meaning provided in Condition 7(B)(vi);

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default;

“Delisting” means, for so long as Shares are comprised in the Exchange Property, when the Shares cease to be listed or admitted to trading on the Hong Kong Stock Exchange or an Alternative Stock Exchange (as the case may be);

“Determination Date” has the meaning further provided in the relevant Condition;

“Distribution” means (a) any distribution of assets in specie by Alibaba Health made to all or substantially all Shareholders for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid) by way of capitalisation of reserves, but excludes a Scrip Dividend adjusted for under Condition 7(C)(ii)(b)); and (b) any cash dividend or distribution (including for this purpose any Relevant Cash Dividend) of any kind by Alibaba Health to all or substantially all Shareholders for any financial period (whenever paid and however described), translated (if necessary) into Hong Kong dollars at the Prevailing Rate as at the first public announcement of the terms of such distribution as is referred to under (a) and/or (b) of this definition;

“Effective Date” has the meaning further provided in the relevant Condition;

“Event of Default” has the meaning provided in Condition 12(A);

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Exchange Business Day” means a day on which both CCASS and the share registrar and transfer office of Alibaba Health are open for business for trade, settlement of the Shares and for registration of share transfers;

“Exchange Date” has the meaning provided in Condition 7(B)(ii);

“Exchange Expenses” has the meaning provided in Condition 7(B)(iii);

“Exchange Notice” has the meaning provided in Condition 7(B)(i);

“Exchange Period” has the meaning provided in Condition 7(A)(ii);

“Exchange Price” has the meaning provided in Condition 7(A)(i);

“Exchange Property” has the meaning provided in Condition 7(A)(i);

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“Exchange Ratio” has the meaning provided in Condition 7(A)(i);

“Exchange Right” has the meaning provided in Condition 7(A)(i);

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Adviser on the basis of a commonly accepted market valuation method and taking into account such factors as it considers appropriate, provided that an Independent Adviser will not be required to determine the fair market value where (i) the Distribution is paid in cash, in which case the fair market value of such cash Distribution per Share shall be the amount of such cash Distribution per Share determined as at the date of announcement of such cash Distribution, (ii) any other amounts are paid in cash, in which case the fair market value of such cash amount shall be the amount of cash, and (iii) options, warrants or other rights or securities are or will upon issuance be publicly traded in a market of adequate liquidity (as determined by such Independent Adviser), the fair market value of such options, warrants or other rights or securities shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights or securities during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights or securities are publicly traded. Such amounts, if expressed in a currency other than Hong Kong dollars shall be translated into Hong Kong dollars in the case of any cash Distribution at the Prevailing Rate on such date. In addition, in the case of provisos (i) and (ii) above of this definition, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax and disregarding any associated tax credit;

“FATCA” has the meaning provided in Condition 11(v);

“Final Date” means, in relation to any Offer, the date such Offer becomes or is declared unconditional in all respects, provided that as a result of such Offer (including any compulsory acquisition thereafter) the Relevant Securities of all or substantially all holders would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof);

“Further Amount” has the meaning provided in Condition 7(B)(vi);

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with generally accepted accounting principles in the United States, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined;

“Independent Adviser” means an independent institution or adviser of international repute selected and appointed by the Issuer at its own expense and notified in writing to the Trustee;

“Issuer Group” means the Issuer and its Controlled Entities;

“Issuer Optional Redemption Date” has the meaning provided in Condition 10(B)(i);

“Issuer Optional Redemption Notice” has the meaning provided in Condition 10(B)(i);

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest;

“Make-Whole Event” has the meaning provided in Condition 7(D)(i);

“Make-Whole Exchange Property” has the meaning provided in Condition 7(D)(i);

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“Make-Whole Period” means the period from, and including the date on which the applicable Issuer Optional Redemption Notice or Tax Redemption Notice is delivered, or the Effective Date (as defined in 7(D)(iii)) of the Relevant Event, as the case may be, to, and including, the fifth Scheduled Trading Day immediately preceding the related Issuer Optional Redemption Date or Tax Redemption Date, or, in the case of a Relevant Event, the 35th Trading Day immediately following the later of the Effective Date of the Relevant Event and the date on which the Relevant Event Notice is delivered pursuant to these Conditions, as the case may be;

“Market Disruption Event” means, for the purposes of determining amounts due upon exchange, (i) a failure, in case of Shares, by the Relevant Exchange or, in case of any other Relevant Security, by the stock exchange or other securities market on which such Relevant Security is principally traded, to open for business during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. at the location of such venue, on any Trading Day for Shares or Relevant Security (as the case may be) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by such venue or otherwise) in the Shares or Relevant Security (as the case may be) or in any options contracts or futures contracts relating to the Shares or Relevant Security (as the case may be);

“Market Price” means the arithmetic average of the Volume Weighted Average Price of the Shares for each day during the Cash Alternative Calculation Period;

“Maturity Date” has the meaning provided in Condition 10(A);

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Issuer or any of its Controlled Entities or (ii) the financing of a project involving the purchase, development, improvement or expansion of properties of the Issuer or any of its Controlled Entities, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Issuer or any of its Controlled Entities or to the Issuer’s or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof);

“Offer” means a publicly announced offer to the holders of any Relevant Securities comprising Exchange Property, whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all holders of the applicable Relevant Securities or all or substantially all such holders other than any holder who is, or is connected with, or is deemed to be acting in concert with, the person making such offer or to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory, it is determined not to make such an offer;

“Officers’ Certificate” means when used with respect to the Issuer, a certificate that is delivered to the Trustee and that is signed by two Authorised Signatories;

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organisation or a government or an agency or a political subdivision thereof;

“Prevailing Rate” means, in respect of any two currencies on any day, the spot rate of exchange between such currencies prevailing as at or about 12:00 noon (Hong Kong time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (Hong Kong time) on the immediately preceding day on which such rate can be so determined, in each case, as notified in writing by the Issuer to the Trustee and the relevant Agent(s) on the date of determination of the Prevailing Rate or any other amount calculated using the Prevailing Rate(s), as the case may be;

“Proceedings” has the meaning provided in Condition 22;

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“Put Exercise Notice” has the meaning provided in Condition 10(D);

“Put Option Date” has the meaning provided in Condition 10(D);

“Redemption Date” has the meaning provided in Condition 10(G);

“Redemption Notice” has the meaning provided in Condition 10(G);

“Redemption Reference Date” means the date the Issuer gives the Issuer Optional Redemption Notice or the Tax Redemption Notice, as the case may be;

“Redemption Reference Price” means, for any exchange in connection with an Issuer Optional Redemption Notice or Tax Redemption Notice pursuant to Condition 10(B), the average of the Closing Prices of the Shares over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date the Issuer gives the Issuer Optional Redemption Notice or Tax Redemption Notice;

“Registration Date” means in respect of any Shares comprised in the Exchange Property to be delivered to a Bondholder upon exercise of Exchange Rights, the date on which the relevant Bondholder is registered as the holder of such Shares;

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by Alibaba Health, including any cash dividend in respect of which there is any Scrip Dividend (which, for the avoidance of doubt, shall exclude a purchase or redemption of Shares, but include the Relevant Cash Dividend component of a Scrip Dividend);

“Relevant Company” means Alibaba Health, and any corporation or company derived from or resulting or surviving from the merger, consolidation, amalgamation, reconstruction or acquisition of Alibaba Health with, into or by such other corporation or company, and any other entity, all or part of the share capital of which is, or all or some of the Securities are, at the relevant time included in the Exchange Property;

“Relevant Event” means the occurrence of either (a) a Change of Control; (b) a Delisting; (c) a Suspension in Trading or (d) a Triggering Event;

“Relevant Event Notice” has the meaning provided in Condition 10(E);

“Relevant Event Redemption Date” has the meaning provided in Condition 10(E);

“Relevant Event Redemption Notice” has the meaning provided in Condition 10(E);

“Relevant Exchange” means the Hong Kong Stock Exchange or the Alternative Stock Exchange on which the Relevant Security is listed or admitted to trading;

“Relevant Indebtedness” means any Indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitisations;

“Relevant Page” means the relevant page on Bloomberg or, if there is no such page, on Reuters or such other information service provider that displays the relevant information, in each case, as notified in writing by the Issuer to the Trustee and the relevant Agent(s) on the date of determination of the Prevailing Rate;

“Relevant Securities” means Securities included in the Exchange Property from time to time, and “Relevant Security” shall be read accordingly;

“Relevant Tax Jurisdiction” has the meaning provided in Condition 10(B)(ii);

“Retroactive Adjustment” has the meaning provided in Condition 7(B)(iv);

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“Retroactive Adjustment Reference Date” has the meaning provided in Condition 7(B)(iv);

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Exchange, provided that if the Shares (or other Relevant Securities) are not listed for trading on any Relevant Exchange, Scheduled Trading Day means a business day in Hong Kong;

“Scheme of Arrangement” means a scheme of arrangement, reorganisation, amalgamation or reconstruction of any company or companies (whether or not involving liquidation or dissolution) or analogous procedure that results in the acquisition by another entity of all or a majority of the Shares;

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received (and, for the avoidance of doubt, to the extent that an adjustment is made under Condition 7(C)(iii) in respect of the Relevant Cash Dividend, no adjustment is to be made for the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof for which an adjustment is already made under Condition 7(C)(ii)(b));

“Securities” means shares or other securities (including, without limitation, any options, warrants, convertible bonds, evidence of indebtedness or rights to subscribe or purchase shares or other Securities);

“Settlement Date” means, in the case of the exercise of Exchange Rights other than where a Cash Settlement Election or Combination Settlement Election is made, the date falling eight Trading Days after the relevant Exchange Date;

“Share Price” has the meaning provided in Condition 7(D)(iii);

“Shares” means ordinary shares of par value HK$0.01 each in the issued share capital of Alibaba Health or shares of any class or classes resulting from any subdivision, consolidation or reclassification of those shares, which as between themselves have no preference in respect of dividends, nor of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of Alibaba Health;

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of the Issuer’s Consolidated Affiliated Entities and their Subsidiaries will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X;

“Specified Date” means, in respect of any Offer, the 15th day following that on which such Offer was made, or, where such Offer is open for less than 15 days, the final date for acceptance of such Offer, which, if such Offer is extended prior to such final date, shall be the final date for acceptance of such extended Offer;

“Specified Dollar Amount” has the meaning provided in Condition 7(B)(vi);

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50 per cent. of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. For the avoidance of doubt, the term “Subsidiary” or “Subsidiaries” shall include the Issuer’s Consolidated Affiliated Entities, including its variable interest entities and their Subsidiaries;

“Successor Company” has the meaning provided in Condition 4(B)(i)(a);

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“Suspension in Trading” means, for so long as the Shares are comprised in the Exchange Property, the suspension in trading of the Shares on the Hong Kong Stock Exchange or an Alternative Stock Exchange (as the case may be) for a period of 30 consecutive Trading Days;

“Tax Option Exercise Notice” has the meaning provided in Condition 10(B)(ii);

“Tax Redemption Date” has the meaning provided in Condition 10(B)(ii);

“Tax Redemption Notice” has the meaning provided in Condition 10(B)(ii);

“Trading Day” means (i) in respect of the Shares, a day (other than a Saturday or Sunday) on which the Relevant Exchange is open for business, provided that for the purposes of any calculation where a Closing Price is required, if no Closing Price in respect of the Shares is reported for one or more consecutive Trading Days, such day or days will be disregarded in any relevant calculation and shall be deemed not to have been Trading Days when ascertaining any period of Trading Days; and (ii) in respect of any other Relevant Securities or any other Securities, a day (other than a Saturday or Sunday) on which the stock exchange or other securities market on which such Relevant Securities or any other Securities are principally traded is open for business, provided that for the purposes of any calculation where a Closing Price is required, if no Closing Price in respect of such Relevant Security or other Security is reported for one or more consecutive Trading Days, such day or days will be disregarded in any relevant calculation and shall be deemed not to have been Trading Days when ascertaining any period of Trading Days, and in each of cases (i) and (ii) further provided that for the purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) in case of Shares, trading in Shares generally occurs on the Relevant Exchange, and in case of any other Relevant Security, trading in such Relevant Security generally occurs on the Relevant Exchange on which such Relevant Security is principally traded; if the Shares are not traded on the Relevant Exchange or such Relevant Security is not so traded, “Trading Day” means an Exchange Business Day;

“Transfer Instrument” has the meaning provided in Condition 7(B)(i);

“Triggering Event” means, (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Issuer Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Issuer Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Issuer’s consolidated financial statements for the most recent fiscal quarter and (y) the Issuer’s being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Issuer Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Issuer’s consolidated financial statements for the most recent fiscal quarter and (B) the Issuer has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either that (1) the Issuer is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Issuer Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the consolidated financial statements of the Issuer for the most recent fiscal quarter prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of the Issuer) or (2) such Change in Law would not materially adversely affect the Issuer’s ability to make principal, premium (if any) and interest payments on the Bonds when due, or otherwise comply with the provisions of these Conditions and the Trust Deed relating to the Issuer’s obligations relating to exchange of the Bonds;

“U.S. Certification” has the meaning provided in Condition 7(B)(ii);

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“Value” of any Exchange Property on any day means the aggregate of:

(a)
the value of publicly traded securities included in such Exchange Property, which shall be deemed to be the Volume Weighted Average Price of such securities on such day, provided that if such day is not a day on which the Relevant Exchange is open for business or, if there is no such Volume Weighted Average Price, then the value of such publicly traded securities shall be the Volume Weighted Average Price on the immediately preceding such day, translated (if necessary) into Hong Kong dollars at the Prevailing Rate on such day;
(b)
the value of all other assets (other than cash) and of publicly traded securities for which a value cannot be determined pursuant to (i) above included in such Exchange Property, which shall be deemed to be the value on such day (translated (if necessary) into Hong Kong dollars as aforesaid) as certified by an Independent Adviser; and
(c)
the value of cash shall be deemed to be the amount thereof (translated (if necessary) into Hong Kong dollars as aforesaid),

provided that (i) if on any day any such publicly traded securities are quoted or traded on the Relevant Exchange cum any dividend or other entitlement, or any assets or publicly traded securities the value of which is to be determined pursuant to (b) above have the benefit of, or are entitled to, or carry the right to, any dividend or other entitlement, in any such case which a Bondholder would not be entitled to pursuant to these Conditions on exercising Exchange Rights on the last day permitted pursuant to these Conditions (disregarding for this purpose any Cash Settlement Election or Combination Settlement Election), then the value of any such assets or publicly traded securities on such day shall be reduced by an amount equal to the gross amount of any such dividend or other cash entitlement or, as the case may be, the value (as determined by an Independent Adviser) of any entitlement or dividend where that is other than cash and (ii) if on any day any such publicly traded securities are quoted or traded on the Relevant Exchange ex any dividend or other entitlement, or any assets or publicly traded securities the value of which is to be determined pursuant to (b) above do not have the benefit of, or are not entitled to, or do not carry the right to, any dividend or other entitlement, in any such case which a Bondholder would be entitled to pursuant to these Conditions on exercising Exchange Rights on the last day permitted pursuant to these Conditions (disregarding for this purpose any Cash Settlement Election or Combination Settlement Election), then the value of any such assets or publicly traded securities on such day shall be increased by an amount equal to the gross amount of any such dividend or other cash entitlement or, as the case may be, the value (as determined by an Independent Adviser) of any entitlement or dividend where that is other than cash less the amount (if any) in respect of any such dividend, entitlement or, as the case may be, value to which the Bondholder is otherwise entitled pursuant to any other provision of these Conditions;

“Vienna MTF” means the multilateral trading facility operated by Vienna Stock Exchange;

“Volume Weighted Average Price” means, in respect of a Share or security on any Trading Day:

(a)
the order book volume weighted average price of a Share published by or derived from Bloomberg page “241 HK EQUITY VWAP” (setting weighted average) in respect of such Trading Day; and
(b)
in the case of a security (other than the Shares), options, warrants or other rights, from the principal stock exchange or securities market on which such securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Adviser on such Trading Day,

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provided that if on any such Trading Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share or security, options, warrants or other rights, as the case may be, in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined; and

“Voting Rights” means the right generally to vote at a general meeting of shareholders of a person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency, and any such voting power shall therefore be excluded for the purpose of this definition).

6.
INTEREST

The Bonds are zero coupon and do not bear interest unless, upon due presentation thereof, payment of principal and premium (if any) is improperly withheld or refused. In such event, such unpaid amount shall bear interest at the rate of one per cent. per annum (both before and after judgment) from the day on which such unpaid amount in respect of the Bonds is due until whichever is the earlier of (i) the day on which all sums due in respect of such Bond are received by or on behalf of the relevant holder and (ii) the day falling seven days after the Trustee or the Principal Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

If interest is required to be calculated for a period of less than one year, it will be determined on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

7.
EXCHANGE RIGHT
(A)
Exchange Period, Exchange Rights, Cash Settlement Election and Combination Settlement Election
(i)
Exchange Right: Subject to the right of the Issuer to make a Cash Settlement Election or Combination Settlement Election, each Bondholder shall have the right to exchange all or any of its Bonds at any time during the Exchange Period referred to below for, a pro rata share of the Exchange Property as at the relevant Exchange Date. Such exchange of a Bond for a pro rata share of the Exchange Property (or, as the case may be, for payment of the Cash Alternative Amount or payment or delivery, as applicable, of the Combination Alternative Consideration) is referred to herein as an “exchange” and the right of a Bondholder to require an exchange is herein referred to as the “Exchange Right”. Other than where a Cash Settlement Election is made by the Issuer and in respect of the Exchange Property to which such Cash Settlement Election relates or where a Combination Settlement Election is made by the Issuer and in respect of the Exchange Property to which the Specified Dollar Amount of such Combination Settlement Election relates, upon a due exercise of Exchange Rights, the relevant Bondholder shall be entitled to receive, and the Issuer shall deliver or procure the delivery of, a pro rata share of the Exchange Property calculated as at the relevant Exchange Date in accordance with this Condition 7.

Subject to the right of the Issuer to make a Cash Settlement Election or Combination Settlement Election, upon exercise of Exchange Rights, Bondholders shall initially be entitled to receive 160,513.6 Shares in respect of each HK$1,000,000 principal amount of Bonds delivered for exchange (before applying Condition 7(A)(iii) and subject to adjustment to the Exchange Price in the manner provided in Condition 7(C), the “Exchange Ratio”). For the avoidance of doubt, unless the Issuer exercises its right to make a Cash Settlement Election or Combination Settlement Election in accordance with Condition 7(B)(vi) herein, the Issuer shall be deemed to have elected not to make a

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Cash Settlement Election or Combination Settlement Election, and thereby shall be deemed to have elected to deliver Shares (or the Exchange Property, as applicable) in satisfaction of the Issuer’s exchange obligation.

The “Exchange Price” will initially be HK$6.23 per Share but will be subject to adjustment in the manner provided in Condition 7(C). For the purpose of these Conditions, “Exchange Property” means, at any time and in respect of all the Bonds which are outstanding at such time (excluding for this purpose the principal amount of any Bonds in respect of which Exchange Rights have been exercised by a Bondholder but the Exchange Property has not yet been delivered or paid), a number of Shares (unrounded) equal to the aggregate principal amount of the Bonds so outstanding divided by the Exchange Price in effect at such time. As set out in this Condition 7(A), the number of Shares forming the Exchange Property may be altered following an adjustment to the Exchange Price, with additional Shares forming part of the Exchange Property (subject as set out below) or otherwise pursuant to an adjustment to the Exchange Property as set forth in Condition 7(D).

(ii)
Exchange Period: Subject to applicable law and save as provided in these Conditions (including, without limitation, Condition 7(A)(iv)), the Exchange Right relating to any Bond may be exercised by the holder thereof, at any time during the period from, and including, 41st day following the Issue Date to, and including, the earliest to occur of (i) the close of business (at the place where the Bond is deposited for exchange) on the fifth Scheduled Trading Day immediately preceding the Maturity Date, (ii) if such Bond is to be redeemed pursuant to Condition 10(B) prior to the Maturity Date to, and including, the close of business (at the place aforesaid) on the fifth Scheduled Trading Day immediately preceding the Issuer Optional Redemption Date or Tax Redemption Date, as the case may be or (iii) if notice requiring redemption has been given by the holder of such Bond pursuant to Condition 10(D), to the close of business (at the place aforesaid) on the date prior to the Put Option Notice (the “Exchange Period”).
(iii)
Fractions of Shares: Fractions of Shares will not be delivered on exchange, and the same shall be rounded down to the nearest whole number of Shares, and no cash adjustments will be made in respect thereof. However, if the Exchange Right in respect of more than one Bond is exercised at any one time such that Shares to be delivered on exchange are to be registered in the name of the same Bondholder, the number of such Shares to be delivered in respect thereof (including, where applicable, any Cash Alternative Amount or Combination Alternative Consideration) shall be calculated on the basis of the aggregate principal amount of such Bonds being so exchanged and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or reclassification of Shares by operation of law or otherwise occurring after 3 July 2025 which reduces the number of Shares outstanding, the Issuer will upon exchange of the Bonds pay in cash in Hong Kong dollars a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Exchange Rights, aggregated as provided in this Condition 7(A)(iii), as corresponds to any fraction of a Share not delivered as a result of such consolidation or re-classification aforesaid if such sum exceeds HK$100.00. Any such sum shall be paid by the Issuer directly to the relevant Bondholder not later than three Trading Days after the relevant Exchange Date (unless Cash Settlement Election or Combination Settlement Election has been made, in which any such amount owed shall be paid not later than three Trading Days following the last day of the Cash Alterative Calculation Period or the Combination Alternative Observation Period, as the case may be) by means of a Hong Kong dollar cheque drawn on, or by transfer to a Hong Kong dollar account maintained by the payee with a bank in accordance with instructions given by the relevant Bondholder in the relevant Exchange Notice.

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(iv)
Revival and/or Survival after Default: Notwithstanding the provisions of Conditions 7(A)(i) and 7(A)(ii), if (A) the Issuer shall default in making payment in respect of such Bond on such date fixed for redemption, (B) an Event of Default has occurred under Condition 12, or (C) any Bond is not redeemed in accordance with Condition 10, the Exchange Right attaching to such Bond will revive and/or will continue to be exercisable to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for exchange) on the date on which the full amount of the moneys payable in respect of such Bond has been duly received by the Trustee or the Principal Agent and notice thereof has been duly given to the Bondholders in accordance with Condition 17 or, if earlier, the Maturity Date, provided that, in each case, if such final date for the exercise of Exchange Rights is not a business day in the place of the specified office of the Exchange Agent, then the period for exercise of Exchange Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.
(B)
Procedure for Exercise of Exchange Rights
(i)
Exchange Notice: To exercise the Exchange Right attaching to any Bond, the Bondholder must (A) complete and execute a notice, together with a copy of the applicable signed transfer document(s) (the “Transfer Instrument”), (each in the then current form obtainable from the specified office of any Exchange Agent) (such notice and such copy of the Transfer Instrument, collectively, the “Exchange Notice”) and deliver to the Exchange Agent, at such Bondholder’s own expense, such Exchange Notice in accordance with the terms of the Agency Agreement together with the relevant Certificate and any certificates and other documents as may be required under the laws of the jurisdiction in which the specified office of such Exchange Agent shall be located and any payment required by Condition 7(B)(iii) and (B) deliver the original signed Transfer Instrument to the Issuer at the office of the Issuer (being as at the Issue Date at 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (Attention: Company Secretary) provided that the Issuer shall give notice to the Bondholders in accordance with Condition 17 as soon as possible upon a change in such office), in each case during usual business hours (being 9:00 a.m. and 3:00 p.m. (local time)) on any business day in the place of the specified office of such Exchange Agent or the Issuer (as the case may be), provided that if the delivery of the Exchange Notice together with the Certificate is made outside of such usual business hours as aforesaid or on a day which is not a business day in the place of the specified office of such Exchange Agent, such delivery shall be deemed to have been made on the immediately following such business day. Neither the Trustee nor the Agents shall be responsible for monitoring or ascertaining in any way the existence, launching or any change of such laws or regulations or for ascertaining whether such certificates or documents, if applicable, shall have been provided by such Bondholder, and none of them shall be liable for any failure by any Bondholder to provide such certificates or documents.

An Exchange Notice once given shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.

The Issuer, or the relevant Exchange Agent on its behalf, may reject any incomplete or incorrect Exchange Notice (including the transfer document(s)). All costs and expenses incurred or caused by an incomplete or incorrect Exchange Notice shall be for the account of the relevant Bondholder.

The Issuer and the Agents shall be only required to act on an Exchange Notice that is complete and correct in all respects. Where the Exchange Notice (including the transfer document(s)) is incomplete or incorrect and has been rejected by the Issuer or the relevant Exchange Agent, the Settlement Date, the Cash Alternative Payment Date or the Combination Alternative Delivery Date, as applicable, shall be determined by reference to the date of receipt of a complete and correct executed Exchange Notice

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(including the transfer document(s)) which has been delivered in accordance with the terms of the Agency Agreement.

Where the relevant Bond is represented by the Global Certificate, any person appearing in the records of Euroclear or Clearstream as entitled to an interest in the Global Certificate shall be entitled (subject to the provisions of the Global Certificate) to deliver or cause to be delivered to Euroclear or Clearstream, as the case may be, at its own expense a duly completed Exchange

Notice referred to above in accordance with the rules and procedures of Euroclear or Clearstream, as the case may be.

(ii)
Exchange Date: The “Exchange Date” applicable to a Bond shall mean the Exchange Business Day immediately following the date when all of the following are completed: (A) the receipt of an Exchange Notice by an Exchange Agent delivered in accordance with Condition 7(B)(i); (B) the receipt of the original signed Transfer Instrument by the Issuer delivered in accordance with Condition 7(B)(i); and (C) compliance by the relevant Bondholder with the other relevant conditions set out in this Condition 7. Upon the occurrence of an Exchange Date, the Issuer shall promptly notify the Trustee and the Principal Agent of such date, and each of the Trustee and the Principal Agent shall be entitled to rely conclusively, without investigation or verification, on such notice.

Bondholders who deposit Bonds and deliver an Exchange Notice on the final day (during usual business hours (being between 9:00 a.m. (Hong Kong time) and 3:00 p.m. (Hong Kong time))) prior to any period during which Alibaba Health shall close its register of shareholders as may be permissible under the laws of Hong Kong (a “Closure Period”) or who deposit Bonds and deliver an Exchange Notice during a Closure Period will not be permitted to exchange their Bonds until an Exchange Date after the end of the Closure Period. Such Bondholders will not be registered as Shareholders and will retain the rights of a Bondholder with respect to the Bonds until the Exchange Date.

A Bondholder exercising Exchange Rights will be required to certify in the relevant Exchange Notice (a “U.S. Certification”) that it is not a “U.S. person” and that such exchange is being made by a non-U.S. person in an “offshore transaction” (as such terms are defined in Regulation S under the United States Securities Act of 1933, as amended). If such U.S. Certification is not provided, the relevant Exchange Notice shall be void.

Exchange Rights may only be exercised in respect of an authorised denomination (or integral multiple thereof). Where Exchange Rights are exercised in respect of part only of the Bonds represented by a Certificate, the old Certificate shall be cancelled and a new Certificate for the balance thereof shall be issued in lieu thereof without charge to the relevant Bondholder but upon payment by the relevant Bondholder of the taxes, duties and other governmental charges payable in connection therewith, and the Registrar will, within 10 business days in the place of the specified office of the Registrar following the relevant Exchange Date, deliver such new Certificate to the relevant Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Bond by uninsured mail to such address as the Bondholder may request.

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(iii)
Stamp and other duties and taxes and exchange costs: The Issuer will pay any stamp, registration, documentary, transfer or other similar taxes or duties (including penalties) arising on the transfer or delivery of any Exchange Property to or to the order of a Bondholder pursuant to the exercise of Exchange Rights which are payable or imposed in the Cayman Islands, the PRC, Hong Kong, Bermuda or the jurisdiction in which the relevant Exchange Property is situated (and for this purpose any securities in registered form comprising Exchange Property shall be deemed to be situated in the jurisdiction in which the register (or in the case of more than one register, the principal register) on which title to and transfers of such securities are recorded or maintained is located) or imposed or payable by virtue of the place of incorporation, domicile or tax residence of the issuer of any securities comprised in the relevant pro rata share of the Exchange Property, and all other costs, fees and expenses in connection with the transfer or delivery of Exchange Property on exercise of Exchange Rights, including the costs, fees and expenses of any custodian, depositary, agent or other entity facilitating the relevant transfer or delivery (such taxes, duties, costs, fees and expenses described in this paragraph, the “Exchange Expenses”).

Subject to the above, a Bondholder exercising Exchange Rights must pay directly to the relevant authorities any other taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising in any jurisdiction not mentioned in the immediately preceding paragraph of this Condition 7(B)(iii) on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights.

Neither the Trustee nor the Agents shall be responsible for determining whether any Exchange Expenses or any other taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) are payable by the Issuer, any Bondholder, or any other person or the amount thereof, or for paying the same, and none of them shall be responsible or liable for any failure by the Issuer, any Bondholder or any other person to pay such Exchange Expenses or taxes and capital, stamp, issue, registration, documentary, transfer, duties or amounts (including penalties).

If the Issuer shall fail to pay any Exchange Expenses for which it is responsible as provided above, the relevant Bondholder shall be entitled to tender and pay the same and the Issuer, as a separate and independent stipulation, covenants to reimburse each such Bondholder directly in respect of the payment of such Exchange Expenses and any penalties payable in respect thereof.

Each Bondholder must pay, and is solely liable for, all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with the exercise of Exchange Rights by it.

(iv)
Delivery: Other than where a Cash Settlement Election is made by the Issuer and in respect of the Exchange Property to which such Cash Settlement Election relates or where a Combination Settlement Election is made by the Issuer and in respect of the Exchange Property to which the Specified Dollar Amount of such Combination Settlement Election relates, the Issuer shall, as soon as practicable and (subject as provided below where the relevant Bondholder specifies in its Exchange Notice that delivery of the Shares shall be made otherwise than through CCASS) in any event not later than the Settlement Date, effect delivery of any Shares to exchanging Bondholders in accordance with prevailing regulations relevant to the transfer of the Shares to exchanging Bondholders. The Issuer shall, to the extent permitted under the rules, procedures and practices of CCASS, take all necessary action to procure that any Shares are delivered to an exchanging Bondholder or its nominee as provided for in the Exchange Notice through CCASS, unless such Bondholder otherwise specifies in its Exchange Notice that delivery shall be made otherwise than through CCASS, and in that case, the

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Issuer shall use its best endeavours to procure that a certificate (registered in the name of the Bondholder or its nominee as provided for in the Exchange Notice) for the Shares in registered form shall be issued and despatched (at the risk of the relevant Bondholder) (or, if requested, made available for collection) not later than the Settlement Date.

Notwithstanding the above, if the Exchange Property has changed in whole or in part as a result of acceptance of an Offer or as a result of the compulsory acquisition of any Shares or as a result of a Scheme of Arrangement becoming effective, in each case as provided in Condition 8, then references to “Settlement Date” in the immediately preceding paragraph shall be construed as references to the later of the date that would be (but for the operation of this paragraph) the Settlement Date and the day falling five Business Days after the Consideration Date.

The Issuer, the Trustee and the Agents shall not be responsible or liable to any person for any delay in the delivery of any property comprising Exchange Property following exercise of Exchange Rights arising as a result of a failure by the relevant Bondholder to supply all information and details as required by the relevant Exchange Notice.

If (A) the Registration Date in relation to any exercise of the Exchange Rights shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Exchange Price pursuant to Condition 7(C), but before the relevant adjustment becomes effective under the relevant Condition, and (B) the Exchange Date in relation to such exercise shall be before the date on which the relevant adjustment to the Exchange Price becomes effective under the relevant provisions pursuant to Condition 7(C) (the “Retroactive Adjustment Reference Date”, and any such adjustment, a “Retroactive Adjustment”), upon the relevant adjustment to the Exchange Price becoming effective under the relevant Condition, the Issuer shall procure the delivery to the exchanging Bondholder (or in accordance with the instructions contained in the Exchange Notice, subject to applicable laws and regulations), such additional number of Shares, the cash equivalent amount in Hong Kong dollars (calculated by multiplying such number of Shares by the arithmetic average of the Volume Weighted Average Price of one Share for each day during the five Trading Days ending on the Exchange Date) or the Combination Settlement Amount, as applicable (the “Additional Exchange Property”) as is equal to the number of Shares which would have been required to be delivered on exchange of such Bond if the relevant adjustment to the Exchange Price had been made and become effective immediately prior to the relevant Exchange Date and in such event and in respect of such Additional Exchange Property references in this Condition 7(B)(iv) to the Exchange Date shall be deemed to refer to the date upon which the Retroactive Adjustment becomes effective (notwithstanding that the date upon which it becomes effective falls after the end of the Exchange Period).

Delivery of the Additional Exchange Property shall be made as soon as practicable and in any case no later than the date falling five Trading Days following the Retroactive Adjustment Reference Date.

(v)
Entitlement to dividend, distributions, interest or other income etc.: Unless a Cash Settlement Election is made by the Issuer and in respect of the Exchange Property to which such Cash Settlement Election relates or a Combination Settlement Election is made by the Issuer and in respect of the Exchange Property to which the Specified Dollar Amount of such Combination Settlement Election relates, the relevant Bondholder (or the person designated in the relevant Exchange Notice) will be the owner of the pro rata share of the Exchange Property to be delivered upon exchange with effect from (and including) the relevant Registration Date and will be entitled to all rights, distributions or payments in respect of such Exchange Property from (and including) such Registration Date. Subject

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as provided herein, Exchange Property delivered on exercise of Exchange Rights shall not include any dividends or other income thereon or other distributions or rights in respect thereof, declared, paid or made by reference to a record date or other due date for the establishment of the relevant entitlement falling prior to the relevant Registration Date. Exchange Property delivered or transferred or to be delivered or transferred upon exchange shall rank for and be entitled to all dividends, interest and other income, payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of entitlement falling on or after the relevant Registration Date.
(vi)
Cash Settlement Election; Combination Settlement Election: Upon the exercise of Exchange Rights by a Bondholder, the Issuer may make either (A) an election (a “Cash Settlement Election”) to pay to the relevant Bondholder a Cash Alternative Amount, together with any other amounts payable by the Issuer to such Bondholder pursuant to these Conditions in respect of, or relating to, the relevant exercise of Exchange Rights, in order to satisfy the Exchange Right in full or in part (in which case the other part shall be satisfied by the delivery of Shares) (the “Cash Settlement Option”) or (B) an election (a “Combination Settlement Election”) to pay or deliver, as applicable, to the relevant Bondholder in respect of each HK$1,000,000 being exchanged, the Combination Alternative Consideration, together with any other amounts payable by the Issuer to such Bondholder pursuant to these Conditions in respect of, or relating to, the relevant exercise of Exchange Rights, in order to satisfy the Exchange Right (the “Combination Settlement Option”). In order to exercise the Cash Settlement Option or the Combination Settlement Option, the Issuer shall provide notice of the exercise of the Cash Settlement Option (a “Cash Settlement Election Notice”) or Combination Settlement Option (a “Combination Settlement Election Notice”) to the relevant Bondholder, with a copy to the Trustee and the Principal Agent, on a day (the “Cash/Combination Settlement Election Notice Date”) that shall be no later than the third Trading Day following the relevant Exchange Date.

(I) Any Cash Settlement Election Notice shall state that the Issuer has made a Cash Settlement Election and specify the Exchange Price in effect on the relevant Exchange Date and whether the Cash Settlement Election is in respect of the whole of such Exchange Property or any part thereof, and if in respect of part, shall specify the relevant part. If the Issuer exercises its Cash Settlement Option in respect of Bonds held by more than one Bondholder which are to be exchanged on the same Exchange Date, the Issuer shall make the same proportion of cash and Shares available to such exchanging Bondholders. A Cash Settlement Election shall be irrevocable. The Issuer will pay the Cash Alternative Amount, together with any other amount as aforesaid, by no later than the third Trading Day following the last day of the Cash Alternative Calculation Period (the “Cash Alternative Payment Date”) directly by transfer to a Hong Kong dollar account maintained by the payee with a bank in accordance with instructions contained in the relevant Exchange Notice.

If a Bondholder would otherwise have been entitled to receive, in respect of the exercise of Exchange Rights, any Additional Exchange Property pursuant to Condition 7(B)(iv) in circumstances where a Cash Settlement Election is made in respect of the relevant exercise of Exchange Rights, the Issuer shall, in lieu of delivering such Additional Exchange Property, pay directly to the relevant Bondholder an amount (the “Further Amount”) equal to the Value of such Additional Exchange Property as at the Retroactive Adjustment Reference Date, and such Further Amount shall be paid by transfer to a Hong Kong dollar account maintained by the payee in accordance with the instructions given by the Bondholder in the relevant Exchange Notice by not later than the latest of (A) the date falling three Trading Days following the Retroactive Adjustment Reference Date and (B) the relevant Cash

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Alternative Payment Date in accordance with the instructions given by the relevant Bondholder in the relevant Exchange Notice.

(II) Any Combination Settlement Election Notice shall state that the Issuer has made a Combination Settlement Election and specify the Exchange Price in effect on the relevant Exchange Date and shall indicate the Specified Dollar Amount per HK$1,000,000 principal amount of Bonds being exchanged. The Issuer will pay or deliver, as applicable, the Combination Alternative Consideration, together with any other amount as aforesaid, by no later than the fifth Trading Day following the last day of the Combination Alternative Observation Period (the “Combination Alternative Delivery Date”), with any cash payment being made in Hong Kong dollars directly by transfer to a Hong Kong dollar account maintained by the payee with a bank in accordance with instructions contained in the relevant Exchange Notice and such delivery of Shares, if any, being made in the manner contemplated by Condition 7(B)(iv), substituting Combination Alternative Delivery Date for Settlement Date, as applicable.

If a Bondholder would otherwise have been entitled to receive, in respect of the exercise of Exchange Rights, any Additional Exchange Property pursuant to Condition 7(B)(iv) in circumstances where a Combination Settlement Election is made in respect of the relevant exercise of Exchange Rights, the Issuer shall, in lieu of delivering such Additional Exchange Property, at the Issuer’s election, (i) pay in cash in Hong Kong dollars the Further Amount equal to the Value of such Additional Exchange Property as at the Retroactive Adjustment Reference Date, and such Further Amount shall be paid by transfer to a Hong Kong dollar account maintained by the payee in accordance with the instructions given by the Bondholder in the relevant Exchange Notice by not later than the latest of (A) the date falling three Trading Days following the Retroactive Adjustment Reference Date and (B) the relevant Combination Alternative Delivery Date in accordance with the instructions given by the relevant Bondholder in the relevant Exchange Notice or (ii) deliver, as applicable, such Additional Exchange Property in the manner contemplated by Condition 7(B)(iv) not later than the latest of (A) the date falling five Trading Days following the Retroactive Adjustment Reference Date and (B) the relevant Combination Alternative Delivery Date in accordance with the instructions given by the relevant Bondholder in the relevant Exchange Notice.

For the purposes of this Condition 7(B)(vi):

“Combination Alternative Consideration” means in respect of each HK$1,000,000 principal amount of Bonds being exchanged, an amount equal to the sum of the Daily Combination Settlement Amounts for each Trading Day during the Combination Alternative Observation Period;

“Daily Combination Exchange Value” means, for each of the 20 consecutive Trading Days during the Combination Alternative Observation Period, 5% of the product of (a) the Exchange Ratio and (b) the Volume Weighted Average Price of the Shares for such Trading Day;

“Daily Combination Measurement Value” means the Specified Dollar Amount, divided by 20;

“Daily Combination Settlement Amount” for each of the 20 consecutive Trading Days during the Combination Alternative Observation Period, shall consist of:

(a)
cash in an amount equal to the lesser of (i) the Daily Combination Measurement Value and (ii) the Daily Combination Exchange Value on such Trading Day; and
(b)
if the Daily Combination Exchange Value on such Trading Day exceeds the Daily Combination Measurement Value, a number of Shares equal to (i) the difference between the Daily Combination Exchange Value and the Daily Combination

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Measurement Value, divided by (ii) the Volume Weighted Average Price of the Shares for such Trading Day; and

“Specified Dollar Amount” means the maximum cash amount per HK$1,000,000 principal amount of Bonds to be received upon exchange as specified in the Combination Settlement Election Notice related to any Bonds being exchanged.

(III) In addition, the Issuer may, from time to time, change the default settlement method to any settlement method that it is permitted to elect pursuant to these Conditions, by sending a notice of the new default settlement method to the Trustee in writing and the Bondholders pursuant to Condition 17. In addition, the Issuer may, by sending a notice to the Trustee in writing and Bondholders pursuant to Condition 17, elect to irrevocably fix the settlement method or to irrevocably eliminate one or more (but not all) settlement methods, provided that the Issuer is then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If the Issuer makes such an irrevocable election, then such election shall apply to all Bond exchanges with an Exchange Date that is on or after the date the Issuer provides such notice of irrevocable election. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the Conditions or the Trust Deed.

(C)
The Exchange Property and Adjustments to the Exchange Price

Upon the occurrence of any of the events described below, the Exchange Price shall be adjusted as follows:

(i)
Consolidation, Subdivision or Re-classification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or re-classification, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such alteration by the following fraction:

A
B

Where:

A is the nominal amount of one Share immediately after such alteration; and

B is the nominal amount of one Share immediately before such alteration. Such adjustment shall become effective on the date the alteration takes effect.

(ii)
Capitalisation of Profits or Reserves:
(a)
If and whenever Alibaba Health shall issue any Shares credited as fully paid to all or substantially all holders of the Shares (“Shareholders”) by way of capitalisation of profits or reserves (including Shares paid up out of distributable profits or reserves and/or share premium account) except any Scrip Dividend, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue by the following fraction:

A
B

Where:

A is the aggregate nominal amount of the issued Shares immediately before such issue; and

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B is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(b)
In the case of a Scrip Dividend where the Current Market Price on the date of first public announcement of the terms of such Scrip Dividend (for the purpose of this Condition 7(C)(ii)(b), the “Determination Date”) multiplied by the number of such Shares to be issued or that may be issued pursuant to the terms of such Scrip Dividend exceeds 105 per cent. of the Fair Market Value of the Relevant Cash Dividend as at the Determination Date, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately following the adjustment pursuant to Condition 7(C)(iii) in respect of the Relevant Cash Dividend by the following fraction:

A+B
A+C

Where:

A is the aggregate number of Shares in issue immediately before the Determination Date;

B is the aggregate number of Shares which the Fair Market Value of the Relevant Cash Dividend would purchase at such Current Market Price; and

C is the aggregate number of Shares issued or that may be issued pursuant to the terms of such Scrip Dividend, or by making such other adjustment to the Exchange Price to give effect to the foregoing as an Independent Adviser shall certify to the Bondholders is fair and reasonable.

Such adjustment shall become effective on the date (for the purpose of this Condition 7(C)(ii)(b), the “Effective Date”) which is the later of (i) the date on which the adjustment pursuant to Condition 7(C)(iii) in respect of the Relevant Cash Dividend becomes effective and (ii) the first date on which the fraction above is capable of being determined in accordance with these Conditions.

(iii)
Distribution: If and whenever Alibaba Health shall pay or make any Distribution to all or substantially all Shareholders, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the Effective Date by the following fraction:

A-B
A

Where:

A is the Current Market Price of one Share on the date on which the date of first public announcement of the terms of the Distribution; and

B is the Fair Market Value (on such date of first public announcement as aforesaid) of the portion of the Distribution attributable to one Share.

Such adjustment shall become effective on the date (for the purpose of this Condition 7(C)(iii), the “Effective Date”) which is the later of (i) the date on which such Distribution is paid or made or if a record date is fixed therefor, the date falling immediately after such record date and (ii) the first date on which the fraction above is capable of being determined in accordance with these Conditions.

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(iv)
Rights Issues of Shares or Options over Shares: If and whenever Alibaba Health shall issue Shares to all or substantially all Shareholders as a class by way of rights, or shall issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Shares (or shall grant any such rights in respect of existing securities so issued), in each case at a consideration receivable per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights (and notwithstanding that the relevant issue may be or be expressed to be subject to shareholder or other approvals or consents or other contingency or event occurring or not occurring) (for the purpose of this Condition 7(C)(iv), the “Determination Date”), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the Effective Date by the following fraction:

A+B
A+C

Where:

A is the aggregate number of Shares in issue immediately before such Determination Date;

B is the number of Shares which the aggregate consideration (if any) receivable for the Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof would purchase at such Current Market Price per Share; and

C is the aggregate number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

Such adjustment shall become effective on the date (for the purpose of this Condition 7(C)(iv), the “Effective Date”) which is the later of (i) the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or, where a record date is set, the date falling immediately after such record date and (ii) the first date on which the fraction above is capable of being determined in accordance with these Conditions.

(v)
Rights Issues of Other Securities: If and whenever Alibaba Health shall issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights, or shall issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the Effective Date by the following fraction:

A-B
A

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Where:

A is the Current Market Price of one Share on the date of first public announcement of the terms of such issue or grant; and

B is the Fair Market Value on such date of first public announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date (for the purpose of this Condition 7(C)(v), the “Effective Date”) which is the later of (i) the date of issue of the securities, or issue or grant of such rights, options or warrants (as the case may be) or, where a record date is set, the date falling immediately after such record date and (ii) the first date on which the fraction above is capable of being determined in accordance with these Conditions.

(vi)
Other Offers to Shareholders: If and whenever (I) Alibaba Health or any of its Subsidiaries or (II) at the direction of or pursuant to any agreements with Alibaba Health or any of its Subsidiaries, any other company, person or entity shall offer any securities in connection with which the Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Exchange Price falls to be adjusted under Conditions 7(C)(iv), or 7(C)(v)), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the Effective Date by the following fraction:

A-B
A

Where:

A is the Current Market Price of one Share on the date of first public announcement of the terms of such issue; and

B is the Fair Market Value on such date of first public announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date (for the purpose of this Condition 7(C)(vi), the “Effective Date”) which is the later of (i) the date of issue, sale or delivery of the securities and (ii) the first date on which the fraction above is capable of being determined in accordance with these Conditions.

(vii)
Other Events: If the Issuer determines that an adjustment should be made to the Exchange Price as a result of one or more circumstances not referred to in this Condition 7 (even if the relevant circumstance is specifically excluded from the operation of Conditions 7(C)(i) through 7(C)(vi) (both inclusive)), the Issuer shall, at its own expense, request an Independent Adviser to determine as soon as practicable what adjustment (if any) to the Exchange Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Exchange Price, and the date on which such adjustment (if any) should take effect and upon such determination by the Independent Adviser such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 7(C)(vii) if such Independent Adviser is so requested to make a determination.
(D)
Adjustment to Exchange Property upon Make-Whole Event
(i)
If the Issuer delivers an Issuer Optional Redemption Notice or a Tax Redemption Notice pursuant to Condition 10(B) or a Relevant Event occurs (each, a “Make-Whole Event”) prior to or on the fifth

27

Scheduled Trading Day immediately preceding, the Maturity Date, and a Bondholder (being otherwise entitled to exercise its Exchange Right) elects to exchange its Bonds in connection with such Make-Whole Event, the Issuer shall, under the circumstances described below, increase the Exchange Property during and solely for the duration of the Make-Whole Period by additional Exchange Property (the “Make-Whole Exchange Property”), as described below. An exchange of Bonds shall be deemed for these purposes to be “in connection with” such Make-Whole Event if the relevant Exchange Date falls within the Make-Whole Period.
(ii)
For the avoidance of doubt, upon surrender of Certificate for exchange in connection with a Make-Whole Event, the Issuer may make a Cash Settlement Election or Combination Settlement Election in accordance with Condition 7(B)(vi);
(iii)
In the event of a Relevant Event, the Make-Whole Exchange Property shall be increased by such additional number of Shares, per each HK$1,000,000 principal amount of the Bonds then outstanding (the “Additional Shares”), as shall be determined by reference to the table below, based on the date on which the Relevant Event occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per Share in the Relevant Event. Otherwise, the Share Price shall be the average of the Closing Prices of the Shares over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Relevant Event.
(iv)
In the event of an Issuer Optional Redemption or Tax Redemption, the number of Additional Shares, if any, by which the Exchange Property will be increased in the event that the Issuer delivers an Issuer Optional Redemption Notice or Tax Redemption Notice pursuant to Condition 10(B), will be determined by reference to the table below based on the Redemption Reference Date and the Redemption Reference Price, but determined for purposes of this Condition as if (x) the Bondholder had elected to exchange its Bonds in connection with the applicable Issuer Optional Redemption Notice or Tax Redemption Notice, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in sub-paragraph (iii) above and (z) the applicable “Redemption Reference Price” were the “Share Price” as specified in sub-paragraph (iii) above.
(v)
In the event that an exchange during the period from, and including, the applicable Issuer Optional Redemption Notice or Tax Redemption Notice date to, and including, the fifth Scheduled Trading Day immediately preceding the related Issuer Optional Redemption Date or Tax Redemption Date would also be deemed to be an exchange in connection with a Relevant Event, a Bondholder exercising the Exchange Right will be entitled to a single increase to the Exchange Property with respect to the first to occur of the earliest date of the applicable Issuer Optional Redemption Notice or Tax Redemption Notice and the Effective Date of the Relevant Event, and the later event(s) will be deemed not to have occurred for purposes of this Condition with respect to such exchange.
(vi)
The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Ratio is otherwise adjusted as a result of the adjustment to the Exchange Price in accordance with Condition 7(C). The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Ratio immediately prior to such adjustment giving rise to the Share Prices adjustment and the denominator of which is the Exchange Ratio as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Ratio is adjusted as a result of the adjustment to the Exchange Price in accordance with Condition 7(C).

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(vii)
Subject to sub-paragraph (iii) above of this Condition 7(D), the following table sets forth the number of Additional Shares to be added per HK$1,000,000 principal amount of Bonds to the Exchange Property solely for the duration of the Make-Whole Period pursuant to this paragraph for each Share Price and Effective Date set forth below:

	Share Price (HK$)
Effective Date	HK$4.21	HK$4.50	HK$5.00	HK$5.50	HK$6.23	HK$8.10	HK$10.00	HK$12.50	HK$15.00	HK$20.00	HK$25.00
9 July 2025	77,016.1	67,608.9	54,562.0	44,538.2	33,664.5	17,517.3	9,552.0	4,452.8	2,045.3	296.0	0.0
9 July 2026	77,016.1	67,608.9	54,508.0	44,105.5	32,902.1	16,540.7	8,697.0	3,843.2	1,648.7	173.0	0.0
9 July 2027	77,016.1	67,608.9	54,084.0	43,258.2	31,714.3	15,228.4	7,624.0	3,129.6	1,214.7	68.5	0.0
9 July 2028	77,016.1	67,608.9	52,976.0	41,683.6	29,818.6	13,422.2	6,270.0	2,308.8	762.0	6.0	0.0
9 July 2029	77,016.1	66,866.7	50,828.0	39,020.0	26,929.4	11,058.0	4,667.0	1,445.6	351.3	0.0	0.0
9 July 2030	77,016.1	61,728.9	45,958.0	34,516.4	22,860.4	8,156.8	2,881.0	635.2	64.0	0.0	0.0
9 July 2031	77,016.1	60,482.2	42,822.0	29,938.2	17,449.4	4,280.2	994.0	74.4	0.0	0.0	0.0
9 July 2032	77,016.1	60,482.2	39,506.0	21,325.5	20.9	0.0	0.0	0.0	0.0	0.0	0.0

(viii)
The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:
(a)
if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
(b)
if the Share Price is greater than HK$25.00 per Share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to paragraph (vi) above), in no event shall any Additional Shares be added to the Exchange Property; and
(c)
if the Share Price is less than HK$4.21 per Share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to paragraph (vi) above), in no event shall any Additional Shares be added to the Exchange Property.
(ix)
Notwithstanding the foregoing, in no event shall the Additional Shares to be added per HK$1,000,000 principal amount of Bonds to the Exchange Property exceed 77,016.1 Shares (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to paragraph (vi) above).
(x)
Nothing in this Condition 7(D) shall prevent an adjustment to the Exchange Price pursuant to other provisions of these Conditions.
(E)
Minor Adjustments, Multiple Events, Upward/Downward Adjustment

On any adjustment, the resultant Exchange Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Exchange Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Exchange Price then in effect. Any adjustment not required to be made, and/or any amount by which the Exchange Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment.

Where more than one event which gives or may give rise to an adjustment to the Exchange Price occurs within such a short period of time that in the opinion of an Independent Adviser, the foregoing provisions in this Condition 7 would need to be operated subject to some modification in order to give the intended

29

result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Adviser to be in its opinion appropriate in order to give such intended result.

No adjustment resulting in an increase in the Exchange Price will be made, except in the case of a consolidation, subdivision or re-classification of the Shares as referred to in Condition 7(C)(i). The Issuer may at any time and for a specified period of time only, following notice being given to the Trustee and the Principal Agent in writing and to the Bondholders in accordance with Condition 17, reduce the Exchange Price.

(F)
Notice of Adjustment of Exchange Price

Notice of any adjustment of the Exchange Price shall be given by the Issuer to the Bondholders in accordance with Condition 17 and to the Trustee, the Paying Agents and the Exchange Agents in accordance with the Trust Deed promptly in writing after the determination thereof.

(G)
Maintenance of Exchange Property

Exchange Rights are not exercisable in respect of any specific Shares or other property comprising Exchange Property from time to time and no Shares or other Exchange Property have been or will be charged to secure or satisfy the Issuer’s obligations in respect of the Exchange Rights. The composition of the Exchange Property may also change as a result of the operation of the Conditions.

The arrangements described and undertakings contained herein in relation to the Exchange Property do not amount to any security interest in favour of Bondholders to secure the debt obligations of the Bonds or to secure performance of the Exchange Rights thereunder.

Accordingly, in the event that the Issuer (or if the Issuer at any time holds any Shares or other property comprising Exchange Property from time to time with another person, such person) is or becomes insolvent, bankrupt or in liquidation, such Exchange Property will form part of the assets of the Issuer (or such person) available on a pari passu basis to all unsecured creditors of the Issuer (or such person).

At any particular time, the Issuer may or may not hold or be the beneficial owner of sufficient Exchange Property deliverable on exercise of Exchange Rights or otherwise pursuant to these Conditions in respect of all outstanding Bonds. However, these Conditions shall be read and construed as though at all times the Issuer shall be the holder and beneficial owner of any and all Exchange Property required to be delivered on exercise of Exchange Rights or otherwise pursuant to these Conditions in respect of all outstanding Bonds. Accordingly, for the purposes of determining whether and to what extent any adjustment should be made to the Exchange Property at any time, for the purposes of these Conditions, the Issuer shall be deemed to have received such further or other Shares, Relevant Securities, securities, property or assets including cash and/or consideration on the date the Issuer would have been entitled to receive the same, and to make any relevant elections in respect thereof or relating thereto, as it would have been entitled to receive and or make had it at all relevant times been the holder and beneficial owner of any and all Exchange Property to satisfy exercise of Exchange Rights or otherwise required to be delivered pursuant to these Conditions in respect of all outstanding Bonds, and references in these Conditions to the Exchange Property being adjusted shall be construed accordingly.

(H)
Trustee and Agents not Obliged to Monitor the Exchange Property

None of the Trustee and the Agent shall be under any duty or obligation to monitor, and none of them will be responsible or liable to any Bondholder or any other person for not so monitoring, whether any event or circumstance which gives rise or may give rise to an adjustment to the Exchange Property has happened or exists as described in this Condition 7 or Condition 8 and, unless it has express notice in writing from the

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Issuer to the contrary, may assume that no such event or circumstance has happened or does exist and shall not be liable to any Bondholder or any other person for so doing.

(I)
No Adjustments in Certain Circumstances

Notwithstanding anything to the contrary in this Condition 7, the Exchange Price shall not be adjusted and there shall be no adjustments to the Exchange Property:

(i)
except as expressly stated in this Condition 7, for the issuance of Shares or any securities convertible into or exchangeable for Shares or the right to purchase Shares or such convertible or exchangeable securities;
(ii)
upon any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any securities (other than the Bonds);
(iii)
except as expressly stated in this Condition 7, upon the issuance of any Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on any of the Issuer’s or Alibaba Health’s securities and the investment of additional optional amounts in Shares under any plan;
(iv)
upon the issuance of any Shares or options or rights to purchase those Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer, Alibaba Health or any of their respective Subsidiaries or Consolidated Affiliated Entities or their Subsidiaries;
(v)
upon the repurchase of any Shares pursuant to an open-market share repurchase program or other buy-back transaction, including derivative transactions or any other buy-back transaction;
(vi)
upon the issuance of any Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in this Condition 7;
(vii)
solely for a change in par value of the Shares; or
(viii)
for accrued and unpaid interest, if any.

In this Condition 7, “Business Day” with respect to any Bond means, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Hong Kong are authorised or obliged by law or executive order to close.

8.
GENERAL OFFERS

In the event of an Offer for Relevant Securities in a Relevant Company, the Issuer shall have absolute discretion to accept such Offer (and as to any alternative consideration) or reject such Offer, provided that it shall not (provided it is not thereby prejudiced) take any action with respect to any such Offer prior to the Specified Date. If it accepts such Offer (or if the Relevant Securities are subject to compulsory acquisition), then, with effect from the Final Date, the Exchange Property will be deemed to consist, in whole or in part, of the consideration receivable for the Relevant Securities acquired under the Offer or pursuant to such compulsory acquisition and in place of the Exchange Property which it substitutes. If an Exchange Date has occurred prior to the Specified Date, but the applicable Settlement Date, Cash Alternative Payment Date or Combination Alternative Delivery Date, as the case may be, is scheduled to occur after the Specified Date, the Issuer or the registered holder or owner of the Exchange Property shall not accept any Offer in respect of such part of the Exchange Property which would be deliverable to Bondholders who have exercised Exchange Rights on such Exchange Date, provided, however, that if the Issuer makes a Cash Settlement Election or Combination Settlement Election in respect of consideration deliverable upon exercise of such Exchange Rights, it may accept any Offer in respect

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of such part of the Exchange Property to which such Cash Settlement Election relates or to which the Specified Dollar Amount of such Combination Settlement Election relates, as applicable. The Issuer or the registered holder or owner of the Exchange Property shall give notice to the Trustee in writing and to the Bondholders in accordance with Condition 17 forthwith upon receipt of any Offer for the Relevant Securities.

In relation to any scheme of arrangement, reorganisation, amalgamation or reconstruction of any company or companies (whether or not involving liquidation or dissolution), the Issuer or the registered holder or owner of the Exchange Property shall at all times be entitled at its discretion, in relation to any Relevant Securities, to vote on, exercise its rights in respect of, or otherwise participate in, any such scheme of arrangement, reorganisation, amalgamation or reconstruction as it thinks fit up to the Settlement Date, Cash Alternative Payment Date or Combination Alternative Delivery Date, as applicable, relating to such Relevant Securities.

In accepting or rejecting any Offer, the Issuer is not obliged to take account of the interests of the Bondholders and accordingly the Issuer may act in a manner which is contrary to the best interests of the Bondholders.

9.
PAYMENTS
(A)
Payment Methods: Payment of principal, premium (if any) and any other amount due will be in Hong Kong dollars and will be made by transfer to the registered account of the Holder. Such payments will only be made against surrender of the relevant Certificate at the specified office of the Principal Agent or any of the other Paying Agents.

All payments in respect of Bonds represented by the Global Certificate will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

(B)
Payments subject to laws: All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment but without prejudice to the provisions of Condition 11 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 11) any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Bondholders in respect of such payments.
(C)
Registered Accounts: A Holder’s “registered account” means the Hong Kong dollar account maintained by or on behalf of such Bondholder, details of which appear on the Register at the close of business on the 15th day (as defined below) before the due date for payment and a Holder ’s registered address means its address appearing on the Register at that time.
(D)
Payment Instruction: Payment instructions (for value on the due date or, if that is not a business day (as defined below in 9(F)), for value on the next succeeding business day) will be initiated on the due date for payment or, in the case of a payment of principal and premium (if any), if later, on the business day on which the relevant Certificate is surrendered at the specified office of a Paying Agent.

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(E)
Delay in Payment: Holders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date at the place of payment (or, in the case of the surrender of a Certificate, the place where the Certificate is surrendered) is not a business day (provided the amount is duly provided for on or before the due date), if the Holder is late in surrendering its Certificate (if required to do so).
(F)
Business Day: In this Condition 9, “business day” means a day (other than a Saturday, a Sunday or a public holiday) on which banks and foreign exchange markets are generally open for business in Hong Kong and in the city where the relevant Paying Agent is located and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.
(G)
Partial Payment: If the amount of principal and premium (if any) which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount of principal and premium (if any), in fact paid in accordance with its customary practice.
(H)
Fractions: When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest such unit.
10.
REDEMPTION, PURCHASE AND CANCELLATION
(A)
Redemption at Maturity: Unless previously redeemed, exchanged or purchased and cancelled as herein provided, the Issuer will redeem the Bonds on 9 July 2032 (the “Maturity Date”) at their principal amount.
(B)
Redemption at the Option of the Issuer
(i)
Issuer Optional Redemption: On giving not less than 30 nor more than 60 days’ notice (an “Issuer Optional Redemption Notice”) to the Trustee and the Principal Agent in writing and to the Bondholders in accordance with Condition 17 (which notice will be irrevocable), the Issuer may on the date (the “Issuer Optional Redemption Date”) specified in the Issuer Optional Redemption Notice at their principal amount:
(a)
redeem all or some only of the Bonds, at any time after 9 July 2030, provided that the Closing Price of a Share for 20 out of 30 consecutive Trading Days, the last of which occurs not more than five Trading Days prior to the date of the Issuer Optional Redemption Notice, was at least 130 per cent. of the Exchange Price then applicable; or
(b)
redeem all and not some only of the Bonds, at any time if, prior to the date the relevant Issuer Optional Redemption Notice is given, Exchange Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 90 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any further Bonds issued pursuant to Condition 18).

If there shall occur an event giving rise to a change in the Exchange Price during any such 30 consecutive Trading Day period as mentioned in Condition 10(B)(i)(a) above, appropriate adjustments for the relevant Trading Days shall be made, as determined by an Independent Adviser, for the purpose of calculating the Closing Price for such days.

On any Issuer Optional Redemption Date, the Issuer shall redeem the Bonds at their principal amount.

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Any Issuer Optional Redemption Notice shall specify (A) the Issuer Optional Redemption Date, (B) the last day on which Exchange Rights may be exercised by a Bondholder and (C) the Value of the pro rata share of the Exchange Property attributable to each HK$1,000,000 principal amount of the Bonds as at the most recent practicable date prior to the giving of the relevant Issuer Optional Redemption Notice.

(ii)
Redemption for Taxation Reasons On giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Trustee and the Principal Agent in writing and to the Bondholders in accordance with Condition 17 (which notice will be irrevocable), the Issuer may redeem all and not some only of the Bonds on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount, if the Issuer satisfies the Trustee immediately prior to the giving of such notice that (i) the Issuer has or will become obliged to pay Additional Amounts as provided or referred to under Condition 11 as a result of any change in, amendment or non-renewal of the law or regulations (or judicial decision relating thereto) of the PRC, Hong Kong, the Cayman Islands or any jurisdiction in which the Issuer is or any successor is, for tax purposes, incorporated, organized or resident or doing business or through which payment is made or deemed made, or any political subdivision or any authority thereof or therein or having power to tax (together the “Relevant Tax Jurisdictions” and each a “Relevant Tax Jurisdiction”), or any change in the official application or official interpretation of such laws or regulations, which change, amendment or non-renewal becomes effective on or after 3 July 2025 (or, in the case of Additional Amounts payable by a successor to the Issuer, the date on which the successor became such pursuant to the Conditions), and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, it being agreed that changing the Issuer’s jurisdiction is not a reasonable measure for purposes of this section, provided that no such notice of redemption will be given earlier than 90 days before the earliest date on which the Issuer would be obliged to pay such Additional Amounts (as defined in Condition 11) were a payment in respect of the Bonds then due.

Notwithstanding anything to the contrary in this Condition 10(B)(ii), neither the Issuer nor any successor may redeem any of the Bonds in the case that Additional Amounts are payable in respect of PRC withholding tax and any other tax collected at source at the Applicable PRC Rate or less solely as a result of the Issuer or its successor being considered a PRC tax resident under the PRC Enterprise Income Tax law. “Applicable PRC Rate” means the total withholding or deduction rate required by law within or by the PRC as of 3 July 2025.

At least 15 days prior to the delivery or publication of any notice of redemption pursuant to this Condition 10(B), the Issuer will deliver to the Trustee (a) an Officers’ Certificate stating that the Issuer’s obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to it, and (b) an opinion of external legal counsel or tax advisers to the effect that the Issuer has or will become obliged to pay any such Additional Amounts as a result of a change, amendment or non-renewal as described above. The Trustee shall be entitled (but shall not be obliged) to accept and rely conclusively on such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out in this Condition 10(B) without further enquiry and without liability to any Bondholder or any other person, in which event the same shall be conclusive and binding on the Bondholders, and the Trustee shall be protected and shall have no liability to any Bondholder or any other person for so accepting and relying on such certificate and opinion.

On the Tax Redemption Date, the Issuer shall (subject to the next following paragraph) redeem the Bonds at their principal amount on the Tax Redemption Date.

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If the Issuer issues a notice pursuant to this Condition 10(B)(ii), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of any payment to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date, whereupon no Additional Amounts shall be payable in respect thereof pursuant to Condition 11 and payment of all amounts shall be made subject to the deduction of withholding of any taxation giving rise to the Additional Amounts and required to be withheld or deducted. To exercise such a right, the relevant Bondholder must complete, sign and deposit during normal office hours (being between 9:00 a.m. and 3:00 p.m. (local time), Monday to Friday other than public holidays) at the specified office of any Paying Agent a duly completed and signed notice of election, in the form for the time being current, obtainable at reasonable times during normal business hours (being between 9:00 a.m. and 3:00 p.m. (local time), Monday to Friday other than public holidays) from the specified office of any Paying Agent (a “Tax Option Exercise Notice”) together with the Certificate evidencing the Bonds that would otherwise be redeemed, on or before the day falling 10 days prior to the relevant Tax Redemption Date. A Tax Option Exercise Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent.

(C)
Purchases: The Issuer or any Subsidiary or Affiliate of the Issuer may at any time and from time to time without the consent of, or any prior notice to, the Holders purchase Bonds at any price in the open market or otherwise. Such Bonds will be surrendered to the Registrar for cancellation. The Bonds so purchased, while held by or on behalf of the Issuer or any Subsidiary or Affiliate of the Issuer, shall not entitle the Holder to vote at any meetings of the Holders and shall not be deemed to be outstanding for certain purposes, including, without limitation for the purpose of calculating quorums at meetings of the holders or for the purposes of Condition 12, Condition 14 and Condition 15(A).
(D)
Redemption at the Option of the Holders: On 9 July 2030 (the “Put Option Date”), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of the Bonds of such holder on the Put Option Date at their principal amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at reasonable times during normal business hours (being between 9:00 a.m. and 3:00 p.m. (local time), Monday to Friday other than public holidays) at the specified office of the Principal Agent or any other Paying Agent a duly completed and signed notice of redemption, in the then current form obtainable at such reasonable times during normal business hours (being between 9:00 a.m. and 3:00 p.m. (local time), Monday to Friday other than public holidays) from the specified office of the Principal Agent or any other Paying Agent (a “Put Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed not earlier than 60 days and not later than 30 days prior to the Put Option Date.

A Put Exercise Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Option Date.

(E)
Redemption at the Option of Holders for Relevant Events: Following the occurrence of a Relevant Event, each Holder will have the right, at such Holder’s option, to require the Issuer to redeem all or some only of such Holder’s Bonds on the Relevant Event Redemption Date at their principal amount. To exercise such right, the Holder of the relevant Bond must deposit at the specified office of the Principal Agent or any other Paying Agent at reasonable times during normal business hours (being between 9:00 a.m. and 3:00 p.m. (local time), Monday to Friday other than public holidays) a duly completed and signed notice of redemption, in the form for the time being current, obtainable at such reasonable times during normal business hours (being between 9:00 a.m. and 3:00 p.m. (local time), Monday to Friday other than public holidays) from the specified office of the Principal Agent or any other Paying Agent (a “Relevant Event

35

Redemption Notice”), together with the Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which written notice thereof is given by the Issuer to the Trustee and the Principal Agent and to Bondholders in accordance with Condition 17. The “Relevant Event Redemption Date” shall be the 14th day after the expiry of such period of 60 days as referred to above.

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent and the Issuer shall redeem the Bonds the subject of the Relevant Event Redemption Notice as aforesaid on the Relevant Event Redemption Date. The Issuer shall give notice (the “Relevant Event Notice”) to the Trustee and the Principal Agent and to the Bondholders in accordance with Condition 17 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by Holders of their rights to require redemption of the Bonds pursuant to this Condition 10(E) and shall give brief details of the Relevant Event.

The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred.

(F)
Cancellation: All Bonds redeemed by the Issuer or purchased and surrendered to any Registrar for cancellation as provided in Conditions 10(B), 10(C), 10(D) or 10(E) above will forthwith be cancelled, and all Certificates in respect of cancelled Bonds will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.
(G)
Redemption Notices: All redemption notices (a “Redemption Notice”) to Holders given by or on behalf of the Issuer pursuant to Condition 10(B) will specify (i) the Value of the pro rata share of the Exchange Property attributable to each HK$1,000,000 in principal amount of Bonds as at the most recent practicable date prior to the giving of the Redemption Notice, (ii) the redemption date (the “Redemption Date”), (iii) the outstanding principal amount as at the most recent practicable date prior to the giving of the Redemption Notice, (iv) that on the Redemption Date the principal of, and premium (if any) on, any Bonds to be redeemed will become due and payable and (v) the place where Certificates are to be surrendered. If there is more than one notice of redemption given in respect of any Bond, the notice given first in time shall prevail and in the event of two notices being given on the same date, the first to be given shall prevail.
(H)
In connection with any redemption of Bonds on the Relevant Event Redemption Date, the Issuer will, if required: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO or any other required schedule under the Exchange Act; and (iii) otherwise comply with (x) all applicable federal and state securities laws and (y) other laws and regulations applicable to the Issuer due to its listed equity being listed on a specified exchange in connection with any offer by the Issuer to redeem the Bonds, in each case, so as to permit the rights and obligations under this Condition to be exercised in the time and in the manner specified herein.

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11.
TAXATION

All payments of principal, premium (if any) and deliveries made by or on behalf of the Issuer in respect of the Bonds shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature (which for these purposes includes any related liabilities) imposed, levied, collected, withheld or assessed by or within any Relevant Tax Jurisdiction, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

Where any such withholding or deduction is required by any Relevant Tax Jurisdiction to be made by the Issuer on account of any such payments or deliveries, other than any payments or deliveries that are made upon exchange of the Bonds, whether made in cash, Shares, or other considerations, the Issuer shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Bondholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable in respect of any Bonds for or on account of:

(i)
any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(a)
the existence of any present or former connection between the relevant Holder or beneficial owner of such Bonds and the Relevant Tax Jurisdiction, other than merely acquiring or holding such Bonds or the receipt of payments of the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Tax Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
(b)
the presentation of the Certificate (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal amount of the Bonds became due and payable pursuant to the terms thereof or was made or duly provided for, unless the Holder would have been entitled to such Additional Amounts had such Certificate been presented on the last day of such 30-day period;
(c)
the failure of the Holder or beneficial owner of such Bonds to comply with a timely request from the Issuer or any successor of the Issuer, addressed in writing to the Holder, to the extent such Holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Tax Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Tax Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or
(d)
the presentation of the Certificate (in cases in which presentation is required) for payment in the Relevant Tax Jurisdiction, unless such Certificate could not have been presented for payment elsewhere;
(ii)
any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge (other than any value added taxes imposed by the PRC or any political subdivision thereof if the Issuer was to be deemed a PRC tax resident);
(iii)
any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Bonds;

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(iv)
any tax, duty, assessment or other governmental charge that is imposed in connection with any payments or deliveries that are made upon exchange of the Bonds;
(v)
any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law, regulation or other official guidance enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or
(vi)
any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clause (i), (ii), (iii), (iv) or (v).

In addition, no Additional Amounts shall be payable with respect to any payment of the principal of, or premium (if any) on, any Bonds, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Tax Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

Without prejudice to Condition 7(B)(iii), the Issuer shall not be required to pay any Additional Amounts in respect of any payments or deliveries that are made upon exchange of the Bonds, whether made in cash, Shares, or other considerations.

References in these Conditions to principal and premium (if any) will be deemed also to refer to any Additional Amounts which may be payable under this Condition 11 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

If the Issuer becomes obliged to pay Additional Amounts with respect to any payment under or with respect to the Bonds, the Issuer shall deliver to the Trustee and the Paying Agents on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee and the Paying Agents promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable; provided that no such Officers’ Certificate will be required prior to any date of payment of principal of, or premium (if any) on, the Bonds if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Officers’ Certificate must also set forth any other information reasonably necessary to enable any Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agents shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Issuer will provide the Trustee and the Paying Agents with documentation reasonably required by the Trustee evidencing the payment of Additional Amounts.

Neither the Trustee nor any Agent shall be responsible for paying any tax, duty, assessment, governmental charge, withholding, deduction or any related liabilities, or other payment referred to in Condition 7(B) and this Condition 11 or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Bondholder or any other person to pay such tax, duty, assessment, governmental charge, withholding, deduction or any related liabilities, or other payment in any jurisdiction or to provide any notice or information to the Trustee, any Agent or any other person that would permit, enable or facilitate the payment of any principal, premium (if any) or other amount under or in respect of

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the Bonds without deduction or withholding for or on account of any tax, duty, assessment, governmental charge, or any related liabilities or other payment imposed by or in any jurisdiction.

12.
EVENTS OF DEFAULT
(A)
The following will be events of Default (each an “Event of Default”) with respect to the Bonds:
(i)
default in the payment of principal or premium (if any) in respect of the Bonds when due and payable on the Maturity Date, upon redemption in accordance with Condition 10, upon any required repurchase, upon declaration of acceleration or otherwise;
(ii)
any failure by the Issuer to perform any of its obligations arising in respect of the exercise of Exchange Rights, including any failure to pay any Cash Alternative Amount, Combination Alternative Consideration, Further Amount or to transfer or deliver any Exchange Property or Additional Exchange Property by the time required pursuant to these Conditions required to be transferred or delivered or paid in respect of such exercise, and such failure continues for a period of five Trading Days;
(iii)
default in the performance of or breach of obligations under Condition 4(B) by the Issuer;
(iv)
default in the performance of or breach of any covenant or agreement in the Trust Deed or under the Bonds (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 60 consecutive days after written notice to the Issuer is given by the Trustee, at its sole discretion or upon the written instructions of the Bondholders of 25 per cent. or more in aggregate principal amount of the Bonds then outstanding (subject to receiving security, and/or indemnity and/or pre-funding to its satisfaction);
(v)
the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Issuer or any Significant Subsidiary bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganisation, arrangement, adjustment, or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or any Significant Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;
(vi)
the commencement by the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Issuer or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Significant Subsidiary, or the filing by the Issuer or any Significant Subsidiary of a petition or answer or consent seeking reorganisation or relief with respect to the Issuer or any Significant Subsidiary under any applicable bankruptcy, insolvency or other similar law, or the consent by the Issuer or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or any Significant Subsidiary or of any substantial part of their respective property

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pursuant to any such law, or the making by the Issuer or any Significant Subsidiary of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Issuer or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Significant Subsidiary that resolves to commence any such action; or
(vii)
any of the Bonds or the Trust Deed is or becomes or is claimed by the Issuer to be unenforceable or invalid or ceases to be in full force and effect other than is permitted by the Conditions or the Trust Deed.

However, a Default under clause 12(iv) of the preceding paragraph will not constitute an Event of Default until the Trustee or the holders of 25 per cent. in principal amount of the then outstanding Bonds provide written notice to the Issuer of the Default and the Issuer does not cure such Default within the time specified in Condition 12(A)(iv) after receipt of such written notice.

(B)
If an Event of Default (other than an Event of Default described in Condition 12(A)(v) or Condition 12(A)(vi) above) shall occur and be continuing with respect to the Bonds at the time outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee in its sole discretion may, or upon written instructions of the holders of at least 25 per cent. in aggregate principal amount of the Bonds then outstanding (subject to it receiving security, and/or indemnity and/or pre-funding to its satisfaction) shall, by written notice to the Issuer, declare the unpaid principal amount of the Bonds to be due and payable immediately. If an Event of Default described in Condition 12(A)(v) or Condition 12(A)(vi) above shall occur and be continuing, the unpaid principal amount of all the Bonds then outstanding will automatically, and without any declaration or other action by the Trustee or any holder of the Bonds, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders may by an Extraordinary Resolution waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (2) all Events of Default, other than the nonpayment of principal or premium of the Bonds that became due solely because of the acceleration of the Bonds, have been cured or waived.
(C)
For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (i) a Default consisting of a failure to send a notice in accordance with these Conditions and the Trust Deed will be cured upon the sending of such notice; and (ii) a Default in making any payment on (or delivering any other consideration in respect of) any Bond will be cured upon the delivery, in accordance with the Trust Deed, of such payment (or other consideration) together, if applicable, with default interest thereon. In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default.
13.
PRESCRIPTION

Claims for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal and premium (if any)) or five years (in the case of default interest) from the relevant date for payment in respect thereof first becomes due.

14.
ENFORCEMENT

At any time after the Bonds have become due and repayable, the Trustee may, at its sole discretion and without further notice, take such steps, action and/or proceedings against the Issuer as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such

40

steps, action and/or proceedings unless (a) it shall have been so requested in writing by the Holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Holders and (b) it shall have been pre-funded and/or indemnified and/or secured to its satisfaction. No Holder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.
MEETINGS OF HOLDERS, MODIFICATION AND WAIVER
(A)
Meetings: The Trust Deed contains provisions for convening meetings of Holders to consider any matter affecting their interests, including, without limitation the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. Such a meeting may be convened by the Trustee or the Issuer and shall be convened by the Trustee upon request in writing from Holders holding not less than 10 per cent. in aggregate principal amount of the Bonds for the time being outstanding and subject to the Trustee being indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses incurred in good faith. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing over 50 per cent. in aggregate principal amount of the Bonds for the time being outstanding or, at any adjourned meeting, two or more persons being or representing Holders whatever the aggregate principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the Maturity Date or any other due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal or premium (if any) payable in respect of the Bonds or to change the method of calculation of any amount payable under the Bonds, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Exchange Right (other than an increase in the Exchange Property deliverable on exercise of Exchange Rights, a unilateral and unconditional reduction in the Exchange Price or other adjustments already expressly permitted or provided for in these Conditions or the Trust Deed), (v) to vary the method or basis for calculating any amount payable in respect of the Bonds or (vi) to modify the provisions concerning the quorum required at any meeting of the Holders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66 per cent., or at any adjourned meeting not less than 25 per cent. in aggregate principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Holders will be binding on all Holders, whether or not they are present at the meeting.

The Trust Deed provides that (A) a written resolution signed by or on behalf of the Holders of not less than 90 per cent. of the aggregate principal amount of Bonds for the time being outstanding or (B) a resolution passed by way of electronic consents through Euroclear and Clearstream (in a form satisfactory to the Trustee) by or on behalf of holders of not less than 90 per cent. of the aggregate principal amount of the Bonds for the time being outstanding shall each be as valid and effective as a duly passed Extraordinary Resolution.

(B)
Modification and Waiver: The Trustee may (but shall not be obliged to) agree, without the consent of the Holders, to (i) any modification (except as mentioned in Condition 15(A)) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Holders or (ii) any modification to the Bonds, the Agency Agreement or the Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Holders and, unless the Trustee agrees otherwise, any such modification, waiver or authorisation will be notified by the Issuer to the Holders in

41

accordance with Condition 17 as soon as reasonably practicable thereafter. For the avoidance of doubt, any modification or waiver of these Conditions shall always be subject to the consent of the Issuer.
(C)
Interests of Holders: In connection with the exercise of its functions, rights, powers and discretions (including but not limited to those in relation to any proposed modification, authorisation or waiver), the Trustee shall have regard to the interests of the Holders as a class and shall not have regard to the interests of, or be responsible for, the consequences of such exercise for individual Holders and, in particular but without affecting the generality of the foregoing, the Trustee shall not be entitled to require on behalf of any Holder, nor shall any Holder be entitled to claim, from the Issuer or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Holders.
16.
REPLACEMENT OF CERTIFICATES

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity and/or security and/or pre-funding as the Issuer and/or the Registrar may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

17.
NOTICES

Unless otherwise provided in the Trust Deed or the Bonds, as described herein, all notices to all Holders as a group shall be validly given if in writing and mailed to them at their respective addresses in the Register, and published in a leading newspaper having general circulation in Asia (which is expected to be the Wall Street Journal Asia). Any such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear Bank SA/NV or Clearstream Banking S.A. or any alternative clearing system(s), notices to the Bondholders shall be given by delivery of the relevant notice to Euroclear Bank SA/NV or Clearstream Banking S.A. or such alternative clearing system(s), for communication by it to entitled accountholders in substitution for notification as required by the Terms and Conditions, and such notice shall be deemed to be received by the Bondholders on the date of delivery of such notice to Euroclear or Clearstream or such alternative clearing system(s).

18.
FURTHER ISSUES

The Issuer may from time to time, without the consent of the Holders, create and issue further Bonds having the same terms and conditions as the Bonds in all respects (or in all respects except for the issue date, the issue price, the first date on which Exchange Rights may be exercised) and so that such further issue shall be consolidated and form a single series with the Bonds. Such further Bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

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19.
AGENTS

The initial specified offices of the Agents are set out in the Trust Deed and the Agency Agreement. The Issuer reserves the right, at any time, to vary or terminate the appointment of any Agent and to appoint additional or other Agents. The Issuer will at all times maintain (a) a Principal Agent, and (b) a Registrar which will maintain the Register outside the United Kingdom and Hong Kong. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Holders in accordance with Condition 17.

20.
INDEMNIFICATION

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including, without limitation provisions relieving it from taking any steps and/or actions and/or instituting proceedings to enforce its rights under the Trust Deed, the Agency Agreement and/or these Conditions and in respect of the Bonds and payment or taking other actions unless first indemnified and/or secured and/or pre-funded to its satisfaction and entitling it to be paid or reimbursed for any fees, costs, expenses and indemnity payments and for liabilities incurred by it in priority to the claims of Bondholders. The Trustee and the Agents are entitled to enter into business transactions with the Issuer and any entity related (directly or indirectly) to the Issuer without accounting for any profit.

None of the Trustee or any Agent shall be liable to any Bondholder, the Issuer or any other person for any action taken by the Trustee or such Agent in accordance with the instructions, direction or request of the Bondholders. The Trustee and the Agents shall be entitled to rely conclusively on any instruction, direction, request or resolution of Bondholders given by Bondholders holding the requisite principal amount of Bonds outstanding or passed at a meeting of Bondholders convened and held in accordance with the Trust Deed or by any other means as provided for in the Trust Deed (including, without limitation, passed by Written Resolution or by Electronic Consent (each as defined in the Trust Deed)).

The Trustee and the Agents shall have no obligation to monitor or ascertain (i) compliance with the provisions of the Trust Deed, the Agency Agreement or these Conditions, (ii) whether an Event of Default or a Default has occurred or (iii) whether a Relevant Event or any event or circumstance which gives rise or may give rise to a Relevant Event or any redemption under Condition 10 has occurred, and shall, in each case, not be liable to the Issuer, the Bondholders or any other person for not doing so. None of the Trustee or any of the Agents shall be responsible for the performance (whether financial or otherwise) by the Issuer or any other person appointed by any of them in relation to the Bonds and/or the Exchange Property of the duties and obligations on their part expressed in respect of the same and, unless it has express written notice from the Issuer to the contrary, the Trustee and each Agent shall be entitled to assume that the same are being duly performed. None of the Trustee or any of the Agents shall be under any duty or obligation to (and will not be responsible or liable to any Bondholder or any other person for not so doing) perform, verify or assist in any calculation or determination in connection with any amount payable under any redemption option under Condition 10, the number of a pro rata share of the Exchange Property or Additional Exchange Property, the Further Amount, the Cash Alternative Amount, Combination Alternative Consideration, or any other amount with respect to any exercise of the Exchange Right and shall not be responsible for delivery of any Exchange Property, Additional Exchange Property, Cash Settlement Election Notice, Combination Settlement Election Notice or the notice contemplated in Condition 7(A)(i) or for payment of any Further Amount, Cash Alternative Amount, Combination Alternative Consideration, or any other amount with respect to any exercise of the Exchange Right.

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Whenever the Trustee is required or entitled by the terms of the Trust Deed, the Agency Agreement or these Conditions to exercise any discretion or power, take any action, make any decision or give any direction, the Trustee is entitled, prior to its exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction, to seek directions from the Bondholders by way of an Extraordinary Resolution, and to be indemnified and/or secured and/or pre-funded to its satisfaction, and the Trustee is not responsible for any loss or liability incurred by the Issuer, any Bondholder or any other person as a result of any delay in it exercising such discretion or power, taking such action, making such decision or giving such direction where the Trustee is seeking such directions or in the event that no such directions are received or an indemnity, security or pre-funding is not provided to the Trustee to its satisfaction.

The Trustee may rely conclusively and without liability to the Issuer, any Bondholder or any other person on any report, confirmation or certificate or any opinion or advice of any legal advisers, accountants, financial advisers, financial institution or any other expert, whether or not obtained by or addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation, certificate, opinion or advice and, in such event, such report, confirmation, certificate, opinion or advice shall be binding on the Issuer and the Bondholders.

Each Bondholder shall be solely responsible for making and continuing to make its own independent appraisal and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, any Relevant Company and their respective Subsidiaries, and neither the Trustee nor any Agent shall at any time have any responsibility or liability to any Bondholder for the same and each Bondholder shall not rely on the Trustee or any Agent in respect thereof.

The Trustee shall be obliged to perform such duties, and only such duties, as are herein or in this Trust Deed, the Agency Agreement or the Bonds, as applicable, specifically set forth, and no implied duties or obligations shall be read into such documents against the Trustee.

21.
CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Without prejudice to the rights of the Bondholders pursuant to and as contemplated in Condition 14, no person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999 except to the extent provided for in these Conditions or in the Trust Deed.

22.
GOVERNING LAW AND SUBMISSION TO JURISDICTION

The Bonds, the Trust Deed and the Agency Agreement, and any non-contractual obligations arising out of any of them, are governed by, and shall be construed in accordance with, English law.

The Issuer irrevocably agrees that the courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds (including a dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”)) and accordingly submits to the jurisdiction of the Hong Kong courts. The Issuer waives any objection to the courts of Hong Kong on the grounds that they are an inconvenient or inappropriate forum.

The Issuer irrevocably agrees to receive service of process at its principal place of business (currently at 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong S.A.R., the People’s Republic of China) in Hong Kong.

44

The Issuer hereby waives any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence, and irrevocably consents to the giving of any relief or the issue of any process, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

45

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

HK$[●] principal amount of the Bonds represented by this Certificate, and all rights under them.

Dated
Signed	Certifying Signature

Notes:

1.
The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Bonds represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.
2.
A representative of the Bondholder should state the capacity in which he signs e.g. executor.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]]

PRINCIPAL PAYING AND EXCHANGE AGENT AND TRANSFER AGENT

CITIBANK, N.A., LONDON BRANCH

c/o Citibank, N.A., Dublin Branch

1 North Wall Quay

Dublin 1

Ireland

REGISTRAR

CITIBANK, N.A., LONDON BRANCH

c/o Citibank, N.A., Dublin Branch

1 North Wall Quay

Dublin 1

Ireland

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Schedule 2

Terms and Conditions of the Bonds

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Schedule 3

Provisions for Meetings of Bondholders

Interpretation

1.
In this Schedule:
1.1.
references to a meeting are to a physical meeting or a virtual meeting of Bondholders and include, unless the context otherwise requires, any adjournment;
1.2.
“agent” means a proxy or a representative;
1.3.
“Alternative Clearing System” means any clearing system other than Euroclear or Clearstream;
1.4.
“Electronic Consent” has the meaning set out in paragraph 23;
1.5.
“electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems;
1.6.
“Extraordinary Resolution” means a resolution passed (i) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast; (ii) by a Written Resolution; or (iii) by an Electronic Consent;
1.7.
“meeting” means a meeting convened pursuant to this Schedule by the Issuer or the Trustee and whether held as a physical meeting or as a virtual meeting;
1.8.
“physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;
1.9.
“present” means physically present in person at a physical meeting, or able to participate in a virtual meeting via an electronic platform;
1.10.
“virtual meeting” means any meeting held via an electronic platform;
1.11.
“Written Resolution” has the meaning set out in paragraph 23;
1.12.
references to persons representing a proportion of the Bonds are to Bondholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Bonds for the time being outstanding; and
1.13.
where Bonds are held in Euroclear or Clearstream or an Alternative Clearing System, references herein to the deposit or release or surrender of Bonds shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream or such Alternative Clearing System.

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Appointment of Proxy or Representative

2.
A proxy or representative may be appointed in the following circumstances:
2.1.
A holder of Bonds may, by an instrument in writing in the English language (a “form of proxy”) in the form available from the specified office of any Agent or any information and tabulation agent appointed by the Issuer from time to time (the “Information Agent”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent or the Information Agent not less than 48 hours before the time fixed for the relevant meeting, appoint any person (each a “proxy”) to act on his or its behalf in connection with any meeting of the Bondholders and any adjourned meeting.
2.2.
Any holder of Bonds which is a corporation may, by delivering to any Agent or the Information Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Bondholders and any adjourned meeting.
2.3.
If the holder of a Bond is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Bondholders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar or the Information Agent, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar or the Information Agent not later than 48 hours before the time fixed for any meeting, appoint the Principal Paying and Exchange Agent or the Information Agent or any employee of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. All references to “proxy” or “proxies” in this Schedule other than in this paragraph 2.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”.
2.4.
For so long as the Bonds are eligible for settlement through an Alternative Clearing System’s book-entry settlement system and the rules or procedures of such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.
2.5.
Any proxy appointed pursuant to paragraphs 2.1 or 2.3 above or representative appointed pursuant to paragraph 2.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Bondholders, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder or owner, respectively.

Powers of Meetings

3.
A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:
3.1.
to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer, whether or not those rights arise under this Trust Deed, the Agency Agreement or the Bonds;

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3.2.
to sanction the exchange or substitution for the Bonds of, or the exchange of the Bonds into, shares, bonds or other obligations or shares of Alibaba Health Information Technology Limited or any other entity;
3.3.
to assent to any modification of this Trust Deed, the Agency Agreement or the Bonds proposed by the Issuer or the Trustee;
3.4.
to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;
3.5.
to give any authority, direction or sanction required to be given by Extraordinary Resolution;
3.6.
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;
3.7.
to approve a proposed new Trustee and to remove a Trustee;
3.8.
to approve the substitution in place of the Issuer as principal debtor under the Bonds and the Trust Deed subject to the conditions set out in the Trust Deed, the Bonds continuing to be exchangeable for the Exchange Property as provided in the Conditions mutatis mutandis as provided in the Conditions;
3.9.
to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible or liable under this Trust Deed, the Agency Agreement and/or the Bonds,

provided that the special quorum provisions in paragraph 10 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of paragraphs 3.2 or 3.8 or for the purpose of making a modification to this Trust Deed or the Bonds which would have the effect of:

(i)
modifying the Maturity Date or any other due date for any payment in respect of the Bonds; or
(ii)
reducing or cancelling the amount of principal or premium (if any) payable in respect of the Bonds or changing the method of calculation of any amount payable under the Bonds; or
(iii)
changing the currency of payment of the Bonds; or
(iv)
modifying or cancelling the Exchange Right (other than an increase in the Exchange Property deliverable on exercise of Exchange Rights, a unilateral and unconditional reduction in the Exchange Price or other adjustments already expressly permitted or provided for in the Conditions or this Trust Deed); or
(v)
varying the method or basis for calculating any amount payable in respect of the Bonds; or
(vi)
modifying the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution; or
(vii)
amending the proviso.

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Convening a Meeting

4.
The Issuer or the Trustee may at any time convene a meeting. If the Trustee receives a written request to do so by Bondholders holding at least 10 per cent. in aggregate principal amount of the Bonds for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction, the Trustee shall convene a meeting of Bondholders. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee.

A meeting that has been validly convened in accordance with the immediately preceding sub-paragraph of this paragraph 4 may be cancelled by the person who convened such meeting by giving at least seven days' notice (exclusive of the date on which the notice is given and of the day of the meeting) to the Bondholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this sub-paragraph shall be deemed not to have been convened.

5.
At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of the meeting (or the details of the electronic platform to be used in the case of a virtual meeting) and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent or the Information Agent not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent or the Information Agent not later than 48 hours before the time fixed for the meeting. With respect to a virtual meeting, each such notice shall set out such other and further details as are required under paragraph 25.

Chairman

6.
The chairperson of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes from the time fixed for the meeting, the Bondholders or agents present shall choose one of their number to be chairperson, failing which the Issuer may appoint a chairperson.
7.
The chairperson may, but need not, be a Bondholder or an agent. The chairperson of an adjourned meeting need not be the same person as the chairperson of the original meeting.

Attendance

8.
The following may attend and speak at a meeting:
8.1.
Bondholders and their agents;
8.2.
the chairperson; and
8.3.
the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

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Quorum and Adjournment

9.
No business (except choosing a chairperson) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairperson may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.
10.
Two or more Bondholders or agents present in person or by proxy shall be a quorum:
10.1.
in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Bonds which they represent; and
10.2.
in any other case, only if they represent the proportion of the aggregate principal amount of the Bonds then outstanding shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion
To pass a special quorum resolution	Not less than 66 per cent.	Not less than 25 per cent.
To pass any other Extraordinary Resolution	More than 50 per cent.	No minimum proportion
Any other purpose	Not less than 10 per cent.	No minimum proportion

11.
The holder of the Global Certificate shall (unless such Global Certificate represents only one Bond) be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders.
12.
The chairperson may, with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph 12 or paragraph 9.
13.
At least 10 days’ notice (exclusive of the day on which the notice is given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

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Voting

14.
At a meeting which is held only as a physical meeting, each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by any of the chairperson, the Issuer, the Trustee or one or more persons representing not less than two per cent. of the aggregate principal amount of the Bonds then outstanding.
15.
Unless a poll is demanded, a declaration by the chairperson that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.
16.
If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairperson directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.
17.
A poll demanded on the election of a chairperson or on a question of adjournment shall be taken at once.
18.
On a show of hands, every person who is present in person and who produces a Bond or is a proxy has one vote. On a poll, every such person has one vote for each HK$1,000,000 in principal amount of Bonds then outstanding so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.
19.
In case of equality of votes, the chairperson shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.
20.
At a virtual meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 27, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

Effect and Publication of an Extraordinary Resolution

21.
An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate such resolution.

Minutes

22.
Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairperson of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

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Written Resolutions and Electronic Consent

23.
Subject to the following sentence, a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of the Bonds outstanding shall take effect as if it were an Extraordinary Resolution (a “Written Resolution”). Such a resolution in writing may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Certificate registered in the name of any nominee for one or more of Euroclear, Clearstream or an Alternative Clearing System (the “relevant clearing system(s)”), then, in respect of any resolution proposed by the Issuer or the Trustee:

23.1.
where the terms of the proposed resolution have been notified to the Bondholders through the relevant clearing system(s), each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Trustee, as the case may be, given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of the Bonds outstanding (an “Electronic Consent”). None of the Issuer or the Trustee shall be liable or responsible to anyone for such reliance; and
23.2.
where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Certificate and communicated through the electronic communications systems of the relevant clearing system(s) and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by the relevant accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, the relevant clearing system and, in the case of (b) above, the relevant clearing system and the person identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. None of the Issuer and the Trustee shall be liable to the Bondholders or any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.
24.
A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

Additional Provisions Applicable to Virtual Meetings

25.
The Issuer (with the Trustee’s prior approval) or the Trustee in its sole and absolute discretion may decide to hold a virtual meeting and, in such case, shall provide details of the means for Bondholders or their proxies or representatives to attend and participate in the meeting, including the electronic platform to be used.

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26.
The Issuer or the chairperson (in each case, with the Trustee’s prior approval) or the Trustee in its sole and absolute discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting and the security of the electronic platform. All documentation that is required to be passed between persons present at the virtual meeting (in whatever capacity) shall be communicated by email.
27.
All resolutions put to a virtual meeting shall be voted on by a poll in accordance with paragraphs 16-20 above (inclusive) and such poll votes may be cast by such means as the Issuer (with the Trustee’s prior approval) or the Trustee in its sole and absolute discretion considers appropriate for the purposes of the virtual meeting.
28.
Persons seeking to attend or participate in a virtual meeting shall be responsible for ensuring that they have access to the facilities (including, without limitation, information technology systems, equipment and connectivity) which are necessary to enable them to do so.
29.
In determining whether persons are attending or participating in a virtual meeting, it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other.
30.
Two or more persons who are not in the same physical location as each other attend a virtual meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.
31.
The Issuer (with the Trustee’s prior approval) or the Trustee in its sole and absolute discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting to exercise their rights to speak or vote at it.
32.
A person is able to exercise the right to speak at a virtual meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.
33.
A person is able to exercise the right to vote at a virtual meeting when:
33.1.
that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
33.2.
that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

Trustee’s Power to Prescribe Regulations

34.
Subject to all other provisions in this Trust Deed, the Trustee may, without the consent of the Bondholders or any other person, prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks appropriate to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and to satisfy itself that persons who purport to attend or vote at a meeting or to sign a Written Resolution or to provide an Electronic Consent are entitled to do so.

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Schedule 4

Form of Compliance Certificate

Citicorp International Limited

40/F, Champion Tower, 3 Garden Road, Central, Hong Kong

Attention: Agency and Trust

(the “Trustee”)

9 July 2025

ISIN: XS3086574004

Common Code: 308657400

Dear Sirs

COMPLIANCE CERTIFICATE RELATING TO HK$12,023,000,000 ZERO COUPON EXCHANGEABLE BONDS DUE 2032 (THE “BONDS”) ISSUED BY ALIBABA GROUP HOLDING LIMITED (THE “ISSUER”)

This certificate is delivered to you in accordance with Clause 8.5 of the Trust Deed dated 9 July 2025 (the “Trust Deed”) and made between the Issuer and Citicorp International Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

The Issuer hereby certifies that as at [●]1:

(a)
no Event of Default or event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 12 become an Event of Default has occurred since [●]2/[the Certification Date of the last certificate delivered under Clause 8.5 of the Trust Deed]3 [other than [●]]4; and
(b)
the Issuer has complied with all of its obligations under the Trust Deed and the Bonds [other than [●]]5.

This certificate is given without personal responsibility.

1.
Specify a date not more than five days before the date of delivery of the certificate.
2.
Insert date of Trust Deed in respect of the first certificate delivered under Clause 8.5, otherwise delete.
3.
Include unless the certificate is the first certificate delivered under Clause 8.5, in which case delete.
4.
If an Event of Default or event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 12 become an Event of Default has occurred, give details; otherwise delete.
5.
If the Issuer has failed to comply with any obligation(s), give details; otherwise delete.

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For and on behalf of

ALIBABA GROUP HOLDING LIMITED

By:

Authorised Signatory

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Schedule 5

Form of Certificate of Significant Subsidiaries

Citicorp International Limited

40/F, Champion Tower, 3 Garden Road, Central, Hong Kong

Attention: Agency and Trust

(the “Trustee”)

9 July

ISIN: XS3086574004

Common Code: 308657400

Dear Sirs

SIGNIFICANT SUBSIDIARIES CERTIFICATE RELATING TO HK$12,023,000,000 ZERO COUPON EXCHANGEABLE BONDS DUE 2032 (THE “BONDS”) ISSUED BY ALIBABA GROUP HOLDING LIMITED (THE “ISSUER”)

Pursuant to Clause 8.15 of the Trust Deed dated 9 July 2025 (the “Trust Deed”) and made between the Issuer and Citicorp International Limited constituting to the Bonds, the Issuer hereby certifies that the following entities are Significant Subsidiaries as at the last day of its most recent fiscal year (being the fiscal year ended as of [●]):

•
[set out list].

Capitalised terms used herein and not defined shall have the meanings given in the Trust Deed.

For and on behalf of

Alibaba Group Holding Limited

By:

Authorised Signatory

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In witness whereof this Trust Deed has been executed and delivered as a deed on the date stated at the beginning.

EXECUTED as a DEED by	)
ALIBABA GROUP HOLDING LIMITED, a company	)
incorporated in the Cayman Islands with limited	)
liabilities, acting by Toby Hong Xu who, in	)
accordance with the laws of that territory, is acting	)
under the authority of the company,
as Issuer:

By:	/s/ Toby Hong Xu

Authorised signatory

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EXECUTED by	)
CITICORP INTERNATIONAL LIMITED	)
as Trustee:	)
)
)
)
)

By:	/s/ Terence Yeung
Title: Vice President

Authorised signatory

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